Exhibit 4.33

FIRST SUPPLEMENTAL TRUST DEED

DATED 9 MAY 2014

LUXOTTICA GROUP S.p.A.

and

LUXOTTICA U.S. HOLDINGS CORP.

and

LUXOTTICA S.r.l.

and

BNP PARIBAS TRUST CORPORATION UK LIMITED

modifying and restating the Trust Deed dated 10 May 2013 relating to a

€2,000,000,000

EURO MEDIUM TERM NOTE PROGRAMME

THIS FIRST SUPPLEMENTAL TRUST DEED is made on 9 May 2014

BETWEEN:

(1)                                 LUXOTTICA GROUP S.p.A., a company incorporated under the laws of the Republic of Italy, whose registered office is at Via C. Cantù 2, 20123 Milan, Italy (the Issuer);

(2)                                 LUXOTTICA U.S. HOLDINGS CORP., a company incorporated under the laws of the State of Delaware (United States), whose registered office is at 160 Greentree Drive, Suite 101, Dover, Delaware 19904, United States of America (Luxottica U.S.);

(3)                                 LUXOTTICA S.r.l., a company incorporated under the laws of the Republic of Italy, whose registered office is at Via Valcozzena 10, Agordo, Belluno, Italy (Luxottica S.r.l., and, together with Luxottica U.S., the Original Guarantors and each an Original Guarantor which expressions shall include any Successor Guarantor in respect of the relevant Original Guarantor); and

(4)                                 BNP PARIBAS TRUST CORPORATION UK LIMITED, a company incorporated under the laws of England and Wales, whose registered office is at 55 Moorgate, London EC2R 6PA, England (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders and the Couponholders.

WHEREAS:

(A)                               This First Supplemental Trust Deed is supplemental to the Trust Deed dated 10 May 2013 (hereinafter called the Principal Trust Deed) made between the Issuer, Luxottica U.S., Luxottica S.r.l. and the Trustee in respect of the Euro Medium Term Note Programme of the Issuer (the Programme); and

(B)                               On 9 May 2014 a modified and updated Base Prospectus relating to the Programme (the Base Prospectus) was published.

NOW THIS FIRST SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.                                      Subject as otherwise provided in this First Supplemental Trust Deed and unless there is anything in the subject or context inconsistent therewith, all words and expressions defined in the Principal Trust Deed shall have the same meanings in this First Supplemental Trust Deed.

2.                                      Save:

(a)                                in relation to all Series of Notes issued during the period up to and including the day last preceding the date of this First Supplemental Trust Deed and any Notes issued on or after the date of this First Supplemental Trust Deed so as to be consolidated and form a single Series with the Notes of any Series issued up to and including such last preceding day; and

(b)                                 for the purpose (where necessary) of construing the provisions of this First Supplemental Trust Deed,

with effect on and from the date of this First Supplemental Trust Deed:

(i)                                    the Principal Trust Deed is modified in such manner as would result in the Principal Trust Deed as so modified being in the form set out in the Schedule hereto; and

(ii)                                 the provisions of the Principal Trust Deed insofar as the same still have effect shall cease to have effect and in lieu thereof the provisions of the Principal Trust Deed as modified (and being in the form set out in the Schedule hereto) shall have effect.

3.                                      The provisions of the Principal Trust Deed as modified by this First Supplemental Trust Deed shall be valid and binding obligations of the Issuer, Luxottica U.S., Luxottica S.r.l. and the Trustee.

4.                                      The Principal Trust Deed and this First Supplemental Trust Deed shall henceforth be read and construed together as one Trust Deed.

5.                                      A memorandum of this First Supplemental Trust Deed shall be endorsed by the Trustee on the original of the Principal Trust Deed and by each of the Issuer, Luxottica U.S. and Luxottica S.r.l. on its respective duplicate thereof.

6.                                      This First Supplemental Trust Deed may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any of the parties to this First Supplemental Trust Deed may enter into the same by executing and delivering a counterpart.

7.                                      For the avoidance of doubt, Clause 26 of the Principal Trust Deed shall apply to this First Supplemental Trust Deed and the provisions thereof are incorporated herein.

IN WITNESS whereof this First Supplemental Trust Deed has been executed as a deed by the parties hereto and delivered on the date first stated above.

SCHEDULE

FORM OF MODIFIED AND RESTATED TRUST DEED

10 MAY 2013

LUXOTTICA GROUP S.p.A.

and

LUXOTTICA U.S. HOLDINGS CORP.

and

LUXOTTICA S.r.l.

and

BNP PARIBAS TRUST CORPORATION UK LIMITED

relating to a

€2,000,000,000

EURO MEDIUM TERM NOTE PROGRAMME

THIS TRUST DEED is made on 10 May 2013

BETWEEN:

(1)                                 LUXOTTICA GROUP S.p.A., a company incorporated under the laws of the Republic of Italy, whose registered office is at Via C. Cantù 2, 20123 Milan, Italy (the Issuer);

(2)                                 LUXOTTICA U.S. HOLDINGS CORP., a company incorporated under the laws of the State of Delaware (United States), whose registered office is at 160 Greentree Drive, Suite 101, Dover, Delaware 19904, United States of America (Luxottica U.S.);

(3)                                 LUXOTTICA S.r.l., a company incorporated under the laws of the Republic of Italy, whose registered office is at Via Valcozzena 10, Agordo, Belluno, Italy (Luxottica S.r.l., and, together with Luxottica U.S., the Original Guarantors and each an Original Guarantor which expressions shall include any Successor Guarantor in respect of the relevant Original Guarantor); and

(4)                                 BNP PARIBAS TRUST CORPORATION UK LIMITED, a company incorporated under the laws of England and Wales, whose registered office is at 55 Moorgate, London EC2R 6PA, England (the Trustee, which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders and the Couponholders (each as defined below).

WHEREAS:

(A)                               By a resolution of the Board of Directors of the Issuer passed on 29 April 2013 the Issuer has resolved to establish and update a Euro Medium Term Note Programme pursuant to which the Issuer may from time to time issue Notes as set out herein. Notes up to a maximum nominal amount (calculated in accordance with Clause 3.5 of the Programme Agreement (as defined below)) from time to time outstanding of €2,000,000,000 (subject to increase as provided in the Programme Agreement) (the Programme Limit) may be issued pursuant to the said Programme.

(B)                               By resolutions of the Board of Directors of Luxottica S.r.l. passed on 29 April 2013 and the unanimous written consent of the meeting of the Board of Directors dated 29 April 2013 of Luxottica U.S., each Original Guarantor has resolved to guarantee all Notes issued under the said Programme.

(C)                               The Trustee has agreed to act as trustee of these presents for the benefit of the Noteholders and the Couponholders upon and subject to the terms and conditions of these presents.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1.                                      DEFINITIONS

1.1                               In these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

Additional Guarantor means any Guarantor appointed pursuant to Clause 7.11 and Condition 9.2;

Agency Agreement means the agreement dated 10 May 2013, as amended and/or supplemented and/or restated from time to time, appointing the Agent and the other Paying Agents in relation to all or any Series of the Notes and any other agreement for the time being in force appointing further or other Paying Agents or another Agent in relation to all or any Series of the Notes, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements;

Agent means, in relation to all or any Series of the Notes, BNP Paribas Securities Services, Luxembourg Branch at its office at 33, rue de Gasperich, Howald - Hesperange, L-2085 Luxembourg or, if applicable, any Successor agent in relation to all or any Series of the Notes;

Appointee means any attorney, manager, agent, delegate, nominee, custodian or other person appointed by the Trustee under these presents;

Auditors means the independent auditors for the time being of the Issuer or, as the case may be, the Guarantors or, in the event of their being unable or unwilling promptly to carry out any action requested of them pursuant to the provisions of these presents, such other firm of accountants as may be nominated by the Issuer or the relevant Guarantor and approved by the Trustee, failing which nomination and approval such other firm of accountants as may be nominated or approved by the Trustee for the purposes of these presents, to the extent permitted by all applicable laws and regulations;

Change of Control has the meaning set out in Condition 6.5;

Change of Control Put Event has the meaning set out in Condition 6.5;

Clearing System has the meaning set out in paragraph 1 of Schedule 3;

Calculation Agent means, in relation to all or any Series of the Notes, the person initially appointed as calculation agent in relation to such Notes by the Issuer pursuant to the Agency Agreement or, if applicable, any Successor calculation agent in relation to all or any Series of the Notes;

CGN means a Temporary Global Note or a Permanent Global Note and in either case in respect of which the applicable Final Terms indicates is not a New Global Note;

Clearstream, Luxembourg means Clearstream Banking, société anonyme;

Conditions means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting such Series, such terms and conditions being in or substantially in the form set out in Schedule 1 or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the Issuer, the Trustee and the relevant Dealer(s) as modified and supplemented by the Final Terms applicable to the Notes of the relevant Series, in each case as from time to time modified in accordance with the provisions of these presents and any reference in these presents to a particular specified Condition or paragraph of a Condition shall in relation to such Series of Notes be construed accordingly;

Consolidated Financial Statements has the meaning set out in Condition 3.3;

Consolidated Quarterly Financial Statements has the meaning set out in Condition 3.3;

Coupon means an interest coupon appertaining to a definitive Note (other than a Zero Coupon Note), such coupon being:

(a)                                 if appertaining to a Fixed Rate Note, in the form or substantially in the form set out in Part 4A of Schedule 2 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s); or

(b)                                 if appertaining to a Floating Rate Note, in the form or substantially in the form set out in Part 4B of Schedule 2 or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s); or

(c)                                  if appertaining to a definitive Note which is neither a Fixed Rate Note nor a Floating Rate Note, in such form as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s), and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to Condition 10;

Couponholders means the several persons who are for the time being holders of the Coupons and includes, where applicable, the Talonholders;

Dealers means those entities named as such in the Programme Agreement and any other entity which the Issuer may appoint as a Dealer and notice of whose appointment has been given to the Agent and the Trustee by the Issuer in accordance with the provisions of the Programme Agreement but excluding any entity whose appointment has been terminated in accordance with the provisions of the Programme Agreement and notice of such termination has been given to the Agent and the Trustee by the Issuer in accordance with the provisions of the Programme Agreement and references to a relevant Dealer or the relevant Dealer(s) mean, in relation to any Tranche or Series of Notes, the Dealer or Dealers with whom the Issuer has agreed the issue of the Notes of such Tranche or Series and Dealer means any one of them;

Definitive Note means a Note in definitive form issued or, as the case may require, to be issued by the Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), the Agency Agreement and these presents in exchange for either a Temporary Global Note or part thereof or a Permanent Global Note (all as indicated in the applicable Final Terms), such Note in definitive form being in the form or substantially in the form set out in Part 3 of Schedule 2 with such modifications (if any) as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference as indicated in the applicable Final Terms and having the relevant information supplementing, replacing or modifying the Conditions appearing in the applicable Final Terms endorsed thereon or attached thereto and (except in the case of a Zero Coupon Note) having Coupons and, where appropriate, Talons attached thereto on issue;

Directors means the Board of Directors for the time being of the Issuer or, as the case may be, the relevant Guarantor, and Director means any one of them;

Early Redemption Amount has the meaning set out in Condition 6.6;

Euroclear means Euroclear Bank SA/NV;

Eurosystem-eligible NGN means a NGN which is intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms;

Event of Default means any of the conditions, events or acts provided in Condition 9 to be events upon the happening of which the Notes of any Series would, subject only to notice by the Trustee as therein provided, become immediately due and repayable;

Extraordinary Resolution has the meaning set out in paragraph 1 of Schedule 3;

Final Terms has the meaning set out in the Programme Agreement;

Fixed Rate Note means a Note on which interest is calculated at a fixed rate payable in arrear on a fixed date or fixed dates in each year and on redemption or on such other dates as may be agreed between the Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

Floating Rate Note means a Note on which interest is calculated at a floating rate payable in arrear in respect of such period or on such date(s) as may be agreed between the Issuer and the relevant Dealer(s) (as indicated in the applicable Final Terms);

FSMA means the Financial Services and Markets Act 2000;

Global Note means a Temporary Global Note and/or a Permanent Global Note, as the context may require;

Guarantee means the guarantee given by each Guarantor in Clause 7 or in any supplemental trust deed executed pursuant to Clause 7.11;

Guarantors means:

(a)                                 each of the Original Guarantors;

(b)                                 any Additional Guarantor; and

(c)                                  any Successor Guarantor;

Indebtedness has the meaning set out in Condition 3.3;

Interest Commencement Date means, in the case of interest-bearing Notes, the date specified in the applicable Final Terms from (and including) which such Notes bear interest, which may be the Issue Date;

Interest Payment Date means either:

(a)                                 the date which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or the Interest Commencement Date (in the case of the first Interest Payment Date); or

(b)                                 such date or dates as are indicated in the applicable Final Terms;

Issue Date means, in respect of any Note, the date of issue and purchase of such Note pursuant to and in accordance with the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s) being, in the case of any Definitive Note represented initially by a Global Note, the same date as the date of issue of the Global Note which initially represented such Note;

Issue Price means the price, generally expressed as a percentage of the nominal amount of the Notes, at which the Notes will be issued;

Liability means any loss, damage, cost, fee, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

London Business Day has the meaning set out in Condition 4.2(g);

Material Subsidiary has the meaning set out in Condition 3.3;

Maturity Date means the date on which a Note is expressed to be redeemable;

month means calendar month;

NGN means a Temporary Global Note or a Permanent Global Note and in either case in respect of which the applicable Final Terms indicates is a New Global Note;

Non-eligible NGN means a NGN which is not intended to be held in a manner which would allow Eurosystem eligibility, as stated in the applicable Final Terms;

Note means a note issued pursuant to the Programme and denominated in such currency or currencies as may be agreed between the Issuer and the relevant Dealer(s) which has such maturity and denomination as may be agreed between the Issuer and the relevant Dealer(s) and issued or to be issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s) relating to the Programme, the Agency Agreement and these presents and which shall initially be represented by, and comprised in, either (a) a Temporary Global Note which may (in accordance with the terms of such Temporary Global Note) be exchanged for Definitive Notes or a Permanent Global Note which Permanent Global Note may (in accordance with the terms of such Permanent Global Note) in turn be exchanged for Definitive Notes or (b) a Permanent Global Note which may (in accordance with the terms of such Permanent Global Note) be exchanged for Definitive Notes (all as indicated in the applicable Final Terms) and includes any replacements for a Note issued pursuant to Condition 10;

Noteholders means the several persons who are for the time being bearers of Notes save that, in respect of the Notes of any Series, for so long as such Notes or any part thereof are represented by a Global Note deposited with a common depositary (in the case of a CGN) or common safekeeper (in the case of a NGN) for Euroclear and Clearstream, Luxembourg or, in respect of Notes in definitive form held in an account with Euroclear or Clearstream, Luxembourg, each person who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg (other than Clearstream, Luxembourg, if Clearstream, Luxembourg shall be an accountholder of Euroclear, and Euroclear, if Euroclear shall be an accountholder of Clearstream, Luxembourg) as the holder of a particular nominal amount of the Notes of such Series shall be deemed to be the holder of such nominal amount of such Notes (and the holder of the relevant Note shall be deemed not to be the holder) for all purposes of these presents other than with respect to the payment of principal or interest on such nominal amount of such Notes, the rights to which shall be vested, as against the Issuer, the Guarantors and the Trustee, solely in such common depositary or common safekeeper and for which purpose such common depositary or common safekeeper shall be deemed to be the holder of such nominal amount of such Notes in accordance with and subject to its terms and the provisions of these presents and the expressions holder and holder of Notes and related expressions shall (where appropriate) be construed accordingly;

outstanding means, in relation to the Notes of all or any Series, all the Notes of such Series issued other than:

(a)                                 those Notes which have been redeemed pursuant to these presents;

(b)                                 those Notes in respect of which the date (including, where applicable, any deferred date) for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest payable thereon) have been duly paid to the Trustee or to the Agent in the manner provided in the Agency Agreement (and where appropriate notice to that effect has been given to the relative Noteholders in accordance with Condition 13) and remain available for payment in accordance with the Conditions;

(c)                                  those Notes which have been purchased and cancelled in accordance with Conditions 6.7 and 6.8;

(d)                                 those Notes which have become void or in respect of which claims have become prescribed, in each case under Condition 8;

(e)                                  those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 10;

(f)                                   (for the purpose only of ascertaining the nominal amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 10; and

(g)                                  any Global Note to the extent that it shall have been exchanged for Definitive Notes or another Global Note pursuant to its provisions, the provisions of these presents and the Agency Agreement,

PROVIDED THAT for each of the following purposes, namely:

(i)                                     the right to attend and vote at any meeting of the holders of the Notes of any Series, an Extraordinary Resolution in writing or an Extraordinary Resolution by way of electronic consents through the relevant Clearing System(s) as envisaged by paragraph 1 of Schedule 3 and any direction or request by the holders of the Notes of any Series;

(ii)                                  the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Clause 9.2, Conditions 9 and 14 and Schedule 3;

(iii)                               any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the Notes of any Series; and

(iv)                              the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the holders of the Notes of any Series, those Notes of the relevant Series (if any) which are for the time being held by or on behalf of or for the benefit of the Issuer, any Guarantor, any other Subsidiary of the Issuer, any holding company of the Issuer or any other Subsidiary of any such holding company, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

Paying Agents means, in relation to all or any Series of the Notes, the several institutions (including, where the context permits, the Agent) at their respective specified offices initially appointed as paying agents in relation to such Notes by the Issuer pursuant to the Agency Agreement and/or, if applicable, any Successor paying agents at their respective specified offices;

Permanent Global Note means a global note in the form or substantially in the form set out in Part 2 of Schedule 2 with such modifications (if any) as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Final Terms annexed thereto, comprising some or all of the Notes of the same Series, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s) relating to the Programme, the Agency Agreement and these presents either on issue or in exchange for the whole or part of any Temporary Global Note issued in respect of such Notes;

Permitted Transaction has the meaning set out in Condition 9.2;

Potential Event of Default means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default;

Programme means the Euro Medium Term Note Programme established by, or otherwise contemplated in, the Programme Agreement;

Programme Agreement means the agreement of even date herewith between the Issuer, the Guarantors and the Dealers named therein (or deemed named therein) concerning the purchase of Notes to be issued pursuant to the Programme together with any agreement for the time being in force amending, replacing, novating or modifying such agreement and any accession letters and/or agreements supplemental thereto;

Rating Agency means, to the extent that a rating of any Notes is solicited by the Issuer from such rating agency, Fitch Ratings Limited, Moody’s Investors Service, Inc. or Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. or their successors or any rating agency substituted for any of them by the Issuer from time to time with the prior written approval of the Trustee;

Relevant Date has the meaning set out in Condition 7;

repay, redeem and pay shall each include both of the others and cognate expressions shall be construed accordingly;

Series means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (a) expressed to be consolidated and form a single series and (b) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions Notes of the relevant Series, holders of Notes of the relevant Series and related expressions shall (where appropriate) be construed accordingly;

Stock Exchange means the Luxembourg Stock Exchange or any other or further stock exchange(s) on which any Notes may from time to time be listed, and references in these presents to the relevant Stock Exchange shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are, from time to time, or are intended to be, listed;

Subsidiary has the meaning set out in Condition 3.3;

Successor means, in relation to the Agent, the other Paying Agents and the Calculation Agent, any successor to any one or more of them in relation to the Notes which shall become such pursuant to the provisions of these presents and/or the Agency Agreement (as the case may be) and/or such other or further agent, paying agents and calculation agent (as the case may be) in relation to the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the case of the Agent being within the same city as those for which it is substituted) as may from time to time be nominated, in each case by the Issuer and the Guarantors, and (except in the case of the initial appointments and specified offices made under and specified in the Conditions and/or the Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the Noteholders pursuant to Clause 14(l) in accordance with Condition 13;

Successor Guarantor has the meaning set out in Condition 9.2;

Talonholders means the several persons who are for the time being holders of the Talons;

Talons means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupons appertaining to, the Definitive Notes (other than Zero Coupon Notes), such talons being in the form or substantially in the form set out in Part 5 of Schedule 2 or in such other form as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Talons issued pursuant to Condition 10;

Temporary Global Note means a temporary global note in the form or substantially in the form set out in Part 1 of Schedule 2 together with the copy of the applicable Final Terms annexed thereto with such modifications (if any) as may be agreed between the Issuer, the Agent, the Trustee and the relevant Dealer(s), comprising some or all of the Notes of the same Series, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s) relating to the Programme, the Agency Agreement and these presents;

these presents means this Trust Deed and the Schedules and any trust deed supplemental hereto and the Schedules (if any) thereto and the Notes, the Coupons, the Talons, the Conditions and, unless the context otherwise requires, the Final Terms, all as from time to time modified in accordance with the provisions herein or therein contained;

Tranche means all Notes which are identical in all respects (including as to listing);

Trust Corporation means a corporation entitled by rules made under the Public Trustee Act 1906 of Great Britain or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

Trustee Acts means the Trustee Act 1925 and the Trustee Act 2000;

Zero Coupon Note means a Note on which no interest is payable;

words denoting the singular shall include the plural and vice versa;

words denoting one gender only shall include the other genders; and

words denoting persons only shall include firms and corporations and vice versa.

1.2                               (a)                                 All references in these presents to principal and/or principal amount and/or interest in respect of the Notes or to any moneys payable by the Issuer and/or the Guarantors under these presents shall, unless the context otherwise requires, be construed in accordance with Condition 5.6.

(b)                                 All references in these presents to euro or the sign € shall be construed as references to the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty on the Functioning of the European Community as amended by the Treaty on European Union and as amended by the Treaty of Amsterdam.

(c)                                  All references in these presents to any statute or any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

(d)                                 All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

(e)                                  All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

(f)                                   All references in these presents to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits (but not in the case of any NGN), be deemed to include references to any additional or alternative clearing system as is approved by the Issuer, the Agent and the Trustee or as may otherwise be specified in the applicable Final Terms.

(g)                                  Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 2006.

(h)                                 In this Trust Deed references to Schedules, Clauses, subclauses, paragraphs and subparagraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, subclauses, paragraphs and subparagraphs of this Trust Deed respectively.

(i)                                     In these presents tables of contents and Clause headings are included for ease of reference and shall not affect the construction of these presents.

(j)                                    All references in these presents to taking proceedings against the Issuer and/or the Guarantors shall be deemed to include references to proving in the winding up of the Issuer and/or the Guarantors (as the case may be).

(k)                                 Any reference in these presents to a written notice, consent or approval being given by the Trustee shall, for the avoidance of doubt, be deemed to include such notice, consent or approval being given by e-mail.

(l)                                     All references in these presents to the records of Euroclear and Clearstream, Luxembourg shall be to the records that each of Euroclear and Clearstream, Luxembourg holds for its customers which reflect the amount of such customers’ interest in the Notes.

(m)                             All references in these presents to Notes being listed or having a listing shall, in relation to the Luxembourg Stock Exchange, be construed to mean that such Notes have been admitted to trading on the Luxembourg Stock Exchange’s market for listed securities and all references in these presents to listing or listed shall include references to quotation and quoted, respectively.

1.3                               Words and expressions defined in these presents or the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used in this Trust Deed or any trust deed supplemental hereto unless the context otherwise requires or unless otherwise stated provided that, in the event of inconsistency between the Agency Agreement and these presents, these presents shall prevail and, in the event of inconsistency between the Agency Agreement or these presents and the applicable Final Terms, the applicable Final Terms shall prevail.

1.4                               All references in these presents to the relevant currency shall be construed as references to the currency in which payments in respect of the Notes and/or Coupons of the relevant Series are to be made as indicated in the applicable Final Terms.

2.                                      AMOUNT AND ISSUE OF THE NOTES

2.1                               Amount of the Notes, Final Terms and Legal Opinions

The Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit from time to time and for the purpose of determining such aggregate nominal amount Clause 3.5 of the Programme Agreement shall apply.

By not later than 3.00 p.m. (London time) on the third London Business Day preceding each proposed Issue Date, the Issuer shall deliver or cause to be delivered to the Trustee a copy of the applicable Final Terms in relation to the relevant issue and shall notify the Trustee in writing without delay of the relevant Issue Date and the nominal amount of the Notes to be issued.  Upon the issue of the relevant Notes, such Notes shall become constituted by these presents without further formality.

Before the first issue of Notes occurring after each anniversary of this Trust Deed and on such other occasions as the Trustee so requests (on the basis that the Trustee considers it necessary in view of a change (or proposed change) in the law of the Republic of Italy or the law of the jurisdiction of incorporation of any Guarantor or in English law affecting the Issuer or, as the case may be, any Guarantor, these presents, the Programme Agreement or the Agency Agreement or the Trustee has other grounds), the Issuer or, as the case may be, any Guarantor will procure that (a) further legal opinion(s) (relating, if applicable, to any such change or proposed change) in such form and with such content as the Trustee may require from the legal advisers specified in the Programme Agreement or such other legal advisers as the Trustee may reasonably require is/are delivered to the Trustee.  Whenever such a request is made with respect to any Notes to be issued, the receipt of such opinion in a form satisfactory to the Trustee shall be a further condition precedent to the issue of those Notes.

The Trustee shall be an addressee of, and the Issuer shall deliver (or procure the delivery of) to the Trustee, all legal opinions given in connection with the Notes of each Series and/or these presents.

2.2                               Covenant to repay principal and to pay interest

The Issuer covenants with the Trustee that it will, as and when the Notes of any Series or any of them becomes due to be redeemed, or on such earlier date as the same or any part thereof may become due and repayable thereunder, in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in the relevant currency in immediately available funds the principal amount in respect of the Notes of such Series becoming due for redemption on that date and (except in the case of Zero Coupon Notes) shall in the meantime and until redemption in full of the Notes of such Series (both before and after any judgment or other order of a court of competent jurisdiction) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the nominal amount of the Notes outstanding of such Series at rates and/or in amounts calculated from time to time in accordance with, or specified in, and on the dates provided for in, the Conditions (subject to Clause 2.4) PROVIDED THAT:

(a)                                 every payment of principal or interest or other sum due in respect of the Notes made to or to the order of the Agent in the manner provided in the Agency Agreement shall be in satisfaction pro tanto of the relative covenant by the Issuer in this Clause contained in relation to the Notes of such Series except to the extent that there is a default in the subsequent payment thereof in accordance with the Conditions to the relevant Noteholders or Couponholders (as the case may be);

(b)                                 in the case of any payment of principal which is not made to the Trustee or the Agent on or before the due date, interest shall continue to accrue on the nominal amount of the relevant

Notes (except in the case of Zero Coupon Notes to which the provisions of Condition 6.9 shall apply) (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) up to and including the date which the Trustee determines to be the date on and after which payment is to be made in respect thereof as stated in a notice given to the holders of such Notes (such date to be not later than 30 days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Agent); and

(c)                                  in any case where payment of the whole or any part of the principal amount of any Note is improperly withheld or refused (other than in circumstances contemplated by (b) above) interest shall accrue on the nominal amount of such Note (except in the case of Zero Coupon Notes to which the provisions of Condition 6.9 shall apply) payment of which has been so withheld or refused (both before and after any judgment or other order of a court of competent jurisdiction) at the rates aforesaid (or, if higher, the rate of interest on judgment debts for the time being provided by English law) from and including the date of such withholding or refusal up to and including the date on which payment of the full amount (including interest as aforesaid) in the relevant currency payable in respect of such Note is made or (if earlier) the fifth day after notice is given to the relevant Noteholder(s) (whether individually or in accordance with Condition 13) that the full amount (including interest as aforesaid) in the relevant currency in respect of such Note is available for payment, PROVIDED THAT such payment is made.

The Trustee will hold the benefit of this covenant and the other covenants in this Trust Deed on trust for the Noteholders and the Couponholders and itself in accordance with these presents.

2.3                               Trustee’s requirements regarding Paying Agents etc

At any time after an Event of Default or a Potential Event of Default shall have occurred or the Notes of all or any Series shall otherwise have become due and repayable or the Trustee shall have received any money which it proposes to pay under Clause 10 to the relevant Noteholders and/or Couponholders, the Trustee may:

(a)                                 by notice in writing to the Issuer, the Guarantors, the Agent and the other Paying Agents require the Agent and the other Paying Agents pursuant to the Agency Agreement until notified by the Trustee to the contrary:

(i)                                     to act thereafter as Agent and other Paying Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the terms of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Agent and the other Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the Notes of the relevant Series and available for such purpose) and thereafter to hold all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons on behalf of the Trustee; and/or

(ii)                                  to deliver up all Notes and Coupons and all sums, documents and records held by them in respect of Notes and Coupons to the Trustee or as the Trustee shall direct in such notice PROVIDED THAT such notice shall be deemed not to apply to any documents or records which the Agent or other Paying Agent is obliged not to release by any law or regulation; and/or

(b)                                 by notice in writing to the Issuer and the Guarantors require each of them to make all subsequent payments in respect of the Notes and Coupons to or to the order of the Trustee and not to the Agent and with effect from the issue of any such notice to the Issuer and the Guarantors and until such notice is withdrawn proviso (a) to Clause 2.2 relating to the Notes shall cease to have effect.

2.4                               If the Floating Rate Notes of any Series become immediately due and repayable under Condition 9 the rate and/or amount of interest payable in respect of them will be calculated by the Calculation Agent at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period during which the Notes of the relevant Series become so due and repayable mutatis mutandis in accordance with the provisions of Condition 4 except that the rates of interest need not be published.

2.5                               Currency of payments

All payments in respect of, under and in connection with these presents and the Notes of any Series to the relevant Noteholders and Couponholders shall be made in the relevant currency as specified in the applicable Final Terms.

2.6                               Further Notes

The Issuer shall be at liberty from time to time (but subject always to the provisions of these presents) without the consent of the Noteholders or Couponholders to create and issue further Notes having terms and conditions the same as the Notes of any Series (or the same in all respects save for the amount and date of the first payment of interest thereon) and so that the same shall be consolidated and form a single series with the outstanding Notes of a particular Series.

2.7                               Separate Series

The Notes of each Series shall form a separate Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of this Clause and of Clauses 3 to 21 (both inclusive) and 22.2 and Schedule 3 shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions Notes, Noteholders, Coupons, Couponholders, Talons and Talonholders shall (where appropriate) be construed accordingly.

3.                                      FORMS OF THE NOTES

3.1                               Global Notes

(a)                                 The Notes of each Tranche will initially be represented by a single Temporary Global Note or a single Permanent Global Note, as indicated in the applicable Final Terms.  Each Temporary Global Note shall be exchangeable, upon a request as described therein, for either Definitive Notes together with, where applicable (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached, or a Permanent Global Note in each case in accordance with the provisions of such Temporary Global Note.  Each Permanent Global Note shall be exchangeable for Definitive Notes together with, where applicable (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached, in accordance with the provisions of such Permanent Global Note.  All Global Notes shall be prepared, completed and delivered to a common depositary (in the case of a CGN) or common safekeeper (in the case of a NGN) for Euroclear and Clearstream, Luxembourg in accordance with the provisions of the Programme Agreement or to another appropriate depositary in accordance with any other agreement between the Issuer and the relevant Dealer(s) and, in each case, the Agency Agreement.

(b)                                 Each Temporary Global Note shall be printed or typed in the form or substantially in the form set out in Part 1 of Schedule 2 and may be a facsimile.  Each Temporary Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed on behalf of the Issuer manually or in facsimile by a person duly authorised by the Issuer, shall be authenticated by or on behalf of the Agent and shall, in the case of a Eurosystem-eligible NGN or in the case of a Non-eligible NGN in respect of which effectuation is to be applicable, be effectuated by the common safekeeper acting on the instructions of the Agent.  Each Temporary Global Note so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

(c)                                  Each Permanent Global Note shall be printed or typed in the form or substantially in the form set out in Part 2 of Schedule 2 and may be a facsimile.  Each Permanent Global Note shall have annexed thereto a copy of the applicable Final Terms and shall be signed on behalf of the Issuer manually or in facsimile by a person duly authorised by the Issuer, shall be authenticated by or on behalf of the Agent and shall, in the case of a Eurosystem-eligible NGN or in the case of a Non-eligible NGN in respect of which effectuation is to be applicable, be effectuated by the common safekeeper acting on the instructions of the Agent.  Each Permanent Global Note so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

3.2                               Definitive Notes

(a)                                 The Definitive Notes, the Coupons and the Talons shall be to bearer in the respective forms or substantially in the respective forms set out in Part 3, Part 4 and Part 5, respectively, of Schedule 2.  The Definitive Notes, the Coupons and the Talons shall be serially numbered and, if listed or quoted, shall be security printed in accordance with the requirements (if any) from time to time of the relevant Stock Exchange and the relevant Conditions may be incorporated by reference into such Definitive Notes unless not so permitted by the relevant Stock Exchange (if any), or the Definitive Notes shall be endorsed with or have attached thereto the relevant Conditions, and, in either such case, the Definitive Notes shall have endorsed thereon or attached thereto a copy of the applicable Final Terms (or the relevant provisions thereof).  Title to the Definitive Notes, the Coupons and the Talons shall pass by delivery.

(b)                                 The Definitive Notes shall be signed on behalf of the Issuer manually or in facsimile by a person duly authorised by the Issuer and shall be authenticated by or on behalf of the Agent.  The Definitive Notes so executed and authenticated, and the Coupons and Talons, upon execution and authentication of the relevant Definitive Notes, shall be binding and valid obligations of the Issuer.  The Coupons and the Talons shall not be signed.  No Definitive Note and none of the Coupons or Talons appertaining to such Definitive Note shall be binding or valid until such Definitive Note shall have been executed and authenticated as aforesaid.

3.3                               Facsimile signatures

The Issuer may use the facsimile signature of any person who at the date such signature is affixed to a Note is duly authorised by the Issuer notwithstanding that at the time of issue of any of the Notes he may have ceased for any reason to be so authorised.

3.4                               Persons to be treated as Noteholders

Except as ordered by a court of competent jurisdiction or as required by law, the Issuer, the Guarantors, the Trustee, the Agent and the other Paying Agents (notwithstanding any notice to the contrary and whether or not it is overdue and notwithstanding any notation of ownership or writing thereon or notice of any previous loss or theft thereof) may (a) for the purpose of making payment thereon or on account thereof deem and treat the bearer of any Global Note, Definitive Note, Coupon or Talon as the absolute owner thereof and of all rights thereunder free from all encumbrances, and shall not be required to obtain proof of such ownership or as to the identity of the bearer and (b) for all other purposes deem and treat:

(i)                                     the bearer of any Definitive Note, Coupon or Talon; and

(ii)                                  each person for the time being shown in the records of Euroclear or Clearstream, Luxembourg or such other additional or alternative clearing system approved by the Issuer, the Trustee and the Agent, as having a particular nominal amount of Notes credited to his securities account, as the absolute owner thereof free from all encumbrances and shall not be required to obtain proof of such ownership or as to the identity of the bearer of any Global Note, Definitive Note, Coupon or Talon.

3.5                               Reliance on Certification of a Clearing System

Without prejudice to the provisions of Clause 16(dd), the Trustee may call for any certificate or other document to be issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of Notes represented by a Global Note standing to the account of any person.  Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes.  Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant Clearing System (including Euroclear’s EUCLID or Clearstream, Luxembourg’s Creation Online system) in accordance with its usual procedures and in which the holder of a particular nominal amount of Notes is clearly identified together with the amount of such holding.  The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by, or to reflect the records of, Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

4.                                      FEES, DUTIES AND TAXES

The Issuer will pay any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties (but excluding any interest or penalties arising by reason of any act or omission of the Trustee or any Noteholder or Couponholder that is done or omitted to be done in breach of the terms of these presents), payable (i) in Belgium, Luxembourg, the United Kingdom, the United States of America, Italy and the jurisdiction of any Guarantor in any relevant jurisdiction on or in connection with (a) the execution and delivery of these presents and (b) the constitution and issue of the Notes and the Coupons and (ii) in any jurisdiction on or as a result of any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Noteholder or Couponholder to enforce, or to resolve any doubt concerning, or for any other purpose in relation to, these presents.

5.                                      COVENANT OF COMPLIANCE

Each of the Issuer and the Guarantors severally covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it.  The Conditions shall be binding on the Issuer, the Guarantors, the Noteholders and the Couponholders and all persons claiming through or under them respectively. The Trustee shall be entitled to enforce the obligations of the Issuer and the Guarantors under the Notes and the Coupons as if the same were set out and contained in this Trust Deed, which shall be read and construed as one document with the Notes and the Coupons.  The Trustee shall hold the benefit of this covenant upon trust for itself and the Noteholders and the Couponholders according to its and their respective interests.

6.                                      CANCELLATION OF NOTES AND RECORDS

6.1                               The Issuer shall procure that all Notes issued by it which are (a) redeemed or (b) purchased by or on behalf of the Issuer, any Guarantor or any other Subsidiary of the Issuer and surrendered for cancellation or (c) which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 10 (together in each case, in the case of Definitive Notes, with all unmatured Coupons attached thereto or delivered therewith), and all Coupons paid in accordance with the relevant Conditions or which, being mutilated or defaced, have been surrendered and replaced pursuant to Condition 10, shall forthwith be cancelled by or on behalf of the Issuer and a certificate stating:

(i)                                     the aggregate nominal amount of Notes which have been redeemed and the aggregate amounts in respect of Coupons which have been paid;

(ii)                                  the serial numbers of such Notes in definitive form;

(iii)                               the total numbers (where applicable, of each denomination) by maturity date of such Coupons;

(iv)                              the aggregate amount of interest paid (and the due dates of such payments) on Global Notes;

(v)                                 the aggregate nominal amount of Notes (if any) which have been purchased by or on behalf of the Issuer, any Guarantor or any other Subsidiary of the Issuer and cancelled and the serial numbers of such Notes in definitive form and, in the case of Definitive Notes, the total number (where applicable, of each denomination) by maturity date of the Coupons and Talons attached thereto or surrendered therewith;

(vi)                              the aggregate nominal amounts of Notes and the aggregate amounts in respect of Coupons which have been so surrendered and replaced and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of such Coupons and Talons;

(vii)                           the total number (where applicable, of each denomination) by maturity date of the unmatured Coupons missing from Definitive Notes bearing interest at a fixed rate which have been redeemed or surrendered and replaced and the serial numbers of the Definitive Notes to which such missing unmatured Coupons appertained; and

(viii)                        the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons,

shall be given to the Trustee by or on behalf of the Issuer as soon as possible and in any event within two months after the end of each calendar quarter during which any such redemption, purchase, payment, exchange or replacement (as the case may be) takes place.  The Trustee may accept such certificate as conclusive evidence of redemption, purchase, payment, exchange or replacement pro tanto of the Notes or payment of interest thereon or exchange of the relative Talons respectively and of cancellation of the relative Notes and Coupons.

6.2                               The Issuer shall procure (a) that the Agent shall keep a full and complete record of all Notes, Coupons and Talons issued by it (other than serial numbers of Coupons) and of their redemption, any cancellation or any payment (as the case may be) and of all replacement notes, coupons or talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes, Coupons or Talons, (b) that the Agent shall in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of ten years from the Relevant Date in respect of such Coupons and (in the case of Talons indefinitely) either all paid or exchanged Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged and (c) that such records and Coupons (if any) shall be made available to the Trustee at all reasonable times.

7.                                      GUARANTEE

7.1                               Each Original Guarantor hereby irrevocably and unconditionally on a joint and several basis with each other Guarantor from time to time and subject to the provisions of subclause 7.9 below, and notwithstanding the release of any other guarantor or any other person under the terms of any composition or arrangement with any creditors of the Issuer or any other Subsidiary of the Issuer, guarantees to the Trustee:

(a)                                 the due and punctual payment in accordance with the provisions of these presents of the principal of and interest on all Notes and of any other amounts payable by the Issuer under these presents; and

(b)                                 the due and punctual performance and observance by the Issuer of each of the other provisions of these presents to be performed or observed by the Issuer.

7.2                               If the Issuer fails for any reason whatsoever punctually to pay any such principal, interest or other amount, each Original Guarantor shall cause each and every such payment to be made as if each Original Guarantor instead of the Issuer were expressed to be the primary obligor under these presents and not merely as surety (but without affecting the nature of the Issuer’s obligations) to the intent that the holder of the relevant Note or Coupon or the Trustee (as the case may be) shall receive the same amounts in respect of principal, interest or such other amount as would have been receivable had such payments been made by the Issuer.

7.3                               If any payment made by the Issuer and received by the Trustee or any Noteholder or Couponholder pursuant to the provisions of these presents shall (whether on the subsequent bankruptcy, insolvency or corporate reorganisation of the Issuer or, without limitation, on any other event) be avoided or set aside for any reason, such payment shall not be considered as discharging or diminishing the liability of any Guarantor and this Guarantee shall continue to apply as if such payment had at all times remained owing by the Issuer and each Original Guarantor shall indemnify the Trustee and the relative Noteholders and/or Couponholders (as the case may be) in respect thereof PROVIDED THAT the obligations of the Issuer and/or the Original Guarantors under this subclause shall, as regards each payment made to the Trustee or any Noteholder or Couponholder which is avoided or set aside, be contingent upon such payment being reimbursed to the Issuer or other persons entitled through the Issuer.

7.4                               Each Original Guarantor hereby agrees that its obligations hereunder shall be unconditional and that each Original Guarantor shall be fully liable irrespective of the validity, regularity, legality or enforceability against the Issuer of, or of any defence or counter-claim whatsoever available to the Issuer in relation to, its obligations under these presents, whether or not any action has been taken to enforce the same or any judgment obtained against the Issuer, whether or not any of the other provisions of these presents have been modified, whether or not any time, indulgence, waiver, authorisation or consent has been granted to the Issuer by or on behalf of the relative Noteholders or the relative Couponholders or the Trustee, whether or not any determination has been made by the Trustee pursuant to Clause 19, whether or not there have been any dealings or transactions between the Issuer, any of the relative Noteholders or Couponholders or the Trustee, whether or not the Issuer has been dissolved, liquidated, merged, consolidated, bankrupted or has changed its status, functions, control or ownership, whether or not the Issuer has been prevented from making payment by foreign exchange provisions applicable at its place of registration or incorporation and whether or not any other circumstances have occurred which might otherwise constitute a legal or equitable discharge of or defence to a guarantor.  Accordingly, the validity of this Guarantee shall not be affected by reason of any invalidity, irregularity, illegality or unenforceability of all or any of the obligations of the

Issuer under these presents and this Guarantee shall not be discharged nor shall the liability of any Original Guarantor under these presents be affected by any act, thing or omission or means whatever whereby its liability would not have been discharged if it had been the principal debtor.

7.5                               Without prejudice to the provisions of Clause 9.2, the Trustee may determine from time to time whether or not it will enforce this Guarantee which it may do without making any demand of or taking any proceedings against the Issuer and may from time to time make any arrangement or compromise with any Original Guarantor in relation to this Guarantee which the Trustee may consider expedient in the interests of the relative Noteholders or Couponholders.

7.6                               Each Original Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of dissolution, liquidation, merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to these presents or the indebtedness evidenced thereby and all demands whatsoever and hereby covenants that this Guarantee shall be a continuing guarantee, shall extend to the ultimate balance of all sums payable and obligations owed by the Issuer under these presents, shall not be discharged except by complete performance of the obligations contained in these presents and is additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from any Original Guarantor or otherwise.

7.7                               If any moneys shall become payable by any Original Guarantor under this Guarantee, no Original Guarantor shall, so long as the same remain unpaid, without the prior written consent of the Trustee:

(a)                                 in respect of any amounts paid or payable by it under this Guarantee, exercise any rights of subrogation or contribution or, without limitation, any other right or remedy which may accrue to it in respect of or as a result of any such payment; or

(b)                                 in respect of any other moneys for the time being due to such Original Guarantor by the Issuer, claim payment thereof or exercise any other right or remedy;

(including in either case claiming the benefit of any security or right of set-off or, on the liquidation of the Issuer, proving in competition with the Trustee).  If, notwithstanding the foregoing, upon the bankruptcy, insolvency or liquidation of the Issuer, any payment or distribution of assets of the Issuer of any kind or character, whether in cash, property or securities, shall be received by any Original Guarantor before payment in full of all amounts payable under these presents shall have been made to the relative Noteholders, Couponholders and the Trustee, such payment or distribution shall be received by the relevant Original Guarantor on trust to pay the same over immediately to the Trustee for application in or towards the payment of all sums due and unpaid under these presents in accordance with Clause 10 on the basis that Clause 10 does not apply separately and independently to each Series of the Notes.

7.8                               Until all amounts which may be or become payable by the Issuer under these presents have been irrevocably paid in full, the Trustee may:

(a)                                 refrain from applying or enforcing any other moneys, security or rights held or received by the Trustee in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise), and the Original Guarantors shall not be entitled to the benefit of the same; and

(b)                                 hold in a suspense account any moneys received from the Original Guarantors or on account of the Original Guarantors’ liability under this Guarantee, without liability to pay interest on those moneys.

7.9                                Notwithstanding anything to the contrary contained in these presents, the parties hereto agree that:

(a)                                 for the purpose (inter alia) of Article 1938 of the Italian Civil Code, the obligations of Luxottica S.r.l. under the Guarantee shall at no time require Luxottica S.r.l. to pay any amount which exceeds the lower of (i) the outstanding principal amount of the Notes plus interest accrued thereon, and (ii) the value of the net worth (“Patrimonio Netto” as defined by Article 2424 of the Italian Civil Code) of Luxottica S.r.l. as determined from time to time on the basis of the latest available annual financial statements of Luxottica S.r.l. provided that in no case such amount shall exceed €2,400,000,000; and

(b)                                 Luxottica U.S.’s liability as a Guarantor (in such capacity the U.S. Guarantor) hereunder shall be limited to an amount not to exceed as of any date of determination the lesser of:

(i)                                     the outstanding principal amount of the Notes plus interest accrued thereon; and

(ii)                                  the amount that could be claimed by the Trustee, the Noteholders and the Couponholders from the U.S. Guarantor under the Guarantee without rendering such claim voidable or avoidable under Section 548 of Title 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, the U.S. Guarantor’s right of contribution and indemnification from each other Guarantor under sub-clause (c) below;

to the extent that any Guarantor shall make a payment under a Guarantee (a Guarantor Payment) of all or any obligations of the Issuer (Guaranteed Obligations) which, taking into account all other Guarantor Payments then previously or concurrently made by the other Guarantors, exceeds the amount that such Guarantor would otherwise have paid if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion that such Guarantor’s “Allocable Amount” (as defined below) (in effect immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of all Guarantors in effect immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of all the Guaranteed Obligations, the Notes, the Coupons and under these presents, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each of the other Guarantors for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.  As of any date of determination, the Allocable Amount of any Guarantor shall be equal to the maximum amount of the claim that could then be recovered from such Guarantor under the Guarantee without rendering such claim voidable or avoidable under Section 548 of Title 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute of the jurisdiction of such Guarantor. This sub-clause (c) is intended only to define the relative rights of Guarantors and nothing set forth in this sub-clause (c) is intended to or shall impair the obligations of Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of the Guarantee.  The rights of the parties under this sub-clause (c) shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations, the Notes, the Coupons and under these presents.  The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of any Guarantor to which such contribution and indemnification is owing.

7.10                        The obligations of each Guarantor under these presents constitute direct, unconditional and (subject to the provisions of Condition 3.1) unsecured obligations of such Guarantor and (subject as aforesaid) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of the Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

7.11                         In connection with the proposed admission of any Successor Guarantor or Additional Guarantor pursuant to paragraphs (c) or (d) of the definition of Permitted Transaction in Condition 9.2, no such admission shall be effective until the Trustee shall have received:

(a)                                 a duly executed trust deed supplemental to this Trust Deed (or in such other form as may be necessary or appropriate to comply with any applicable law, rule or regulation, including the law of any jurisdiction outside England and Wales where that Successor Guarantor or Additional Guarantor is organised or carries on business) containing a joint and several guarantee (in the same terms, mutatis mutandis, as the guarantee contained in this Clause 7 and subject to such other limitations as required by mandatory provisions of laws of the country of incorporation of such Successor Guarantor or Additional Guarantor) and otherwise in form and manner satisfactory to the Trustee pursuant to which such Successor Guarantor or Additional Guarantor agrees to be bound by the provisions of these presents as fully as if such Successor Guarantor or Additional Guarantor had been named in these presents as an Original Guarantor;

(b)                                 a duly executed agency agreement supplemental to the Agency Agreement in form and manner satisfactory to the Trustee pursuant to which such Successor Guarantor or Additional Guarantor agrees to be bound by the provisions of the Agency Agreement as fully as if such Successor Guarantor or Additional Guarantor had been named therein as an Original Guarantor;

(c)                                  a certificate signed by a two directors of such proposed Successor Guarantor or Additional Guarantor, in a form and with substance acceptable to the Trustee, certifying (A) that the giving of the relevant Guarantee by the proposed Successor Guarantor or Additional Guarantor will not breach any restriction imposed on it under laws generally applicable to persons of the same legal form as such proposed Successor Guarantor or Additional Guarantor; and (B) the matters outlined in (d) below;

(d)                                 such legal opinion(s) as the Trustee shall require from independent legal advisers satisfactory to the Trustee and in a form and with substance satisfactory to the Trustee as to the enforceability under English law and the laws of the relevant jurisdiction of the Successor Guarantor or Additional Guarantor (as the case may be), of the Guarantee to be given by such Successor Guarantor or Additional Guarantor and of all other obligations to be assumed by such Successor Guarantor or Additional Guarantor in the agreements described in paragraphs (a) and (b) above; and

(e)                                  a certificate signed by two Directors of the Issuer confirming that the proposed admission of the Successor Guarantor or Additional Guarantor is being conducted in connection with and in accordance with the definition of a Permitted Transaction, and such Successor Guarantor or Additional Guarantor and the Issuer shall have complied with such other requirements to assure more fully that the agreements in paragraphs (a) and (b) above are enforceable as the Trustee may direct in the interests of the Noteholders.

7.12                        All the provisions of these presents relating to the Original Guarantors and the Guarantors shall apply to a Successor Guarantor or Additional Guarantor which gives a guarantee pursuant to Condition 9.2 and to the guarantee given by the Successor Guarantor or Additional Guarantor in all respects as if such Successor Guarantor or Additional Guarantor had been a party to this Trust Deed and references herein to the Original Guarantor and Guarantors had included such Successor Guarantor or Additional Guarantor, save for the provisions set out in Clause 7.9 above which shall apply only in relation to a Successor Guarantor or Additional Guarantor incorporated in Italy or, as the case may be, the United States of America and provided further that any similar or like limitations applicable to the Successor Guarantor or Additional Guarantor shall be included in the relevant supplemental trust deed.

8.                                      NON-PAYMENT

Proof that as regards any specified Note or Coupon the Issuer or, as the case may be, any Guarantor has made default in paying any amount due in respect of such Note or Coupon shall (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Notes or Coupons (as the case may be) in respect of which the relevant amount is due and payable.

9.                                      PROCEEDINGS, ACTION AND INDEMNIFICATION

9.1                               The Trustee may at any time, at its discretion and without notice, take such proceedings and/or other steps or action (including lodging an appeal in any proceedings) as it may think fit against or in relation to each of the Issuer and the Guarantors to enforce their respective obligations under these presents.

9.2                               The Trustee shall not be bound to take any steps, action or proceedings mentioned in subclause 9.1 or Condition 9 or any other steps or action in relation to these presents unless respectively directed or requested to do so (a) by an Extraordinary Resolution or (b) in writing by the holders of at least one-fifth in nominal amount of the Notes then outstanding and in either case then only if it shall be indemnified and/or secured and/or pre-funded to its satisfaction against all Liabilities to which it may thereby render itself liable or which it may incur by so doing.

9.3                               The Trustee may refrain from taking any action in any jurisdiction if the taking of such action in that jurisdiction would, in its opinion based upon legal advice in the relevant jurisdiction, be contrary to any law of that jurisdiction.  Furthermore, the Trustee may also refrain from taking such action if it would otherwise render it liable to any person in that jurisdiction or if, in its opinion based upon such legal advice, it would not have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power.

9.4                               Only the Trustee may enforce the provisions of these presents.  No Noteholder or Couponholder shall be entitled to (i) take any steps or action against the Issuer or any Guarantor to enforce the performance of any of the provisions of these presents or (ii) take any other proceedings (including lodging an appeal in any proceedings) in respect of or concerning the Issuer or any Guarantor, in each case unless the Trustee having become bound as aforesaid to take any such action, steps or proceedings fails to do so within a reasonable period and such failure is continuing.

10.                               APPLICATION OF MONEYS

All moneys received by the Trustee under these presents shall, unless and to the extent attributable, in the opinion of the Trustee, to a particular Series of the Notes, be apportioned pari passu and rateably between each Series of the Notes, and all moneys received by the Trustee under these presents to the extent attributable in the opinion of the Trustee to a particular Series of the Notes or which are apportioned to such Series as aforesaid, be held by the Trustee upon trust to apply them (subject to Clause 12):

First in payment or satisfaction of all amounts then due and unpaid under Clause 15 to the Trustee and/or any Appointee;

Secondly in retention of an amount which the Trustee considers necessary to pay any amounts that it determines will thereafter become due to be paid under Clause 15 to it or any Appointee, to the extent it considers that moneys received by it thereafter under these presents may be insufficient and/or may not be received in time to pay such amounts;

Thirdly in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of that Series;

Fourthly in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of each other Series; and

Fifthly in payment of the balance (if any) to the Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the Issuer shall be dealt with as between the Issuer, the Guarantors and any other person).

Without prejudice to this Clause 10, if the Trustee holds any moneys which represent principal or interest in respect of Notes which have become void or in respect of which claims have been prescribed under Condition 8, the Trustee will hold such moneys on the above trusts.

11.                               NOTICE OF PAYMENTS

The Trustee shall give notice to the relevant Noteholders in accordance with Condition 13 of the day fixed for any payment to them under Clause 10.  Such payment may be made in accordance with Condition 5 and any payment so made shall be a good discharge to the Trustee.

12.                               INVESTMENT BY TRUSTEE

12.1                        If the amount of moneys at any time available for the payment of principal and interest in respect of the Notes issued by the Issuer under Clause 10 shall be less than 10 per cent. of the nominal amount of the Notes issued by the Issuer then outstanding, the Trustee may at its discretion invest such moneys in some or one of the investments authorised below. The Trustee at its discretion may vary such investments and may accumulate such investments and the resulting income until the accumulations, together with any funds for the time being under the control of the Trustee and available for such purpose, amount to at least 10 per cent. of the nominal amount of the Notes issued by the Issuer then outstanding and then such accumulations and funds shall be applied under Clause 10.

12.2                        Any moneys which under the trusts of these presents ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world in each case for the time being authorised by law for the investment by trustees of this money whether or not they produce income or by placing the same on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit.  If that bank or institution is the Trustee or a subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer.  The Trustee may at any time vary any such investments for or into other investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits, whether due to depreciation in value, fluctuations in exchange rates or otherwise.

13.                               PARTIAL PAYMENTS

Upon any payment under Clause 10 (other than payment in full against surrender of a Note or Coupon) the Note or Coupon in respect of which such payment is made shall be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall or shall cause such Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may in any particular case dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

14.                               COVENANTS BY THE ISSUER AND THE GUARANTORS

Each of the Issuer and the Guarantors severally covenants with the Trustee that, so long as any of the Notes remains outstanding (or, in the case of paragraphs (g), (h), (l),  (m),  (n) and (p), so long as any of such Notes or the relative Coupons remains liable to prescription) it shall:

(a)                                 give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall require and in such form as it shall require (including without limitation the procurement by the Issuer or the Guarantors (as the case may be) of all such certificates called for by the Trustee pursuant to Clause 16(c)) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

(b)                                 cause to be prepared and if so required under the laws of its jurisdiction of incorporation certified by its independent auditors for the time being in respect of each financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the relevant Stock Exchange and, in the case of the Issuer only, Consolidated Financial Statements and Consolidated Quarterly Financial Statements containing the Consolidated Equity of the Group, and save that this sub-clause (b) shall only apply to each Guarantor to the extent that it is required by the laws of its country of incorporation to prepare accounts;

(c)                                  at all times keep proper books of account and allow the Trustee and any person appointed by the Trustee to whom the Issuer and the Guarantors shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours;

(d)                                 send to the Trustee (in addition to any copies to which it may be entitled as a holder of any securities of the Issuer or the Guarantors) (i) in the case of the Issuer, a copy in English of its Consolidated Financial Statements in respect of each financial year commencing with the financial year ended 31 December 2013 promptly following its publication and in any event not later than 180 days after the end of such financial year; and a copy in English of every balance sheet, profit and loss account, report circular and notice of general meeting and every other document issued or sent to its shareholders together with any of the foregoing and every document issued or sent to the holders of securities, other than the shareholders (including the Noteholders), in each case as soon as practicable after the issue or publication thereof; and (ii) in the case of each Guarantor, a copy in its original language (accompanied by an English language translation) of its statutory financial statements in respect of each financial year commencing with the financial year ended 31 December 2013, promptly following the publication thereof and in any event not later than 180 days after the end of such financial year, to the extent such Guarantor is required by the laws of its country of incorporation to prepare financial statements;

(e)                                  forthwith give notice in writing to the Trustee upon becoming aware of the coming into existence of any security interest which would require any security to be given to the Notes pursuant to Condition 3.1 or of the occurrence of any Event of Default or any Potential Event of Default or Change of Control or Change of Control Put Event;

(f)                                   in the case of the Issuer only, give to the Trustee (i) within seven days after demand by the Trustee therefor and (ii) (without the necessity for any such demand) promptly after the publication of its Consolidated Financial Statements in respect of each financial year commencing with the financial year ended 31 December 2013 and in any event not later than

180 days after the end of each such financial year a certificate in or substantially in the form set out in Schedule 4 signed by two Directors of the Issuer to the effect that, (a) as at a date not more than seven days before delivering such certificate (the certification date) there did not exist and had not existed since the certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of Default or any Change of Control or any Change of Control Put Event (or if such exists or existed specifying the same) and (b) that during the period from and including the certification date of the last such certificate (or in the case of the first such certificate the date hereof) to and including the certification date of such certificate the Issuer and each of the Guarantors has complied with all its obligations contained in these presents or (if such is not the case) specifying the respects in which it has not complied;

(g)                                  so far as is permitted by law, at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to these presents;

(h)                                 at all times maintain an Agent and other Paying Agents in accordance with the Conditions;

(i)                                     use its best endeavours to procure the Agent to notify the Trustee forthwith in the event that it does not, on or before the due date for any payment in respect of the Notes or any of the relative Coupons, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the requisite currency of the moneys payable on such due date on all such Notes or Coupons as the case may be;

(j)                                    in the event of the unconditional payment to the Agent or the Trustee of any sum due in respect of the Notes or any of them or any of the relative Coupons being made after the due date for payment thereof forthwith give or procure to be given notice to the relevant Noteholders in accordance with Condition 13 that such payment has been made;

(k)                                 use its best endeavours to maintain the listing on the relevant Stock Exchange of those of the Notes which are listed on the relevant Stock Exchange or, if it is unable to do so having used its best endeavours or if it is agreed by the Trustee considers that the maintenance of such listings is unduly onerous or impractical and the Trustee is of the opinion that to do so would not be materially prejudicial to the interests of the Noteholders, use its best endeavours to obtain and maintain a quotation or listing of such Notes on such other stock exchange or exchanges or securities market or markets as the Issuer may (with the prior written approval of the Trustee) decide and also upon obtaining a quotation or listing of such Notes on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to these presents as the Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(l)                                     give notice to the Noteholders in accordance with Condition 13 of any appointment, resignation or removal of any Agent, Calculation Agent or other Paying Agent (other than the appointment of the initial Agent, Calculation Agent and other Paying Agents) after having obtained the prior written approval of the Trustee thereto or any change of any Paying Agent’s specified office and (except as provided by the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect provided the Paying Agent and Trustee act in a way so as to allow the Issuer to comply with this covenant; PROVIDED ALWAYS THAT so long as any of the Notes remains outstanding in the case of the termination of the appointment of the Calculation Agent or so long as any of the Notes or Coupons remains liable to prescription in the case of the termination of the appointment of the Agent no such termination shall take effect until a new Agent or Calculation Agent (as the case may be) has been appointed on terms previously approved in writing by the Trustee;

(m)                             send or procure to be sent to the Trustee, not less than 10 days prior to which any such notice is to be given, the form of every notice to be given to Noteholders in accordance with Condition 13 (other than any notice to be given solely for the purpose of notifying the applicable Rate of Interest and which does not include references to the Trustee) and obtain the prior written approval of the Trustee (not to be unreasonably withheld or delayed) to, and promptly give (or procure to be given) to the Trustee two copies of, the final form of every notice to be given to the Noteholders in accordance with Condition 13 (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the FSMA of a communication within the meaning of Section 21 of the FSMA);

(n)                                 comply with and perform all its obligations under the Agency Agreement and use its best endeavours to procure that the Agent and the other Paying Agents comply with and perform all their respective obligations thereunder and any notice given by the Trustee pursuant to Clause 2.3(a) and not make any amendment or modification to such Agreement without the prior written approval of the Trustee (not to be unreasonably withheld or delayed) and use all reasonable endeavours to make such amendments to such Agreement as the Trustee may require;

(o)                                 in the case of the Issuer only, in order to enable the Trustee to ascertain the nominal amount of the Notes of each Series for the time being outstanding for any of the purposes referred to in the proviso to the definition of outstanding in Clause 1, deliver (or procure to be delivered) to the Trustee as soon as practicable upon being so requested in writing by the Trustee a certificate in writing signed by two Directors of the Issuer setting out the total number and aggregate nominal amount of the Notes of each Series issued which:

(i)                                     up to and including the date of such certificate have been purchased by the Issuer, the Guarantors or any other Subsidiary of the Issuer and cancelled; and

(ii)                                  are at the date of such certificate held by, for the benefit of, or on behalf of, the Issuer, the Guarantors, any other Subsidiary of the Issuer, any holding company of the Issuer or any other Subsidiary of such holding company;

(p)                                 in the case of the Issuer only, procure its Subsidiaries to comply with all (if any) applicable provisions of Condition 6.7;

(q)                                 use its best endeavours to procure that each Paying Agent makes available for inspection by Noteholders and Couponholders at its specified office copies of these presents, the Agency Agreement and the then latest audited annual consolidated financial statements of the Issuer and audited annual statutory financial statements of the Guarantors, to the extent such Guarantor is required by the laws of its country of incorporation to prepare financial statements;

(r)                                    if, in accordance with the provisions of the Conditions, interest in respect of the Notes becomes payable at the specified office of any Paying Agent in the United States of America promptly give notice thereof to the relative Noteholders in accordance with Condition 13;

(s)                                   in the case of the Issuer only, give prior notice to the Trustee of any proposed redemption pursuant to Condition 6.2 or 6.3 and, if it shall have given notice to the Noteholders of its intention to redeem any Notes pursuant to Condition 6.3, duly proceed to make drawings (if appropriate) and to redeem Notes accordingly;

(t)                                    give to the Trustee (i) on the date hereof and (ii) at the same time as sending to it the certificates referred to in paragraph (f) above, a certificate by two Directors of the Issuer and two Directors of each Guarantor addressed to the Trustee (in the form set out in Schedule 5)

listing those Subsidiaries of the Issuer or, as the case may be, such Guarantor, which as at the date hereof, as at the certification date (as defined in paragraph (f) above) of the relevant certificate given under paragraph (f) above or, as the case may be, as at the first day on which the then latest annual accounts (consolidated or unconsolidated, as the case may be) of each such Subsidiary and the then latest audited annual accounts of the Group became available were Material Subsidiaries for the purposes of Condition 9;

(u)                                 give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Material Subsidiary or after any transfer is made to any Subsidiary of the Issuer or any Guarantor which thereby is to be treated (until it is demonstrated otherwise) as a Material Subsidiary, a certificate by two Directors of the Issuer or two Directors of the Guarantor, as the case may be, addressed to the Trustee (with a form and content satisfactory to the Trustee) to such effect;

(v)                                 upon due surrender in accordance with the Conditions, pay the face value of all Coupons (including Coupons issued in exchange for Talons) appertaining to all Notes purchased by the Issuer, the Guarantors or any other Subsidiary of the Issuer;

(w)                               prior to making any modification or amendment or supplement to these presents, procure the delivery of (a) legal opinion(s) as to English and any other relevant law, addressed to the Trustee, dated the date of such modification or amendment or supplement, as the case may be, and in a form acceptable to the Trustee from legal advisers acceptable to the Trustee;

(x)                                 use its best endeavours to procure that Euroclear and/or Clearstream, Luxembourg (as the case may be) issue(s) any record, certificate or other document requested by the Trustee under Clause 16(dd) or otherwise as soon as practicable after such request; and

(y)                                 in the event that any Notes are outstanding and do not carry an investment grade credit rating (BBB-/Baa3/BBB-, or equivalent, or better) from any Rating Agency, the Issuer and each Guarantor shall give to the Trustee (without the necessity for demand) promptly after the publication of each of their Consolidated Quarterly Financial Statements in respect of each of their respective financial quarters (other than the last quarter in each financial year) a certificate in the form set out in Schedule 6 signed by two Directors of the Issuer or two Directors of the relevant Guarantor (as the case may be) confirming that none of the Issuer’s or such Guarantor’s Subsidiaries (not being a Guarantor) have incurred, created or permitted to subsist any Indebtedness in contravention of the restrictions set out in Condition 3.2.

15.                               REMUNERATION AND INDEMNIFICATION OF TRUSTEE

15.1                        The Issuer shall pay to the Trustee, by way of remuneration for its services as trustee of these presents, such amount as shall be agreed from time to time between the Issuer and the Trustee.  Such remuneration shall accrue from day to day and be payable (in priority to payments to Noteholders and Couponholders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Agent or the Trustee PROVIDED THAT if upon due presentation of any Note or Coupon or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will be deemed not to have ceased to accrue and will continue to accrue until payment to such Noteholder or Couponholder is duly made.

15.2                        In the event of the occurrence of an Event of Default or a Potential Event of Default or a Change of Control Put Event, the Issuer hereby agrees that the Trustee shall be entitled to be paid additional remuneration, as shall be agreed between them from time to time. In any other case, if the Trustee considers it expedient or necessary or is requested by the Issuer or any Guarantor to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them (and which may be calculated by reference to the Trustee’s normal hourly rates in force from time to time).

15.3                        The Issuer shall in addition pay to the Trustee an amount equal to the amount of any documented value added tax or similar tax chargeable in respect of its remuneration under these presents.

15.4                        In the event of the Trustee and the Issuer failing to agree:

(a)                                 (in a case to which subclause 15.1 above applies) upon the amount of the remuneration; or

(b)                                 (in a case to which subclause 15.2 above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by a person (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such person being payable by the Issuer) and the determination of any such person shall be final and binding upon the Trustee and the Issuer.

15.5                        Without prejudice to the right of indemnity by law given to trustees, each of the Issuer and the Guarantors shall severally indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be incurred by it or him in the preparation and execution or purported execution of any of its or his trusts, powers, authorities and discretions under these presents or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents or any such appointment (including all Liabilities incurred in disputing or defending any of the foregoing).

15.6                        The Issuer shall also pay or discharge all Liabilities incurred by the Trustee in relation to the preparation and execution of the exercise of its powers and the performance of its duties under, and in any other manner in relation to, these presents, including but not limited to reasonable travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken or contemplated by or on behalf of the Trustee for enforcing these presents.

15.7                        Where any amount payable by the Issuer under Clause 15.5 or Clause 15.6 has instead been paid by any person or persons other than the Issuer or any Guarantor (each, an Indemnifying Party), the Issuer shall pay to the Trustee an equal amount for the purpose of enabling the Trustee to reimburse the Indemnifying Parties.

15.8                        All amounts payable pursuant to subclauses 15.5 and 15.6 shall be payable by the Issuer on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall carry interest at a rate equal to the Trustee’s cost of borrowing from the date such demand is made and in all other cases shall (if not paid within 30 days after the date of such demand or, if such demand specifies that payment is to be made on an earlier date, on such earlier date) carry interest at such rate from such thirtieth day of such other date specified in such demand.  All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor. A certificate from the Trustee as to the Trustee’s cost of borrowing on any particular date or during any particular period shall be conclusive and binding on the Issuer and the Guarantors.

15.9                        The Issuer hereby further undertakes to the Trustee that all monies payable by the Issuer to the Trustee under this Clause shall be made without set-off, counterclaim, deduction or withholding unless required by law in which event the Issuer will pay such additional amounts as will result in the receipt by the Trustee of the amounts which would otherwise have been payable by the Issuer to the Trustee under this Clause in the absence of any such set-off, counterclaim, deduction or withholding.

15.10                 Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause 15 shall continue in full force and effect notwithstanding such discharge.

15.11                 The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Notes any Liabilities incurred under these presents have been incurred or to allocate any such Liabilities between the Notes of any Series.

16.                               SUPPLEMENT TO TRUSTEE ACTS

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by these presents.  Where there are any inconsistencies between the Trustee Acts and the provisions of these presents, the provisions of these presents shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of these presents shall constitute a restriction or exclusion for the purposes of that Act.  The Trustee shall have all the powers conferred upon trustees by the Trustee Acts and by way of supplement thereto it is expressly declared as follows:

(a)                                 The Trustee may in relation to these presents act on the advice or opinion of or any information (whether addressed to the Trustee or not) obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by the Issuer, the Guarantors, the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting.

(b)                                 Any such advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission, electronic mail or cable and the Trustee shall not be liable for acting on any advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, facsimile transmission, electronic mail or cable although the same shall contain some error or shall not be authentic.

(c)                                  The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by any two Directors of the Issuer and/or by any two Directors of any Guarantor and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

(d)                                 The Trustee shall be at liberty to hold these presents and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

(e)                                  The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Notes by the Issuer, the exchange of any Global Note for another Global Note or Definitive Notes or the delivery of any Global Note or Definitive Notes to the person(s) entitled to it or them.

(f)                                   The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default, Potential Event of Default, Change of Control or Change of Control Put Event has occurred and, until it shall have actual knowledge or express notice pursuant to these presents to the contrary, the Trustee shall be entitled to assume that no Event of Default, Potential Event of Default, Change of Control or Change of Control Put Event has occurred and that each of the Issuer and the Guarantors is observing and performing all its obligations under these presents (including, for the avoidance of doubt, their respective obligations pursuant to Condition 3.2).

(g)                                  Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the Trustee and the Noteholders and Couponholders shall be conclusive and binding on the Noteholders and Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise and in particular the Trustee shall not be bound to act at the request or direction of the Noteholders or otherwise under any provision of these presents or to take at such request or direction or otherwise any other action under any provision of these presents, without prejudice to the generality of subclause 9.2, unless it shall first be indemnified and/or secured and/or pre-funded to its satisfaction against all Liabilities to which it may render itself liable or which it may incur by so doing and the Trustee shall incur no liability for refraining to act in such circumstances.

(h)                                 The Trustee shall not be liable to any person by reason of having acted upon any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of the holders of Notes of all or any Series in respect whereof minutes have been made and signed or any direction or request of the holders of the Notes of all or any Series even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution or (in the case of a direction or a request) it was not signed by the requisite number of Noteholders or that for any reason the resolution, direction or request was not valid or binding upon such Noteholders and the relative Couponholders.

(i)                                     The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note or Coupon purporting to be such and subsequently found to be forged or not authentic.

(j)                                    Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively.  The Trustee may give any consent or approval, exercise any power, authority or discretion or take any similar action (whether or not such consent, approval, power, authority, discretion or action is specifically referred to in these presents) if it is satisfied that the interests of the Noteholders will not be materially prejudiced thereby.  For the avoidance of doubt, the Trustee shall not have any duty to the Noteholders in relation to such matters other than that which is contained in the preceding sentence.

(k)                                 The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuer, the Guarantors or any other person in connection with these presents and no Noteholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

(l)                                     Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the Issuer and the Guarantors and any rate, method and date so agreed shall be binding on the Issuer, the Guarantors the Noteholders and the Couponholders.

(m)                             The Trustee may certify that any of the conditions, events and acts set out in paragraphs (b) to (d) (other than the winding up or dissolution of the Issuer or any Guarantor), (e) to (g) (inclusive), (i) and (j) of Condition 9.1 (each of which conditions, events and acts shall, unless in any case the Trustee in its absolute discretion shall otherwise determine, for all the purposes of these presents be deemed to include the circumstances resulting therein and the consequences resulting therefrom) is in its opinion materially prejudicial to the interests of the Noteholders and any such certificate shall be conclusive and binding upon the Issuer, the Guarantors, the Noteholders and the Couponholders.

(n)                                 The Trustee as between itself and the Noteholders and the Couponholders may determine all questions and doubts arising in relation to any of the provisions of these presents.  Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders and the Couponholders.

(o)                                 In connection with the exercise by it of any of its trusts, powers, authorities and discretions under these presents (including, without limitation, any modification, waiver, authorisation or determination), the Trustee shall have regard to the general interests of the Noteholders as a class and shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer, the Guarantors, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 7 and/or any undertaking given in addition thereto or in substitution therefor under these presents.

(p)                                 Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of these presents and also his proper charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

(q)                                 The Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities and discretions under these presents.  Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Noteholders think fit.  The Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate.  The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer.

(r)                                    The Trustee may in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money).  The Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

(s)                                   The Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trusts constituted by these presents as the Trustee may determine, including for the purpose of depositing with a custodian these presents or any document relating to the trusts constituted by these presents and the Trustee shall not be responsible for any Liability incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer.

(t)                                    The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto.

(u)                                 The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Notes or for checking or commenting upon the content of any such legal opinion and shall not be responsible for any Liability incurred thereby.

(v)                                 Subject to the requirements, if any, of the relevant Stock Exchange, any corporation into which the Trustee shall be merged or with which it shall be consolidated or any company resulting from any such merger or consolidation shall be a party hereto and shall be the Trustee under these presents without executing or filing any paper or document or any further act on the part of the parties thereto.

(w)                               The Trustee shall not be bound to take any action in connection with these presents or any obligations arising pursuant thereto, including, without prejudice to the generality of the foregoing, forming any opinion, employing any financial adviser or taking any action with respect to any meeting or proposed meeting of the Noteholders (including, without limitation, the approval of any notice or attending any meeting), where it is not reasonably satisfied that it will be indemnified against all Liabilities which may be incurred in connection with such action and may demand prior to taking any such action that there be paid to it in advance such sums as it reasonably considers (without prejudice to any further demand) shall be sufficient so to indemnify it.

(x)                                 No provision of these presents shall require the Trustee to do anything which may (i) be illegal or contrary to applicable law or regulation; or (ii) cause it to expend or risk its own funds or otherwise incur any Liability in the performance of any of its duties or in the exercise of any of its rights, powers or discretions, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity, prefunding or security against such risk or Liability is not assured to it.

(y)                                 Unless notified to the contrary, the Trustee shall be entitled to assume without enquiry (other than requesting a certificate pursuant to Clause 14(o)) that no Notes are held by, for the benefit of, or on behalf of, the Issuer, the Guarantors, any other Subsidiary of the Issuer, any holding company of the Issuer or any other Subsidiary of such holding company.

(z)                                  The Trustee shall have no responsibility whatsoever to the Issuer, the Guarantors, any Noteholder or Couponholder or any other person for the maintenance of or failure to maintain any rating of any of the Notes by any rating agency.

(aa)                          Any certificate, advice, opinion or report of the Auditors or any other expert called for by or provided to the Trustee (whether or not addressed to the Trustee) in accordance with or for the purposes of these presents may be relied upon by the Trustee as sufficient evidence of the facts stated therein notwithstanding that such certificate, advice, opinion or report and/or any engagement letter or other document entered into by the Trustee in connection therewith contains a monetary or other limit on the liability of the Auditors or such other expert in respect thereof and notwithstanding that the scope and/or basis of such certificate, advice, opinion or report may be limited by any engagement or similar letter or by the terms of the certificate, advice, opinion or report itself.

(bb)                          The Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in these presents, or any other agreement or document relating to the transactions contemplated in these presents or under such other agreement or document.

(cc)                            The Trustee shall not be liable or responsible for any Liabilities or inconvenience which may result from anything done or omitted to be done by it in accordance with the provisions of these presents, save in relation to its own gross negligence, wilful default or fraud.

(dd)                          The Trustee may call for and shall rely on any records, certificate or other document of or to be issued by Euroclear or Clearstream, Luxembourg in relation to any determination of the nominal amount of Notes represented by a NGN.  Any such records, certificate or other document shall be conclusive and binding for all purposes.  The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any such records, certificate or other document to such effect purporting to be issued by Euroclear or Clearstream, Luxembourg and subsequently found to be forged or not authentic.

(ee)                            The Trustee shall not incur any liability to the Issuer, Noteholders or any other person in connection with any approval given by it pursuant to Clause 14(m) to any notice to be given to Noteholders by the Issuer; the Trustee shall not be deemed to have represented, warranted, verified or confirmed that the contents of any such notice are true, accurate or complete in any respects or that it may be lawfully issued or received in any jurisdiction.

(ff)                              When determining whether an indemnity or any security or pre-funding is satisfactory to it, the Trustee shall be entitled to evaluate its risk in any given circumstance by considering the worst-case scenario and, for this purpose, it may take into account, without limitation, the potential costs of defending or commencing proceedings in England or elsewhere and the risk, however remote, of any award of damages against it in England or elsewhere.

(gg)                            The Trustee shall be entitled to require that any indemnity or security given to it by the Noteholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security.

(hh)                          The Trustee shall not be responsible for monitoring whether any notices to Noteholders are given in compliance with the requirements of the relevant Stock Exchange or with any other legal or regulatory requirements.

(ii)                                  The Trustee shall be entitled to withhold from any payments made it under these presents any tax which is required to be withheld by reason of any applicable law or regulation or any agreement entered into pursuant to any applicable law or regulation.

17.                               TRUSTEE’S LIABILITY

Nothing in these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any liability for any breach of trust of which it may be guilty in relation to its duties under these presents.

18.                               TRUSTEE CONTRACTING WITH THE ISSUER AND THE GUARANTORS

Neither the Trustee nor any director or officer or holding company, Subsidiary or associated company of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:

(a)                                 entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or the Guarantors or any person or body corporate associated with the Issuer or the Guarantors (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, bonds, stocks, shares, debenture stock, debentures or other securities of, the Issuer, the Guarantors or any person or body corporate associated as aforesaid); or

(b)                                 accepting or holding the trusteeship of any other trust deed constituting or securing any other securities issued by or relating to the Issuer or the Guarantors or any such person or body corporate so associated or any other office of profit under the Issuer or the Guarantors or any such person or body corporate so associated, and shall be entitled to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such contract, transaction or arrangement as is referred to in (a) above or, as the case may be, any such trusteeship or office of profit as is referred to in (b) above without regard to the interests of the Noteholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Noteholders and shall not be responsible for any Liability occasioned to the Noteholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

Where any holding company, subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby be deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Noteholders resulting from the Trustee’s failing to take such information into account in acting or refraining from acting under or in relation to these presents.

19.                               WAIVER, AUTHORISATION, DETERMINATION AND MODIFICATION

19.1                        Waiver, Authorisation and Determination

The Trustee may without the consent or sanction of the Noteholders or the Couponholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby waive or authorise any breach or proposed breach by the Issuer or the Guarantors of any of the covenants or provisions contained in these presents or the Agency Agreement or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this Clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 9 but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made.  Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Noteholders and the Couponholders and, if, but only if, the Trustee shall so require, shall be notified by the Issuer to the Noteholders in accordance with Condition 13 as soon as practicable thereafter.

19.2                        Modification

The Trustee may without the consent or sanction of the Noteholders or Couponholders at any time and from time to time concur with the Issuer and the Guarantors in making any modification (a) to these presents or the Agency Agreement which in the opinion of the Trustee it may be proper to make PROVIDED THAT the Trustee is of the opinion that such modification is not materially prejudicial to the interests of the Noteholders or (b) to these presents or the Agency Agreement if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error or an error which in the opinion of the Trustee, is proven or if it is made to comply with mandatory laws, legislation and regulations of Italy applicable to the convening of meetings, quorums and the majorities required to pass an Extraordinary Resolution and which is in force at any time while the Notes remain outstanding. Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Noteholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the Issuer to the Noteholders in accordance with Condition 13 as soon as practicable thereafter.

19.3                        Breach

Any breach of or failure to comply by the Issuer or the Guarantors with any such terms and conditions as are referred to in subclauses 19.1 and 19.2 shall constitute a default by the Issuer or the relevant Guarantor (as the case may be) in the performance or observance of a covenant or provision binding on it under or pursuant to these presents.

20.                               COUPONHOLDERS

20.1                        Holder of Definitive Note assumed to be Couponholder

Wherever in these presents the Trustee is required or entitled to exercise a power, trust, authority or discretion under these presents, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Noteholder is the holder of all Coupons appertaining to each Definitive Note of which he is the holder.

20.2                        No Notice to Couponholders

Neither the Trustee nor the Issuer nor the Guarantors shall be required to give any notice to the Couponholders for any purpose under these presents and the Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to Noteholders in accordance with Condition 13.

21.                               CURRENCY INDEMNITY

Each of the Issuer and the Guarantors shall severally indemnify the Trustee, every Appointee, the Noteholders and the Couponholders and keep them indemnified against:

(a)                                 any Liability incurred by any of them arising from the non-payment by the Issuer or the Guarantors of any amount due to the Trustee or the holders of the Notes and the relative Couponholders under these presents by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer or the relevant Guarantor; and

(b)                                 any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer or, the Guarantor and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation.  The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

The above indemnities shall constitute obligations of the Issuer and the Guarantors separate and independent from their other obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Noteholders or the Couponholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer or, as the case may be, any Guarantor for a liquidated sum or sums in respect of amounts due under these presents (other than this Clause).  Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Noteholders and the Couponholders and no proof or evidence of any actual loss shall be required by the Issuer or any Guarantor or their liquidator or liquidators.

22.                               NEW AND ADDITIONAL TRUSTEES

22.1                        New Trustees

The power to appoint a new trustee of these presents shall, subject as hereinafter provided, be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution.  One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation.  Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents provided that a Trust Corporation shall be included in such majority.  Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuer to the Agent and the Noteholders.

22.2                        Separate and Co-Trustees

Notwithstanding the provisions of subclause 22.1 above, the Trustee may, upon giving prior notice to the Issuer and the Guarantors (but without the consent of the Issuer, the Guarantors, the Noteholders or Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(a)                                 if the Trustee considers such appointment to be in the interests of the Noteholders;

(b)                                 for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(c)                                  for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the Issuer and/or any Guarantor.

Each of the Issuer and the Guarantors irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person and shall give notice thereof to the Issuer and the Guarantors. Such remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.

23.                               TRUSTEE’S RETIREMENT AND REMOVAL

A trustee of these presents may retire at any time on giving not less than 60 days’ prior written notice to the Issuer and the Guarantors without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement.  The Noteholders may by Extraordinary Resolution remove any trustee or trustees for the time being of these presents.  The Issuer undertakes that in the event of the only trustee of these presents which is a Trust Corporation (for the avoidance of doubt, disregarding for this purpose any separate or co-trustee appointed under subclause 22.2) giving notice under this Clause or being removed by Extraordinary Resolution it will use its best endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter.  The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed.  If, in such circumstances, no appointment of such a new trustee has become effective within 60 days of the date of such notice or Extraordinary Resolution, the Trustee shall be entitled to appoint a Trust Corporation as trustee of these presents, but no such appointment shall take effect unless previously approved by an Extraordinary Resolution.

24.                               TRUSTEE’S POWERS TO BE ADDITIONAL

The powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Notes or Coupons.

25.                               NOTICES

Any notice or demand to the Issuer, the Guarantors or the Trustee to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas) or facsimile transmission or by delivering it by hand as follows:

to the Issuer:	Luxottica Group S.p.A.
Via C. Cantù 2
20123 Milan
Italy

(Attention: Marco Bigatti)

Facsimile No. +39 0286 334094

to the Guarantors:

Luxottica S.r.l.
Via C. Cantù 2
20123 Milan
Italy

(Attention: Marco Bigatti)

Facsimile No. +39 0286 334094

Luxottica U.S.
12 Harbor Park Drive
Port Washington, New York 11050
United States of America

(Attention: Vito Giannola)

Facsimile No. +1 516 4846390

to the Trustee:	BNP Paribas Trust Corporation UK Limited
55 Moorgate
London EC2R 6PA
United Kingdom

(Attention: the Directors)

Facsimile No. +44 (0)207 595 5078

or to such other address or facsimile number as shall have been notified (in accordance with this Clause) to the other parties hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served two days in the case of inland post or seven days in the case of overseas post after despatch and any notice or demand sent by facsimile transmission as aforesaid shall be deemed to have been given, made or served at the time of despatch PROVIDED THAT in the case of a notice or demand given by facsimile transmission a confirmation of transmission is received by the sending party and such notice or demand shall forthwith be confirmed by post.  The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by facsimile transmission.

26.                               GOVERNING LAW

These presents and any non-contractual obligations arising out of or in connection with these presents are governed by, and shall be construed in accordance with, English law, provided that Condition 14 and the provisions of this Trust Deed concerning meetings of Noteholders (as set out in Schedule 3) are subject to compliance with the laws of the Republic of Italy applicable from time to time.

27.                               CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

A person who is not a party to these presents has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of these presents, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

28.                               SUBMISSION TO JURISDICTION

28.1                        Each of the Issuer and the Guarantors irrevocably agrees for the benefit of the Trustee, the Noteholders and the Couponholders that the courts of England have jurisdiction to settle any dispute which may arise out of or in connection with these presents (including a dispute relating to any non-contractual obligations arising out of or in connection with these presents) and accordingly submits to the jurisdiction of the English courts. Each of the Issuer and the Guarantors waives any objection to the courts of England on the grounds that they are an inconvenient or inappropriate forum.  The Trustee, the Noteholders and the Couponholders may take any suit, action or proceeding arising out of or in connection with these presents (including any suit, action or proceedings relating to any non-contractual obligations arising out of or in connection with these presents) (together referred to as Proceedings) against each of the Issuer and the Guarantors in any other court of competent jurisdiction and concurrent Proceedings in any number of jurisdictions.

28.2                        Each of the Issuer and the Guarantors irrevocably and unconditionally appoints Luxottica UK Limited at its registered office for the time being (and in the event of its ceasing so to act will appoint such other person as the Trustee may approve and as the Issuer and/or the relevant Guarantor (as the case may be) may nominate in writing to the Trustee for the purpose) to accept service of process on its behalf in England in respect of any Proceedings.  Each of the Issuer and the Guarantors:

(a)                                 agrees to procure that, so long as any of the Notes remains liable to prescription, there shall be in force an appointment of such a person approved by the Trustee with an office in London with authority to accept service as aforesaid;

(b)                                 agrees that failure by any such person to give notice of such service of process to the Issuer or any Guarantor shall not impair the validity of such service or of any judgment based thereon; and

(c)                                  agrees that nothing in these presents shall affect the right to serve process in any other manner permitted by law.

29.                               COUNTERPARTS

This Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer, the Original Guarantors and the Trustee and delivered on the date first stated on page 1.

SCHEDULE 1

TERMS AND CONDITIONS OF THE NOTES

This Note is one of a Series (as defined below) of Notes issued by Luxottica Group S.p.A. (the Issuer) constituted by a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 10 May 2013 made between the Issuer, Luxottica U.S. Holdings Corp. and Luxottica S.r.l. (each an Original Guarantor and, together with any Successor Guarantors (as defined in Condition 9.2) or any Additional Guarantors appointed (once the Notes have been issued) pursuant to Condition 9.2, the Guarantors and each a Guarantor) and BNP Paribas Trust Corporation UK Limited (the Trustee, which expression shall include any successor as Trustee).

References herein to the Notes shall be references to the Notes of this Series and shall mean:

(a)                                 in relation to any Notes represented by a global Note (a Global Note), units of each Specified Denomination in the Specified Currency;

(b)                                 any Global Note; and

(c)                                  any definitive Notes issued in exchange for a Global Note.

The Notes and the Coupons (as defined below) have the benefit of an Agency Agreement (such Agency Agreement as amended and/or supplemented and/or restated from time to time, the Agency Agreement) dated 9 May 2014 made between the Issuer, the Original Guarantors, the Trustee, BNP Paribas Securities Services, Luxembourg Branch as issuing and principal paying agent and agent bank (the Agent, which expression shall include any successor agent) and the other paying agents named therein (together with the Agent, the Paying Agents, which expression shall include any additional or successor paying agents).

The final terms for this Note (or the relevant provisions thereof) are set out in Part A of the Final Terms attached to or endorsed on this Note which complete these Terms and Conditions (the Conditions) and may specify other terms and conditions which shall, to the extent so specified or to the extent inconsistent with the Conditions, complete the Conditions for the purposes of this Note. References to the applicable Final Terms are, unless otherwise stated, to Part A of the Final Terms (or the relevant provisions thereof) attached to or endorsed on this Note. As used in the Conditions and the applicable Final Terms, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive) to the extent implemented in the relevant Member State of the European Economic Area and includes any relevant implementing measure in the relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

Interest bearing definitive Notes have interest coupons (Coupons) and, in the case of Notes which, when issued in definitive form, have more than 27 interest payments remaining, talons for further Coupons (Talons) attached on issue. Any reference herein to Coupons or coupons shall, unless the context otherwise requires, be deemed to include a reference to Talons or talons. Global Notes do not have Coupons or Talons attached on issue.

The payment of the principal and interest in respect of this Note and all other moneys payable by the Issuer under or pursuant to the Trust Deed has been unconditionally and irrevocably guaranteed on a joint and several basis by each Original Guarantor (each a Guarantee and together the Guarantees, which expressions shall include, for the avoidance of doubt, any guarantees given by a Successor Guarantor and/or an Additional Guarantor pursuant to Condition 9.2 and the provisions of the Trust Deed) in, and subject to the provisions of, and to the limitations contained in, the Trust Deed. The Trustee acts for the benefit of the holders for the time being of the Notes (the Noteholders, which expression shall, in relation to any Notes represented by a Global Note, be construed as provided below) and the holders of the Coupons (the Couponholders, which expression shall, unless the context otherwise requires, include the holders of the Talons), in accordance with the provisions of the Trust Deed. Pursuant to Condition 9.2 below and the provisions of the Trust Deed, the occurrence of a Permitted Transaction (as defined in Condition 9.2) may require a Successor Guarantor or an Additional Guarantor, as the case may be, to provide a Guarantee in respect of the Notes and the Trust Deed. Such Guarantee will be on a joint and several basis with each other Guarantee.

As used herein, Tranche means Notes which are identical in all respects (including as to listing and admission to trading) and Series means a Tranche of Notes together with any further Tranche or Tranches of Notes which (a) are expressed to be consolidated and form a single series and (b) have the same terms and conditions or terms and conditions which are the same in all respects save for the amount and date of the first payment of interest thereon and the date from which interest starts to accrue.

Copies of the Trust Deed (including the Guarantees) and the Agency Agreement are available for inspection during normal business hours at the registered office for the time being of the Trustee being at the date of this Base Prospectus at 55 Moorgate, London EC2R 6PA, United Kingdom and at the specified office of each of the Paying Agents. If the Notes are to be admitted to trading on the regulated market of the Luxembourg Stock Exchange, the applicable Final Terms will be published on the website of the Luxembourg Stock Exchange (www.bourse.lu). The Noteholders and the Couponholders are deemed to have notice of, and are entitled to the benefit of, all the provisions of the Trust Deed, the Agency Agreement and the Final Terms which are applicable to them. The statements in the Conditions include summaries of, and are subject to, the detailed provisions of the Trust Deed and the Agency Agreement.

Words and expressions defined in the Trust Deed, the Agency Agreement or used in the applicable Final Terms shall have the same meanings where used in the Conditions unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Trust Deed and the Agency Agreement, the Trust Deed will prevail and, in the event of inconsistency between the Trust Deed or the Agency Agreement and the applicable Final Terms, the applicable Final Terms will prevail.

In the Conditions, euro means the currency introduced at the start of the third stage of European economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended.

1.                                      FORM, DENOMINATION AND TITLE

The Notes are in bearer form and, in the case of definitive Notes, serially numbered, in the currency (the Specified Currency) and the denominations (the Specified Denomination(s)) specified in the applicable Final Terms, provided that the minimum denomination of each Note will be €100,000 (or, if the Notes are denominated in a currency other than euro, the equivalent amount in such currency). Notes of one Specified Denomination may not be exchanged for Notes of another Specified Denomination.

This Note may be a Fixed Rate Note, a Floating Rate Note or a Zero Coupon Note or a combination of any of the foregoing, depending upon the Interest Basis shown in the applicable Final Terms.

Definitive Notes are issued with Coupons attached, unless they are Zero Coupon Notes in which case references to Coupons and Couponholders in the Conditions are not applicable.

Subject as set out below, title to the Notes and Coupons will pass by delivery. The Issuer, the Guarantors, the Paying Agents and the Trustee will (except as otherwise required by law) deem and treat the bearer of any Note or Coupon as the absolute owner thereof (whether or not overdue and notwithstanding any notice of ownership or writing thereon or notice of any previous loss or theft thereof) for all purposes but, in the case of any Global Note, without prejudice to the provisions set out in the next succeeding paragraph.

For so long as any of the Notes is represented by a Global Note held on behalf of Euroclear Bank S.A./N.V. (Euroclear) and/or Clearstream Banking, société anonyme (Clearstream, Luxembourg), each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or of Clearstream, Luxembourg as the holder of a particular nominal amount of such Notes (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantors, the Paying Agents and the Trustee as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal or interest on such nominal amount of such Notes, for which purpose the bearer of the relevant Global Note shall be treated by the Issuer, the Guarantors, any Paying Agent and the Trustee as the holder of such nominal amount of such Notes in accordance with and subject to the terms of the relevant Global Note and the expressions Noteholder and holder of Notes and related expressions shall be construed accordingly. In determining whether a particular person is entitled to a particular nominal amount of Notes as aforesaid, the Trustee may rely on such evidence and/or information and/or certification as it shall, in its absolute discretion, think fit and, if it does so rely, such evidence and/or information and/or certification shall, in the absence of manifest error, be conclusive and binding on all concerned.

Notes which are represented by a Global Note will be transferable only in accordance with the rules and procedures for the time being of Euroclear and Clearstream, Luxembourg, as the case may be. References to Euroclear and/or Clearstream, Luxembourg shall, whenever the context so permits, be deemed to include a reference to any additional or alternative clearing system specified in Part B of the applicable Final Terms.

2.                                      STATUS OF THE NOTES AND THE GUARANTEES

2.1                               Status of the Notes

The Notes and the Coupons are direct, unconditional and (subject to the provisions of Condition 3.1) unsecured obligations of the Issuer and (subject as provided above) rank and will rank pari passu, without any preference among themselves, with all other outstanding unsecured and unsubordinated obligations of the Issuer, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

2.2                               Status of the Guarantees

The obligations of each Guarantor under the relevant Guarantee constitute direct, unconditional and (subject to the provisions of Condition 3.1) unsecured obligations of such Guarantor and (subject as provided above) rank and will rank pari passu with all other outstanding unsecured and unsubordinated obligations of such Guarantor, present and future, but, in the event of insolvency, only to the extent permitted by applicable laws relating to creditors’ rights.

3.                                      COVENANTS

3.1                               Negative Pledge

So long as any of the Notes remain outstanding (as defined in the Trust Deed), neither the Issuer nor any Guarantor will, and the Issuer and each Guarantor will ensure that none of their respective Material Subsidiaries will, create or have outstanding any Security Interest (other than a Permitted Security Interest) upon, or with respect to, any of its present or future business, undertaking, assets or revenues (including any uncalled capital) to secure any Relevant Indebtedness, unless the Issuer or the relevant Guarantor (as the case may be) at the same time or prior thereto procures that:

(a)                                 all amounts payable by it under the Notes, the Coupons and the Trust Deed are secured by the Security Interest equally and rateably with the Relevant Indebtedness to the satisfaction of the Trustee; or

(b)                                 such other Security Interest or other arrangement (whether or not it includes the giving of a Security Interest) is provided either (A) as the Trustee in its absolute discretion deems not materially less beneficial to the interests of the Noteholders or (B) as is approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders.

3.2                               Limitation on Indebtedness

So long as any of the Notes remain outstanding and do not carry an investment grade credit rating (BBB-/Baa3/BBB-, or equivalent, or better) from any Rating Agency, the Issuer and each Guarantor will ensure that none of their respective Subsidiaries (not being a Guarantor) will incur, create or permit to subsist any Indebtedness or enter into any arrangement or agreement to create, incur or permit to subsist any Indebtedness, save for any Indebtedness that is:

(a)                                 in existence at the date of the Trust Deed;

(b)                                 owed by any entity acquired by any member of the Group (including any refinancing of such Indebtedness) provided that (i) it was not created in contemplation of such acquisition and (ii) it shall be included within the basket set out in paragraph (d) below, at any time following the date falling 12 months after the date of such acquisition;

(c)                                  an intercompany loan received from a Group member in the ordinary course of business; or

(d)                                 other Indebtedness not referred to in (a) to (c) above the aggregate amount of which does not exceed 20 per cent. of the Consolidated Equity of the Group as determined at the end of any Relevant Period by reference to the Consolidated Financial Statements or the Consolidated Quarterly Financial Statements (as the case may be) for the Relevant Period.

For the avoidance of doubt, this Condition 3.2 will not apply for any period during which the Notes carry an investment grade rating (BBB-/Baa3/BBB-, or equivalent, or better) from any Rating Agency.

3.3                               Interpretation

For the purposes of these Conditions:

The expression a substantial part of the business, undertaking or assets means a part of the relevant entity’s business, undertaking or assets which accounts for 30 per cent. or more of its assets and/or gross revenues;

Consolidated Equity means, with respect to the Group, the shareholders’ equity as evidenced in the latest published Consolidated Financial Statements or Consolidated Quarterly Financial Statements (as the case may be);

Consolidated Financial Statements means, with respect to the Group, the latest published audited annual consolidated financial statements of the Group prepared in accordance with IFRS or any other applicable accounting standards adopted by the Issuer from time to time in respect of its financial year;

Consolidated Quarterly Financial Statements means, with respect to the Group, the latest quarterly financial statements of the Group in respect of each of its financial quarters (other than the last quarter in each financial year);

Group means the Issuer and its Subsidiaries for the time being;

Indebtedness means any present or future indebtedness (whether being principal, premium, interest or other amounts) of any Person for or in respect of any borrowed money or any liability under or in respect of any acceptance credit facility;

Material Subsidiary means at any time a Subsidiary of the Issuer or of any Guarantor whose gross sales turnover equals or exceeds 5 per cent. of the gross sales turnover of the Group, as calculated by reference to the then latest audited annual or, where none are available, unaudited annual accounts (consolidated or, as the case may be, unconsolidated) of such Subsidiary and the then latest audited annual consolidated accounts of the Group. For this purpose:

(a)                                 the gross sales turnover of a Subsidiary of the Issuer or of any Guarantor will be determined from its then latest audited annual or, where none are available, unaudited annual accounts (consolidated if it has Subsidiaries) upon which the then latest audited annual consolidated accounts of the Group have been based;

(b)                                 if a Subsidiary has become a member of the Group after the date on which the then latest audited annual consolidated accounts of the Group have been prepared, the gross sales turnover of that Subsidiary will be determined from its latest audited annual or, where none are available, unaudited annual accounts (consolidated if it has Subsidiaries); and

(c)                                  the gross sales turnover of the Group will be determined from its then latest audited annual consolidated accounts adjusted (where appropriate) to reflect the gross sales turnover of any company or business subsequently acquired or disposed of, and so that any Person in respect of which any Material Subsidiary is a Subsidiary shall also be a Material Subsidiary and in any event a confirmation from two Directors of the Issuer as to any of the calculations made above shall be conclusive.

Notwithstanding the above, any member of the Group to which the Issuer, any Guarantor or a Material Subsidiary disposes of all or any substantial part of its assets will be treated as a Material Subsidiary, but only until it is demonstrated (by reference to the accounts of that Subsidiary referred to in paragraphs (a) and (b) above and the audited annual consolidated accounts of the Group referred to in paragraph (c) above for a period ended after that transfer) not to be a Material Subsidiary according to the tests set out above;

Permitted Security Interest means:

(a)                                 any Security Interest arising by operation of law; or

(b)                                 any Security Interest created by any entity upon the whole or any part of its undertaking or assets and subsisting at the time such entity (i) merges or consolidates with or is demerged, contributed or merged into or transferred to the Issuer, a Guarantor or a Material Subsidiary, (ii) becomes a Material Subsidiary of the Issuer or (iii) sells, contributes or transfers all or substantially all of its assets to the Issuer, a Guarantor or a Material Subsidiary, provided that such Security Interest was not created in connection with, or in contemplation of, such merger, consolidation, demerger, contribution, transfer or sale or such entity becoming a Material Subsidiary and provided further that the amount of Relevant Indebtedness secured by such Security is not subsequently increased; or

(c)                                  any Security Interest to secure Relevant Indebtedness upon or with respect to any present or future assets, receivables, remittances or payment rights of the Issuer or any of its Material Subsidiaries (the Charged Assets) which is created pursuant to any limited recourse securitisation involving the sale on a non-recourse basis of the Charged Assets, directly or indirectly, to special purpose companies whereby all or substantially all the payment obligations in respect of such Relevant Indebtedness are to be discharged solely from the Charged Assets;

Person means any individual, company, corporation, firm, partnership, joint venture, association, organisation, state or agency of a state or other entity, whether or not having separate legal personality;

Relevant Indebtedness means (i) any Indebtedness, whether present or future, which is in the form of or represented by any bond, note (including, for the avoidance of doubt, any note issued on a private placement basis to investors located in the United States or elsewhere), debenture, debenture stock, loan stock, certificate or other instrument which is, or is capable of being, listed, quoted or traded on any stock exchange, over-the-counter or other organised market for securities or (ii) any guarantee and/or indemnity in relation to any such Indebtedness;

Relevant Period means each period of 12 months ending on the last day of the Issuer’s financial year and each period of 12 months ending on the last day of each quarter of the Issuer’s financial year;

Security Interest means any mortgage, charge, pledge, lien or other form of security interest including, without limitation, anything substantially analogous to any of the foregoing under the laws of any jurisdiction; and

Subsidiary means, in relation to the Issuer or any Guarantor, any company (i) in which the Issuer or, as the case may be, any Guarantor holds a majority of the voting rights or (ii) of which the Issuer or, as the case may be, any Guarantor is a member and has the right to appoint or remove a majority of the board of directors, or (iii) of which the Issuer or, as the case may be, any Guarantor is a member and controls a majority of the voting rights, and includes any company which is a Subsidiary of a Subsidiary of the Issuer or, as the case may be, any Guarantor.

A certificate addressed to the Trustee signed by two Directors of the Issuer or of the relevant Guarantor, as the case may be, (i) that in their opinion a Subsidiary of the Issuer or the relevant Guarantor, as the case may be, is or is not or was or was not at any particular time or throughout any specified period a Material Subsidiary, (ii) as to the amount of Indebtedness and/or Consolidated Equity at any time, and/or (iii) as to compliance by the Issuer with the provision of Condition 3.2 above, may in each case be relied upon by the Trustee without further enquiry or evidence and, if relied upon by the Trustee, shall, in the absence of manifest error, be conclusive and binding on all parties.

4.                              INTEREST

The applicable Final Terms will indicate whether the Notes are Fixed Rate Notes, Floating Rate Notes or Zero Coupon Notes or whether a different interest basis applies.

4.1                       Interest on Fixed Rate Notes

This Condition 4.1 applies to Fixed Rate Notes only. The applicable Final Terms contain provisions applicable to the determination of fixed rate interest and must be read in conjunction with this Condition 4.1 for full information on the manner in which interest is calculated on Fixed Rate Notes. In particular, the applicable Final Terms will specify the Interest Commencement Date, the Rate(s) of Interest, the Interest Payment Date(s), the Maturity Date, the Fixed Coupon Amount, any applicable Broken Amount, the Calculation Amount, the Day Count Fraction and any applicable Determination Date.

Each Fixed Rate Note bears interest from (and including) the Interest Commencement Date at the rate(s) per annum equal to the Rate(s) of Interest. Interest will be payable in arrears on the Interest Payment Date(s) in each year up to (and including) the Maturity Date.

If the Notes are in definitive form, except as provided in the applicable Final Terms, the amount of interest payable on each Interest Payment Date in respect of the Fixed Interest Period ending on (but excluding) such date will amount to the Fixed Coupon Amount. Payments of interest on any Interest Payment Date will, if so specified in the applicable Final Terms, amount to the Broken Amount so specified.

As used in the Conditions, Fixed Interest Period means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

Except in the case of Notes in definitive form where an applicable Fixed Coupon Amount or Broken Amount is specified in the applicable Final Terms, interest shall be calculated in respect of any period by applying the Rate of Interest to:

(a)                                 in the case of Fixed Rate Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Fixed Rate Notes represented by such Global Note; or

(b)                                 in the case of Fixed Rate Notes in definitive form, the Calculation Amount;

and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Fixed Rate Note in definitive form is a multiple of the Calculation Amount, the amount of interest payable in respect of such Fixed Rate Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.

Day Count Fraction means, in respect of the calculation of an amount of interest in accordance with this Condition 4.1:

(a)                                 if “Actual/Actual (ICMA)” is specified in the applicable Final Terms:

(i)                                     in the case of Notes where the number of days in the relevant period from (and including) the most recent Interest Payment Date (or, if none, the Interest

Commencement Date) to (but excluding) the relevant payment date (the Accrual Period) is equal to or shorter than the Determination Period during which the Accrual Period ends, the number of days in such Accrual Period divided by the product of (I) the number of days in such Determination Period and (II) the number of Determination Dates (as specified in the applicable Final Terms) that would occur in one calendar year; or

(ii)                                  in the case of Notes where the Accrual Period is longer than the Determination Period during which the Accrual Period ends, the sum of:

(A)                               the number of days in such Accrual Period falling in the Determination Period in which the Accrual Period begins divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(B)                               the number of days in such Accrual Period falling in the next Determination Period divided by the product of (x) the number of days in such Determination Period and (y) the number of Determination Dates that would occur in one calendar year; and

(b)                                 if “30/360” is specified in the applicable Final Terms, the number of days in the period from (and including) the most recent Interest Payment Date (or, if none, the Interest Commencement Date) to (but excluding) the relevant payment date (such number of days being calculated on the basis of a year of 360 days with 12 30-day months) divided by 360.

In the Conditions:

Determination Period means each period from (and including) a Determination Date to (but excluding) the next Determination Date (including, where either the Interest Commencement Date or the final Interest Payment Date is not a Determination Date, the period commencing on the first Determination Date prior to, and ending on the first Determination Date falling after, such date); and

sub-unit means, with respect to any currency other than euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to euro, one cent.

4.2                               Interest on Floating Rate Notes

(a)                                 Interest Payment Dates

This Condition 4.2 applies to Floating Rate Notes only. The applicable Final Terms contain provisions applicable to the determination of floating rate interest and must be read in conjunction with this Condition 4.2 for full information on the manner in which interest is calculated on Floating Rate Notes. In particular, the applicable Final Terms will identify any Specified Interest Payment Dates, any Specified Period, the Interest Commencement Date, the Business Day Convention, any Additional Business Centres, whether ISDA Determination or Screen Rate Determination applies to the calculation of interest, the party who will calculate the amount of interest due if it is not the Agent, the Margin, any maximum or minimum interest rates and the Day Count Fraction. Where ISDA Determination applies to the calculation of interest, the applicable Final Terms will also specify the applicable Floating Rate Option, Designated Maturity and Reset Date. Where Screen Rate Determination applies to the calculation of interest, the applicable Final Terms will also specify the applicable Reference Rate, Interest Determination Date(s) and Relevant Screen Page.

Each Floating Rate Note bears interest from (and including) the Interest Commencement Date and such interest will be payable in arrear on either:

(i)                                     the Specified Interest Payment Date(s) in each year specified in the applicable Final Terms; or

(ii)                                  if no Specified Interest Payment Date(s) is/are specified in the applicable Final Terms, each date (each such date, together with each Specified Interest Payment Date, an Interest Payment Date) which falls the number of months or other period specified as the Specified Period in the applicable Final Terms after the preceding Interest Payment Date or, in the case of the first Interest Payment Date, after the Interest Commencement Date.

Such interest will be payable in respect of each Interest Period. In the Conditions, Interest Period means the period from (and including) an Interest Payment Date (or the Interest Commencement Date) to (but excluding) the next (or first) Interest Payment Date.

If a Business Day Convention is specified in the applicable Final Terms and (x) if there is no numerically corresponding day in the calendar month in which an Interest Payment Date should occur or (y) if any Interest Payment Date would otherwise fall on a day which is not a Business Day, then, if the Business Day Convention specified is:

(A)                               in any case where Specified Periods are specified in accordance with Condition 4.2(a)(ii) above, the Floating Rate Convention, such Interest Payment Date (a) in the case of (x) above, shall be the last day that is a Business Day in the relevant month and the provisions of (ii) below shall apply mutatis mutandis or (b) in the case of (y) above, shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event (i) such Interest Payment Date shall be brought forward to the immediately preceding Business Day and (ii) each subsequent Interest Payment Date shall be the last Business Day in the month which falls the Specified Period after the preceding applicable Interest Payment Date occurred; or

(B)                               the Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day; or

(C)                               the Modified Following Business Day Convention, such Interest Payment Date shall be postponed to the next day which is a Business Day unless it would thereby fall into the next calendar month, in which event such Interest Payment Date shall be brought forward to the immediately preceding Business Day; or

(D)                               the Preceding Business Day Convention, such Interest Payment Date shall be brought forward to the immediately preceding Business Day.

In the Conditions, Business Day means a day which is both:

(a)                                 a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in any Additional Business Centre specified in the applicable Final Terms; and

(b)                                 either (i) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney and Auckland, respectively) or (ii) in relation to any sum payable in euro, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System (the TARGET2 System) is open.

(b)                                 Rate of Interest

The Rate of Interest payable from time to time in respect of Floating Rate Notes will be determined in the manner specified in the applicable Final Terms.

(i)                                     ISDA Determination for Floating Rate Notes

Where ISDA Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will be the relevant ISDA Rate plus or minus (as indicated in the applicable Final Terms) the Margin (if any). For the purposes of this subparagraph (i), ISDA Rate for an Interest Period means a rate equal to the Floating Rate that would be determined by the Agent under an interest rate swap transaction if the Agent were acting as Calculation Agent for that swap transaction under the terms of an agreement incorporating the 2006 ISDA Definitions, as published by the International Swaps and Derivatives Association, Inc. and as amended and updated as at the Issue Date of the first Tranche of the Notes (the ISDA Definitions) and under which:

(A)                               the Floating Rate Option is as specified in the applicable Final Terms;

(B)                               the Designated Maturity is a period specified in the applicable Final Terms; and

(C)                               the relevant Reset Date is the day specified in the applicable Final Terms.

For the purposes of this subparagraph (i), Floating Rate, Calculation Agent, Floating Rate Option, Designated Maturity and Reset Date have the meanings given to those terms in the ISDA Definitions.

Unless otherwise stated in the applicable Final Terms the Minimum Rate of Interest shall be deemed to be zero.

(ii)                                  Screen Rate Determination for Floating Rate Notes

Where Screen Rate Determination is specified in the applicable Final Terms as the manner in which the Rate of Interest is to be determined, the Rate of Interest for each Interest Period will, subject as provided below, be either:

(A)                               the offered quotation; or

(B)                               the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

(expressed as a percentage rate per annum) for the Reference Rate (being either LIBOR or EURIBOR, as specified in the applicable Final Terms) which appears or appear, as the case may be, on the Relevant Screen Page (or such replacement page on that service which displays the information) as at 11.00 a.m. (London time, in the case of LIBOR, or Brussels time, in the case of EURIBOR) on the Interest Determination Date in question plus or minus (as indicated in the applicable Final Terms) the Margin (if any), all as determined by the Agent. If five or more of such offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one such highest quotation, one only of such quotations) and the lowest (or, if there is more than one such lowest quotation, one only of such quotations) shall be disregarded by the Agent for the purpose of determining the arithmetic mean (rounded as provided above) of such offered quotations.

The Agency Agreement contains provisions for determining the Rate of Interest in the event that the Relevant Screen Page is not available or if, in the case of (A) above, no such offered quotation appears or, in the case of (B) above, fewer than three such offered quotations appear, in each case as at the time specified in the preceding paragraph.

(c)                                  Minimum Rate of Interest and/or Maximum Rate of Interest

If the applicable Final Terms specifies a Minimum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (b) above is less than such Minimum Rate of Interest, the Rate of Interest for such Interest Period shall be such Minimum Rate of Interest.

If the applicable Final Terms specifies a Maximum Rate of Interest for any Interest Period, then, in the event that the Rate of Interest in respect of such Interest Period determined in accordance with the provisions of paragraph (b) above is greater than such Maximum Rate of Interest, the Rate of Interest for such Interest Period shall be such Maximum Rate of Interest.

(d)                                 Change of Interest Basis

If Change of Interest Basis is specified as applicable in the relevant Final Terms, the interest payable in respect of the Notes will be calculated in accordance with Condition 4.1 above or this Condition 4.2, each applicable only for the relevant periods specified in the relevant Final Terms.

(e)                                  Determination of Rate of Interest and calculation of Interest Amounts

The Agent will at or as soon as practicable after each time at which the Rate of Interest is to be determined, determine the Rate of Interest for the relevant Interest Period.

The Agent will calculate the amount of interest (the Interest Amount) payable on the Floating Rate Notes for the relevant Interest Period by applying the Rate of Interest to:

(A)                               in the case of Floating Rate Notes which are represented by a Global Note, the aggregate outstanding nominal amount of the Notes represented by such Global Note; or

(B)                               in the case of Floating Rate Notes in definitive form, the Calculation Amount;

and, in each case, multiplying such sum by the applicable Day Count Fraction, and rounding the resultant figure to the nearest sub-unit of the relevant Specified Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention. Where the Specified Denomination of a Floating Rate Note in definitive form is a multiple of the Calculation Amount, the Interest Amount payable in respect of such Note shall be the product of the amount (determined in the manner provided above) for the Calculation Amount and the amount by which the Calculation Amount is multiplied to reach the Specified Denomination, without any further rounding.

Day Count Fraction means, in respect of the calculation of an amount of interest in accordance with this Condition 4.2:

(i)                                     if “Actual/Actual (ISDA)” or “Actual/Actual” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 (or, if any portion of that Interest Period falls in a leap year, the sum of (I) the actual number of days in that portion of the Interest Period falling in a leap year divided by 366 and (II) the actual number of days in that portion of the Interest Period falling in a non-leap year divided by 365);

(ii)                                  if “Actual/365 (Fixed)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365;

(iii)                               if “Actual/365 (Sterling)” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 365 or, in the case of an Interest Payment Date falling in a leap year, 366;

(iv)                              if “Actual/360” is specified in the applicable Final Terms, the actual number of days in the Interest Period divided by 360;

(v)                                 if “30/360”, “360/360” or “Bond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

[360 x (Y2 - Y1)] + [30 x (M2 - M1)] + (D2 - D1)
Day Count Fraction =	360

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number is 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31 and D1 is greater than 29, in which case D2 will be 30;

(vi)                              if “30E/360” or “Eurobond Basis” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

[360 x (Y2 - Y1)] + [30 x (M2 - M1)] + (D2 - D1)
Day Count Fraction =	360

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless such number would be 31, in which case D2 will be 30;

(vii)                           if “30E/360 (ISDA)” is specified in the applicable Final Terms, the number of days in the Interest Period divided by 360, calculated on a formula basis as follows:

[360 x (Y2 - Y1)] + [30 x (M2 - M1)] + (D2 - D1)
Day Count Fraction =	360

where:

“Y1” is the year, expressed as a number, in which the first day of the Interest Period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the Interest Period falls;

“M2” is the calendar month, expressed as a number, in which the day immediately following the last day of the Interest Period falls;

“D1” is the first calendar day, expressed as a number, of the Interest Period, unless (i) that day is the last day of February or (ii) such number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the Interest Period, unless (i) that day is the last day of February but not the Maturity Date or (ii) such number would be 31, in which case D2 will be 30.

(f)                                   Linear Interpolation

Where Linear Interpolation is specified as applicable in respect of an Interest Period in the applicable Final Terms, the Rate of Interest for such Interest Period shall be calculated by the Agent by straight line linear interpolation by reference to two rates based on the relevant Reference Rate (where Screen Rate Determination is specified as applicable in the applicable Final Terms) or the relevant Floating Rate Option (where ISDA Determination is specified as applicable in the applicable Final Terms), one of which shall be determined as if the Designated Maturity were the period of time for which rates are available next shorter than the length of the relevant Interest Period and the other of which shall be determined as if the Designated Maturity were the period of time for which rates are available next longer than the length of the relevant Interest Period provided however that if there is no rate available for a period of time next shorter or, as the case may be, next longer, then the Agent shall determine such rate at such time and by reference to such sources as it determines appropriate.

Designated Maturity means, in relation to Screen Rate Determination, the period of time designated in the Reference Rate.

(g)                                 Notification of Rate of Interest and Interest Amounts

The Agent will cause the Rate of Interest and each Interest Amount for each Interest Period and the relevant Interest Payment Date to be notified to the Issuer, the Trustee and any stock exchange on which the relevant Floating Rate Notes are for the time being listed (by no later than the first day of each Interest Period) and notice thereof to be published in accordance with Condition 13 as soon as possible after their determination but in no event later than the fourth London Business Day thereafter. Each Interest Amount and Interest Payment Date so notified may subsequently be amended (or appropriate alternative arrangements made by way of adjustment) without prior notice in the event of an extension or shortening of the Interest Period. Any such amendment will promptly be notified to each stock exchange on which the relevant Floating Rate Notes are for the time being listed and to the Noteholders in accordance with Condition 13. For the purposes of this paragraph, the expression London Business Day means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for general business in London.

(h)                                 Determination or Calculation by Trustee

If for any reason at any relevant time the Agent defaults in its obligation to determine the Rate of Interest or in its obligation to calculate any Interest Amount in accordance with subparagraph (b)(i) or subparagraph (b)(ii) above, as the case may be, and in each case in accordance with paragraph (e) and (f) above, the Trustee shall determine the Rate of Interest at such rate as, in its absolute discretion (having such regard as it shall think fit to the foregoing provisions of this Condition, but subject always to any Minimum Rate of Interest or Maximum Rate of Interest specified in the applicable Final Terms), it shall deem fair and reasonable in all the circumstances or, as the case may be, the Trustee shall calculate the Interest Amount(s) in such manner as it shall deem fair and reasonable in all the circumstances and each such determination or calculation shall be deemed to have been made by the Agent or, as the case may be, the Calculation Agent.

(i)                                    Certificates to be final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 4.2 by the Agent or, as the case may be, the Calculation Agent shall (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Guarantors, the Agent, the Calculation Agent (if applicable), the other Paying Agents and all Noteholders and Couponholders and (in the absence of wilful default or bad faith) no liability to the Issuer, the Guarantors, the Noteholders or the Couponholders shall attach to the Agent, the Calculation Agent (if applicable), or the Trustee in connection with the exercise or non-exercise by it of its powers, duties and discretions pursuant to such provisions.

4.3                               Accrual of interest

Each Note (or in the case of the redemption of part only of a Note, that part only of such Note) will cease to bear interest (if any) from the date for its redemption unless payment of principal is improperly withheld or refused. In such event, interest will continue to accrue until whichever is the earlier of:

(a)                                 the date on which all amounts due in respect of such Note have been paid in accordance with Condition 5; and

(b)                                 as provided in the Trust Deed.

5.                                      PAYMENTS

5.1                               Method of payment

Subject as provided below:

(a)                                 payments in a Specified Currency other than euro will be made by credit or transfer to an account in the relevant Specified Currency maintained by the payee with, or, at the option of the payee, by a cheque in such Specified Currency drawn on, a bank in the principal financial centre of the country of such Specified Currency (which, if the Specified Currency is Australian dollars or New Zealand dollars, shall be Sydney and Auckland, respectively); and

(b)                                 payments will be made in euro by credit or transfer to a euro account (or any other account to which euro may be credited or transferred) specified by the payee or, at the option of the payee, by a euro cheque.

Payments will be subject in all cases to (i) any fiscal or other laws and regulations applicable thereto in the place of payment, but without prejudice to the provisions of Condition 7 and (ii) any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the U.S. Internal Revenue Code of 1986 (the Code) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, any official interpretations thereof, or any law implementing an intergovernmental approach thereto.

5.2                               Presentation of definitive Notes and Coupons

Payments of principal in respect of definitive Notes will (subject as provided below) be made in the manner provided in Condition 5.1 above only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of definitive Notes, and payments of interest in respect of definitive Notes will (subject as provided below) be made as aforesaid only against presentation and surrender (or, in the case of part payment of any sum due, endorsement) of Coupons, in each case at the specified office of any Paying Agent outside the United States (which expression, as used herein, means the United States of America (including the States and the District of Columbia and its possessions)).

Fixed Rate Notes in definitive form (other than Long Maturity Notes (as defined below)) should be presented for payment together with all unmatured Coupons appertaining thereto (which expression shall for this purpose include Coupons falling to be issued on exchange of matured Talons), failing which the amount of any missing unmatured Coupon (or, in the case of payment not being made in full, the same proportion of the amount of such missing unmatured Coupon as the sum so paid bears to the sum due) will be deducted from the sum due for payment. Each amount of principal so deducted will be paid in the manner mentioned above against surrender of the relative missing Coupon at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 7) in respect of such principal (whether or not such Coupon would otherwise have become void under Condition 8) or, if later, five years from the date on which such Coupon would otherwise have become due, but in no event thereafter.

Upon any Fixed Rate Note in definitive form becoming due and repayable prior to its Maturity Date, all unmatured Talons (if any) appertaining thereto will become void and no further Coupons will be issued in respect thereof.

Upon the date on which any Floating Rate Note or Long Maturity Note in definitive form becomes due and repayable, unmatured Coupons and Talons (if any) relating thereto (whether or not attached) shall become void and no payment or, as the case may be, exchange for further Coupons shall be made in respect thereof. A Long Maturity Note is a Fixed Rate Note (other than a Fixed Rate Note which on issue had a Talon attached) whose nominal amount on issue is less than the aggregate interest payable thereon provided that such Note shall cease to be a Long Maturity Note on the Interest Payment Date on which the aggregate amount of interest remaining to be paid after that date is less than the nominal amount of such Note.

If the due date for redemption of any definitive Note is not an Interest Payment Date, interest (if any) accrued in respect of such Note from (and including) the preceding Interest Payment Date or, as the case may be, the Interest Commencement Date shall be payable only against surrender of the relevant definitive Note.

5.3                               Payments in respect of Global Notes

Payments of principal and interest (if any) in respect of Notes represented by any Global Note will (subject as provided below) be made in the manner specified above in relation to definitive Notes or otherwise in the manner specified in the relevant Global Note, where applicable against presentation or surrender, as the case may be, of such Global Note at the specified office of any Paying Agent outside the United States. A record of each payment made, distinguishing between any payment of principal and any payment of interest, will be made either on such Global Note by the Paying Agent to which it was presented or in the records of Euroclear and Clearstream, Luxembourg, as applicable.

5.4                               General provisions applicable to payments

The holder of a Global Note shall be the only person entitled to receive payments in respect of Notes represented by such Global Note and the Issuer or, as the case may be, the Guarantors will be discharged by payment to, or to the order of, the holder of such Global Note in respect of each amount so paid. Each of the persons shown in the records of Euroclear or Clearstream, Luxembourg as the beneficial holder of a particular nominal amount of Notes represented by such Global Note must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for his share of each payment so made by the Issuer or, as the case may be, the Guarantors to, or to the order of, the holder of such Global Note.

Notwithstanding the foregoing provisions of this Condition, if any amount of principal and/or interest in respect of Notes is payable in U.S. dollars, such U.S. dollar payments of principal and/or interest in respect of such Notes will be made at the specified office of a Paying Agent in the United States if:

(a)                                 the Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment in U.S. dollars at such specified offices outside the United States of the full amount of principal and interest on the Notes in the manner provided above when due;

(b)                                 payment of the full amount of such principal and interest at all such specified offices outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions on the full payment or receipt of principal and interest in U.S. dollars; and

(c)                                  such payment is then permitted under United States law without involving, in the opinion of the Issuer and the Guarantors, adverse tax consequences to the Issuer or the Guarantors.

5.5                               Payment Day

If the date for payment of any amount in respect of any Note or Coupon is not a Payment Day, the holder thereof shall not be entitled to payment until the next following Payment Day in the relevant place and shall not be entitled to further interest or other payment in respect of such delay. For these purposes, Payment Day means any day which (subject to Condition 8) is:

(a)                                 a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in:

(i)                                     in the case of Notes in definitive form only, the relevant place of presentation;

(ii)                                  each Additional Financial Centre specified in the applicable Final Terms; and

(b)                                 either (A) in relation to any sum payable in a Specified Currency other than euro, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in the principal financial centre of the country of the relevant Specified Currency (which if the Specified Currency is Australian dollars or New Zealand dollars shall be Sydney and Auckland, respectively) or (B) in relation to any sum payable in euro, a day on which the TARGET2 System is open.

5.6                               Interpretation of principal and interest

Any reference in the Conditions to principal in respect of the Notes shall be deemed to include, as applicable:

(a)                                 any additional amounts which may be payable with respect to principal under Condition 7 or under any undertaking or covenant given in addition thereto, or in substitution therefor, pursuant to the Trust Deed;

(b)                                 the Final Redemption Amount of the Notes;

(c)                                  the Early Redemption Amount of the Notes;

(d)                                 the Optional Redemption Amount(s) (if any) of the Notes;

(e)                                  in relation to Zero Coupon Notes, the Amortised Face Amount (as defined in Condition 6.6); and

(f)                                   any premium and any other amounts (other than interest) which may be payable by the Issuer under or in respect of the Notes.

Any reference in the Conditions to interest in respect of the Notes shall be deemed to include, as applicable, any additional amounts which may be payable with respect to interest under Condition 6.6 or under any undertaking or covenant given in addition thereto, or in substitution therefor, pursuant to the Trust Deed.

6.                                      REDEMPTION AND PURCHASE

6.1                               Redemption at maturity

Unless previously redeemed or purchased and cancelled as specified below, each Note will be redeemed by the Issuer at its Final Redemption Amount (which shall be at least equal to the nominal amount of each Note) specified in the applicable Final Terms in the relevant Specified Currency on the Maturity Date specified in the applicable Final Terms.

6.2                               Redemption for tax reasons

Subject to Condition 6.6, the Notes may be redeemed at the option of the Issuer in whole, but not in part, at any time (if this Note is not a Floating Rate Note) or on any Interest Payment Date (if this Note is a Floating Rate Note), on giving not less than the minimum period and not more than the maximum period of notice specified in the applicable Final Terms to the Trustee and the Agent and, in accordance with Condition 13, the Noteholders (which notice shall be irrevocable), if the Issuer satisfies the Trustee immediately before the giving of such notice that:

(a)                                 on the occasion of the next payment due under the Notes, the Issuer has or will become obliged to pay additional amounts as provided or referred to in Condition 7 or any of the Guarantors would be unable for reasons outside its control to procure payment by the Issuer and in making payment itself would be required to pay such additional amounts, in each case as a result of any change in, or amendment to, the laws or regulations of a Tax Jurisdiction (as defined in Condition 7) or any change in the application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after the date on which agreement is reached to issue the first Tranche of the Notes; and

(b)                                 such obligation cannot be avoided by the Issuer or, as the case may be, the Guarantors taking reasonable measures available to it,

provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or, as the case may be, the Guarantors would be obliged to pay such additional amounts were a payment in respect of the Notes then due.

Prior to the publication of any notice of redemption pursuant to this Condition 6.2, the Issuer shall deliver to the Trustee to make available at its specified office to the Noteholders (i) a certificate signed by two Directors of the Issuer or, as the case may be, two Directors of the relevant Guarantor stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred and (ii) an opinion of independent legal advisers of recognised standing to the effect that the Issuer or, as the case may be, the relevant Guarantor has or will become obliged to pay such additional amounts as a result of such change or amendment and the Trustee shall be entitled to accept the certificate as sufficient evidence of the satisfaction of the conditions precedent set out above, in which event it shall be conclusive and binding on the Noteholders and the Couponholders.

Notes redeemed pursuant to this Condition 6.2 will be redeemed at their Early Redemption Amount referred to in Condition 6.6 below together (if appropriate) with interest accrued to (but excluding) the date of redemption.

6.3                               Redemption at the option of the Issuer (Issuer Call)

If Issuer Call is specified as being applicable in the applicable Final Terms, the Issuer may, having given not less than the minimum period nor more than the maximum period of notice specified in the applicable Final Terms to the Noteholders in accordance with Condition 13 (which notice shall be irrevocable and shall specify the date fixed for redemption), redeem all or some only of the Notes then outstanding on any Optional Redemption Date and at the Optional Redemption Amount(s) specified in the applicable Final Terms together, if appropriate, with interest accrued to (but excluding) the relevant Optional Redemption Date. Any such redemption must be of a nominal amount not less than the Minimum Redemption Amount and not more than the Maximum Redemption Amount, in each case as may be specified in the applicable Final Terms.

The Optional Redemption Amount will either be the specified percentage of the nominal amount of the Notes stated in the applicable Final Terms or, if a Make-whole Amount is specified in the applicable Final Terms, will be an amount calculated by the Agent equal to the higher of:

(a)                                 100 per cent. of the nominal amount of the Notes to be redeemed; or

(b)                                 the sum of the present values of the nominal amount of the Notes to be redeemed and the Remaining Term Interest on such Notes (exclusive of interest accrued to the Optional Redemption Date) discounted to the Optional Redemption Date on an annual basis (based on the actual number of days elapsed divided by 365 or (in the case of a leap year) 366) at the Reference Bond Rate (as defined below), plus the specified Redemption Margin, plus in each case, for the avoidance of doubt, any interest accrued on the Notes to, but excluding, the Optional Redemption Date.

In the Conditions:

FA Selected Bond means a government security or securities selected by the Financial Adviser as having an actual or interpolated maturity comparable with the remaining term of the Notes that would be utilised, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities denominated in the same currency as the Notes and of a comparable maturity to the remaining term of the Notes;

Financial Adviser means an independent and internationally recognised financial adviser selected by the Issuer;

Redemption Margin shall be as set out in the applicable Final Terms;

Reference Bond shall be as set out in the applicable Final Terms or the FA Selected Bond;

Reference Bond Price means, with respect to the Optional Redemption Date, (a) the arithmetic average of the Reference Government Bond Dealer Quotations for such date of redemption, after excluding the highest and lowest such Reference Government Bond Dealer Quotations, or (b) if the Agent obtains fewer than four such Reference Government Bond Dealer Quotations, the arithmetic average of all such quotations;

Reference Bond Rate means, with respect to the Optional Redemption Date, the rate per annum equal to the annual or semi-annual yield (as the case may be) to maturity or interpolated yield to maturity (on the relevant day count basis) of the Reference Bond, assuming a price for the Reference Bond (expressed as a percentage of its nominal amount) equal to the Reference Bond Price for such Optional Redemption Date;

Reference Government Bond Dealer means each of five banks selected by the Issuer, or their affiliates, which are (a) primary government securities dealers, and their respective successors, or (b) market makers in pricing corporate bond issues;

Reference Government Bond Dealer Quotations means, with respect to each Reference Government Bond Dealer and the Optional Redemption Date, the arithmetic average, as determined by the Agent, of the bid and offered prices for the Reference Bond (expressed in each case as a percentage of its nominal amount) at the Quotation Time specified in the applicable Final Terms on the Reference Date quoted in writing to the Agent by such Reference Government Bond Dealer, and

Remaining Term Interest means, with respect to any Note, the aggregate amount of scheduled payment(s) of interest on such Note for the remaining term of such Note determined on the basis of the rate of interest applicable to such Note from and including the Optional Redemption Date.

All notifications, opinions, determinations, certifications, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Condition 6.3 by the Agent, shall (in the absence of negligence, wilful default or fraud) be binding on the Issuer, the Agent, the Paying Agents and all Noteholders and Couponholders.

In the case of a partial redemption of Notes, the Notes to be redeemed (Redeemed Notes) will (i) in the case of Redeemed Notes represented by definitive Notes, be selected individually by lot, not more than 30 days prior to the date fixed for redemption and (ii) in the case of Redeemed Notes represented by a Global Note, be selected in accordance with the rules of Euroclear and/or Clearstream, Luxembourg, (to be reflected in the records of Euroclear and Clearstream, Luxembourg as either a pool factor or a reduction in nominal amount, at their discretion). In the case of Redeemed Notes represented by definitive Notes, a list of the serial numbers of such Redeemed Notes will be published in accordance with Condition 13 not less than 15 days prior to the date fixed for redemption.

6.4                               Redemption at the option of the Noteholders (Investor Put)

This Condition 6.4 applies to Notes which are subject to redemption prior to the Maturity Date at the option of the Noteholder if specified as being applicable in the applicable Final Terms, such option being referred to as an Investor Put. The applicable Final Terms contain provisions applicable to any Investor Put and must be read in conjunction with this Condition 6.4 for full information on any Investor Put. In particular, the applicable Final Terms will identify the Optional Redemption Date(s), the Optional Redemption Amount and the applicable notice periods.

If Investor Put is specified as being applicable in the applicable Final Terms, upon the holder of any Note giving to the Issuer in accordance with Condition 13 not less than the minimum period nor more than the maximum period of notice specified in the applicable Final Terms, the Issuer will subject to and in accordance with the terms specified in the applicable Final Terms, upon the expiry of such notice, redeem such Note on the Optional Redemption Date and at the Optional Redemption Amount together, if appropriate, with interest accrued to (but excluding) the Optional Redemption Date.

To exercise the right to require redemption of this Note the holder of this Note must, if this Note is in definitive form and held outside Euroclear and Clearstream, Luxembourg, deliver, at the specified office of any Paying Agent at any time during normal business hours of such Paying Agent falling within the notice period, a duly completed and signed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a Put Notice) and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition accompanied by this Note or evidence satisfactory to the Paying Agent concerned that this Note will, following delivery of the Put Notice, be held to its order or under its control. If this Note is represented by a Global Note or is in definitive form and held through Euroclear or Clearstream, Luxembourg, to exercise the right to require redemption of this Note the holder of this Note must, within the notice period, give notice to the Agent of such exercise in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg (which may include notice being given on his instruction by Euroclear or Clearstream, Luxembourg or any common depositary or common safekeeper, as the case may be, for them to the Agent by electronic means) in a form acceptable to Euroclear and Clearstream, Luxembourg from time to time.

Any Put Notice or other notice given in accordance with the standard procedures of Euroclear and Clearstream, Luxembourg given by a holder of any Note pursuant to this Condition 6.4 shall be irrevocable except where, prior to the due date of redemption, an Event of Default has occurred and the Trustee has declared the Notes to be due and payable pursuant to Condition 9.1, in which event such holder, at its option, may elect by notice to the Issuer to withdraw the notice given pursuant to this Condition 6.4.

6.5                               Redemption at the option of the Noteholders (Change of Control)

If a Change of Control Put Event occurs, then the Noteholders shall have the option (a Change of Control Put Option), within 20 Business Days of a Put Event Notice being given to the Noteholders in accordance with Condition 13 (the Exercise Period), to give to the Issuer through a Paying Agent a Put Notice (as defined below) requiring the Issuer to redeem Notes held by such Noteholder on the Change of Control Redemption Date. The Issuer will, on the Change of Control Redemption Date, redeem in whole (but not in part) the Notes which are the subject of the Put Notice. Such Notes will be redeemed at a redemption price equal to 100 per cent. of their principal amount, together with interest accrued and unpaid to but excluding the Change of Control Redemption Date.

Promptly upon the Issuer becoming aware that a Change of Control Put Event has occurred, the Issuer shall, and at any time upon the Trustee becoming aware that a Change of Control Put Event has occurred the Trustee may, and if so requested by the holders of at least one-fifth in principal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders shall (subject in each case to the Trustee being indemnified and/or secured and/or prefunded to its satisfaction), give notice (a Put Event Notice) to the Noteholders in accordance with Condition 13 specifying (i) that Noteholders are entitled to exercise the Change of Control Put Option; (ii) the procedure for exercising the Change of Control Put Option including the Change of Control Redemption Date; and (iii) such other information relating to the Change of Control Put Option as the Trustee may reasonably require.

To exercise the Change of Control Put Option, the holder of the Notes must if this Note is in definitive form and held outside Euroclear and Clearstream, Luxembourg, deliver at the specified office of any Paying Agent at any time during normal business hours of such Paying Agent, a duly signed and completed notice of exercise in the form (for the time being current) obtainable from any specified office of any Paying Agent (a Put Notice) and in which the holder must specify a bank account (or, if payment is required to be made by cheque, an address) to which payment is to be made under this Condition accompanied by this Note or evidence satisfactory to the Paying Agent concerned that this Note will, following delivery of the Put Notice, be held to its order or under its control. The Notes should be delivered together with all Coupons appertaining thereto maturing after the Change of Control Redemption Date, failing which the Paying Agent will require payment of an amount equal to the face value of any such missing Coupon(s). Any amount so paid will be reimbursed by the Paying Agent in the manner provided in Condition 5 against presentation and surrender (or, in case of part payment only, endorsement) of the relevant missing Coupon(s) at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 7) in respect of the relevant Note (whether or not the Coupon(s) would otherwise have become void pursuant to Condition 8) or, if later, five years after the date on which the Coupon(s) would have become due, but not thereafter. A Put Notice given by a holder of any Note shall be irrevocable except where, prior to the due date of redemption, an Event of Default has occurred and the Trustee has declared the Notes due and payable pursuant to Condition 9.1, in which event such holder, at its option, may elect by notice to the Issuer to withdraw the Put Notice.

A Change of Control Put Event shall be deemed to occur if:

(a)                                 Change of Control occurs; and

(b)                                 (in the event that the Notes carry a credit rating from any Rating Agency at the time of the Change of Control) the Notes carry a credit rating which is either:

(i)                                     an investment grade credit rating (BBB-/Baa3/BBB-, or equivalent, or better), and such credit rating is, within 120 days of the occurrence of the Change of Control, either downgraded to a non-investment grade credit rating (BB+/Bal/BB+, or equivalent, or worse) or withdrawn and is not, within such 120-day period, subsequently (in the case of a downgrade) upgraded to an investment grade credit rating by such Rating Agency or (in the case of a withdrawal) replaced by an investment grade credit rating from any other Rating Agency; or

(ii)                                  a non-investment grade credit rating (BB+/Bal/BB+, or equivalent, or worse), and such credit rating is, within 120 days of the occurrence of the Change of Control, either downgraded by one or more notches (for illustration, Bal to Ba2 being one notch) or withdrawn and is not, within such 120-day period, subsequently (in the case of a downgrade) upgraded to its earlier credit rating or better by such Rating Agency or (in the case of a withdrawal) replaced by an equivalent credit rating or better from any other Rating Agency, and, in the case of (b) above, in making the relevant decision(s) referred to above, the relevant Rating Agency announces publicly or confirms in writing to the Issuer and the Trustee that such decision(s) resulted, in whole or in part, from the occurrence of the Change of Control.

For the avoidance of doubt (b) above shall only apply in the event the Notes carry a credit rating from any Rating Agency at the time of the Change of Control.

For the purposes of these Conditions:

A Change of Control shall be deemed to occur if any Person or group of Persons acting in concert (other than a Qualifying Shareholder) acquires Control of the Issuer;

A Change of Control Redemption Date means the date specified in the Put Event Notice, being a date not less than 15 nor more than 20 days after the expiry of the Exercise Period;

Acting in concert means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition directly or indirectly of shares in the Issuer by any of them, either directly or indirectly, to obtain or consolidate control of the Issuer;

Control shall be construed in accordance with the first and second paragraphs of Article 2359 of the Italian Civil Code and Article 93 of Legislative Decree No. 58, paragraph 1 of 24 February 1998 (as subsequently amended or supplemented); and

Qualifying Shareholder means:

(a) any of (i) Leonardo Del Vecchio; (ii) his spouses; (iii) the children of his spouses; and (iv) relatives and persons (including descendants) related by consanguinity or affinity to Leonardo Del Vecchio up to the sixth degree (each a Del Vecchio Family Member);

(b) any company controlled or jointly controlled (under the meaning of IAS 31) by a Del Vecchio Family Member; or

(c) any trust or other similar entity in which a Del Vecchio Family Member whether alone or together with one or more other Del Vecchio Family Members has all or substantially all of the beneficial interests.

6.6                               Early Redemption Amounts

For the purpose of Condition 6.2 above and Condition 9, each Note will be redeemed at its Early Redemption Amount calculated as follows:

(a)                                 in the case of a Note with a Final Redemption Amount equal to the Issue Price of the first Tranche of the Series, at the Final Redemption Amount thereof;

(b)                                 in the case of a Note (other than a Zero Coupon Note) with a Final Redemption Amount which is or may be less or greater than the Issue Price of the first Tranche of the Series, at the amount specified in the applicable Final Terms or, if no such amount or manner is so specified in the applicable Final Terms, at its nominal amount; or

(c)                                  in the case of a Zero Coupon Note, at an amount (the Amortised Face Amount) calculated in accordance with the following formula:

Early Redemption Amount = RP x (1+ AY)y

where:

RP                               means the Reference Price;

AY                              means the Accrual Yield expressed as a decimal; and

y                                         is the Day Count Fraction specified in the applicable Final Terms which will be either (i) 30/360 (in which case the numerator will be equal to the number of days (calculated on the basis of a 360-day year consisting of 12 months of 30 days each) from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 360) or (ii) Actual/360 (in which case the numerator will be equal to the actual number of days from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 360) or (iii) Actual/365 (in which case the numerator will be equal to the actual number of days from (and including) the Issue Date of the first Tranche of the Notes to (but excluding) the date fixed for redemption or (as the case may be) the date upon which such Note becomes due and repayable and the denominator will be 365).

6.7                               Purchases

The Issuer, the Guarantors or any Subsidiary of the Issuer or the Guarantors may at any time purchase Notes (provided that, in the case of definitive Notes, all unmatured Coupons and Talons appertaining thereto are purchased therewith) at any price in the open market or otherwise. Such Notes may be held, reissued, resold or, at the option of the Issuer or the Guarantors, surrendered to any Paying Agent for cancellation.

6.8                               Cancellation

All Notes which are redeemed will forthwith be cancelled (together with all unmatured Coupons and Talons attached thereto or surrendered therewith at the time of redemption). All Notes so cancelled and any Notes purchased and cancelled pursuant to Condition 6.7 above (together with all unmatured Coupons and Talons cancelled therewith) shall be forwarded to the Agent and cannot be reissued or resold.

6.9                               Late payment on Zero Coupon Notes

If the amount payable in respect of any Zero Coupon Note upon redemption of such Zero Coupon Note pursuant to Condition 6.1, 6.2, 6.3 or 6.4 above or upon its becoming due and repayable as provided in Condition 9 is improperly withheld or refused, the amount due and repayable in respect of such Zero Coupon Note shall be the amount calculated as provided in Condition 6.6(c) above as though the references therein to the date fixed for the redemption or the date upon which such Zero Coupon Note becomes due and payable were replaced by references to the date which is the earlier of:

(a)                                 the date on which all amounts due in respect of such Zero Coupon Note have been paid; and

(b)                                 five days after the date on which the full amount of the moneys payable in respect of such Zero Coupon Notes has been received by the Agent or the Trustee and notice to that effect has been given to the Noteholders in accordance with Condition 13.

7.                                      TAXATION

All payments of principal and interest in respect of the Notes and Coupons by or on behalf of the Issuer or the Guarantors will be made without withholding or deduction for or on account of any present or future taxes or duties of whatever nature imposed or levied by or on behalf of any Tax Jurisdiction unless such withholding or deduction is required by law. In such event, the Issuer or, as the case may be, the relevant Guarantor will pay such additional amounts as shall be necessary in order that the net amounts received by the holders of the Notes or Coupons after such withholding or deduction shall equal the respective amounts of principal and interest which would otherwise have been receivable in respect of the Notes or Coupons, as the case may be, in the absence of such withholding or deduction; except that no such additional amounts shall be payable with respect to any Note or Coupon:

(a)                                 presented for payment in Italy or the United States; or

(b)                                 the holder of which is liable for such taxes or duties in respect of such Note or Coupon by reason of his having some connection with a Tax Jurisdiction other than the mere holding of such Note or Coupon; or

(c)                                  presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder thereof would have been entitled to an additional amount on presenting the same for payment on such thirtieth day assuming that day to have been a Payment Day (as defined in Condition 5.5); or

(d)                                 in the event of payment to a non-Italian resident legal entity or a non-Italian resident individual, to the extent that interest or other amounts are paid to a non-Italian resident legal entity or a non-Italian resident individual which is resident in a country which does not allow for a satisfactory exchange of information with the Italian authorities; or

(e)                                  in all circumstances in which the procedures to obtain an exemption from imposta sostitutiva or any alternative future system of deduction or withholding set forth in Legislative Decree No. 239 of 1 April 1996, as amended, have not been met or complied with, except where such procedures have not been met or complied with due to the actions or omissions of the Issuer or its agents; or

(f)                                   where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(g)                                  where such withholding or deduction is imposed on a payment in respect of the Notes pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code (or any regulations promulgated thereunder or official interpretations thereof) or an intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement);or

(h)                                 presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another Paying Agent in a Member State of the European Union.

As used herein:

(i)                                     Tax Jurisdiction means the Republic of Italy or any political subdivision or any authority thereof or therein having power to tax (in the case of payments by the Issuer or by Luxottica S.r.l.) or the United States or any political subdivision or any authority thereof or therein having power to tax (in the case of payments by Luxottica U.S. Holdings Corp.) or, in the case of any Additional Guarantor or Successor Guarantor, the jurisdiction of such Additional Guarantor or Successor Guarantor, or any political subdivision or any authority thereof or therein having power to tax or in each such case any other jurisdiction or any political subdivision or any authority thereof or therein having power to tax to which the Issuer or any Guarantor, Additional Guarantor or Successor Guarantor, as the case may be, becomes subject in respect of payments made by it of principal and interest on the Notes and Coupons.; and

(ii)                                  the Relevant Date means the date on which the payment first becomes due but, if the full amount of the money payable has not been received by the Principal Paying Agent or the Trustee on or before the due date, it means the date on which, the full amount of the money having been so received, notice to that effect has been duly given to the Noteholders by the Issuer in accordance with Condition 13.

8.                                      PRESCRIPTION

The Notes and Coupons will become void unless claims in respect of principal and/or interest are made within a period of 10 years (in the case of principal) and five years (in the case of interest) after the Relevant Date (as defined in Condition 7) therefor.

There shall not be included in any Coupon sheet issued on exchange of a Talon any Coupon the claim for payment in respect of which would be void pursuant to this Condition 8 or Condition 5.2 or any Talon which would be void pursuant to Condition 5.2.

9.                                      EVENTS OF DEFAULT AND ENFORCEMENT

9.1                               Events of Default

If any one or more of the following events (Events of Default) occurs and is continuing, the Trustee at its discretion may, and if so requested in writing by the holders of at least one-fifth in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders shall (subject in each case to being indemnified and/or secured and/or pre-funded to its satisfaction), (but in the case of the happening of any of the events described in paragraphs (b) to (d) (other than the winding up or dissolution of the Issuer or any Guarantor), and (e) to (g) inclusive and (i), and (j) below, only if the Trustee shall have certified in writing to the Issuer and the Guarantors that such event is, in its opinion, materially prejudicial to the interests of the Noteholders), give notice to the Issuer and the Guarantors that the Notes are, and they shall accordingly forthwith become, immediately due and repayable at their Early Redemption Amount, together with accrued interest as provided in the Trust Deed:

(a)                                 Non-payment: if default is made in the payment of any principal or interest due in respect of the Notes or any of them and the default continues for a period of 7 days in the case of principal and 14 days in the case of interest; or

(b)                                 Breach of other obligations: if the Issuer or any Guarantor fails to perform or observe any of its other obligations under these Conditions or the Trust Deed and (except in any case where the Trustee considers the failure to be incapable of remedy, when no continuation or notice as is hereinafter mentioned will be required) the failure continues for the period of 30 days (or such longer period as the Trustee may permit) following the service by the Trustee on the Issuer or the relevant Guarantor (as the case may be) of notice requiring the same to be remedied; or

(c)                                  Cross-default: if (i) any Indebtedness of the Issuer, any Guarantor or any Material Subsidiaries of the Issuer or of any Guarantor becomes due and repayable prematurely by reason of an event of default (however described); (ii) the Issuer, any Guarantor or any Material Subsidiaries of the Issuer or any Guarantor fails to make any payment in respect of any Indebtedness on the due date for payment as extended by any originally applicable grace period; (iii) any security given by the Issuer, any Guarantor or any Material Subsidiaries of the Issuer or any Guarantor for any Indebtedness becomes enforceable; or (iv) default is made by the Issuer, any Guarantor or any Material Subsidiaries of the Issuer or of any Guarantor in making any payment due under any guarantee and/or indemnity given by it in relation to any Indebtedness, unless such payment (or the anticipated maturity thereof), the enforcement of security or default, as the case may be, is contested in good faith by the Issuer or the relevant Guarantor or Material Subsidiary by all appropriate means, including (where applicable) an application to a competent court for a declaration that such payment is not due, that such security is not enforceable and/or that such default has not occurred (as the case may be) and provided that, in the case of (i), (ii) and (iv) above, such Indebtedness is, either alone or when aggregated (without duplication) with other amounts or Indebtedness and/or other liabilities due and unpaid relative to all (if any) other events specified in (i), (ii) and (iv) above, amounts to at least €40,000,000 (or its equivalent in any other currency); or

(d)                                 Winding up: if any order is made by any competent court or resolution passed for the winding up or dissolution of the Issuer, any Guarantor or any Material Subsidiaries of the Issuer or of any Guarantor, save for the purposes of or pursuant to, a Permitted Transaction; or

(e)                                  Cessation of business/Inability to pay debts: if the Issuer, the Guarantor or any Material Subsidiaries of the Issuer or of any Guarantor ceases or threatens to cease to carry on the whole or a substantial part (as defined in Condition 3.3) of its business, save for the purposes of reorganisation on terms approved in writing by the Trustee or by an Extraordinary Resolution of the Noteholders or pursuant to a Permitted Transaction,, or the Issuer, any Guarantor or any Material Subsidiaries of the Issuer or of any Guarantor stops or threatens to stop payment of, or is unable to, or admits inability to, pay, its debts (or any class of its debts) as they fall due, or is deemed unable to pay its debts pursuant to or for the purposes of any applicable law, or is adjudicated or found bankrupt or insolvent; or

(f)                                   Insolvency/Enforcement proceedings: if (i) proceedings are initiated against the Issuer, any Guarantor or any Material Subsidiaries of the Issuer or of any Guarantor under any applicable liquidation, insolvency, composition, reorganisation or other similar laws, or an application is made (or documents filed with a court) for the appointment of an administrative or other receiver, manager, administrator or other similar official, or an administrative or other receiver, manager, administrator or other similar official is appointed, in relation to the Issuer, any Guarantor or any Material Subsidiaries of the Issuer or of any Guarantor or, as the case may be, in relation to the whole or a substantial part (as defined in Condition 3.3) of the undertaking or assets of any of them, or an encumbrances takes possession of the whole or a substantial part (as defined in Condition 3.3) of the undertaking or assets of any of them, or a distress, execution, attachment, sequestration or other process is levied, enforced upon, sued out or put in force against the whole or a substantial part (as defined in Condition 3.3) of the undertaking or assets of any of them and (ii) in any case (other than the appointment of an administrator or an administrative receiver appointed following presentation of a petition for an administration order) unless initiated by the relevant company, is not contested in good faither by all appropriate means or is not discharged within 30 days, such period commencing on the date of presentation of the relevant petition or application; or

(g)                                  Liquidation/composition: if the Issuer, any Guarantor or any Material Subsidiaries of the Issuer or of any Guarantor (or their respective directors or shareholders) initiates or consents to judicial proceedings relating to itself under any applicable liquidation, insolvency, composition, reorganisation or other similar laws (including the obtaining of a moratorium) or makes a conveyance or assignment for the benefit of, or enters into any composition or other arrangement with, its creditors generally (or any class of its creditors) or any meeting is convened to consider a proposal for an arrangement or composition with its creditors generally (or any class of its creditors); or

(h)                                 Guarantee: if any Guarantee ceases to be, or is claimed by the Issuer or any Guarantor not to be, in full force and effect; or

(i)                                     Guarantor: if any Guarantor ceases to be a subsidiary wholly-owned and controlled, directly or indirectly, by the Issuer, or

(j)                                    Analogous event: if any event occurs which, under the laws of any Relevant Jurisdiction, has or may have, in the Trustee’s opinion, an analogous effect to any of the events referred to in paragraphs ((d) to (g) above.

9.2                               Interpretation

For the purposes of this Condition:

Permitted Transaction means any “fusione” or “scissione” (such expressions bearing the meanings ascribed to them by the laws of the Republic of Italy) or any other reconstruction, amalgamation, reorganisation, merger, consolidation, or other similar arrangement, in each case:

(a)                                 on terms approved by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders; or

(b)                                 in the case of a Material Subsidiary, whilst solvent whereby all or a substantial part (as defined in Condition 3.3) of the assets and undertaking of such Material Subsidiary are transferred to or otherwise vested in the Issuer, a Guarantor or another Material Subsidiary; or

(c)                                  in the case of a Guarantor, whilst solvent whereby (i) all or a substantial part (as defined in Condition 3.3) of the assets and liabilities of such Guarantor are transferred to or otherwise vested in the Issuer or another Guarantor or (ii) all or a substantial part (as defined in Condition 3.3) of the assets and liabilities of such Guarantor are transferred to an entity (such entity being, for the avoidance of doubt, prior to or immediately upon such transfer, a Subsidiary of the Issuer) and (I) where all the assets and liabilities of such Guarantor are so transferred, such entity (a Successor Guarantor) assumes, in accordance with applicable law, all the obligations of such Guarantor in respect of the relevant Guarantee and under the Trust Deed, or (II) where less than all the assets and liabilities of such Guarantor are so transferred but where a substantial part (as defined in Condition 3.3) is so transferred, such entity becomes, in accordance with the provisions of the Trust Deed and upon execution of all necessary documents as specified in the Trust Deed, a guarantor (each an Additional Guarantor and together the Additional Guarantors); or

(d)                                 in the case of the Issuer, whilst solvent whereby less than all the assets and liabilities of the Issuer are transferred to an entity (such entity being, for the avoidance of doubt, prior to or immediately upon such transfer, a Subsidiary of the Issuer) but where a substantial part (as defined in Condition 3.3) of the assets and liabilities of the Issuer are so transferred, such entity becomes, in accordance with the provisions of the Trust Deed and upon execution of all necessary documents as specified in the Trust Deed, an Additional Guarantor, and, in the case of (c) and (d) above, opinions of independent legal advisers of recognised standing in the jurisdiction of such Guarantor, and if different, the Successor Guarantor or, as applicable, any Additional Guarantor, and as to English law, in each case in a form acceptable to the Trustee, having been delivered to the Trustee confirming that such Successor Guarantor or such Additional Guarantor, as the case may be, has assumed the relevant obligations in accordance with applicable law at the effective date of such “fusione” or “scissione” or other reconstruction, amalgamation, reorganisation, merger, consolidation, or other similar arrangement provided that, for the avoidance of doubt, in the case of (c) above, where the relevant assets are transferred to or otherwise vested in the Issuer, no such opinions will be required or necessary.

9.3                               Enforcement

The Trustee may at any time, at its discretion and without notice, take such proceedings against the Issuer and/or any Guarantor as it may think fit to enforce the provisions of the Trust Deed, the Notes and the Coupons, but it shall not be bound to take any such proceedings or any other action in relation to the Trust Deed, the Notes or the Coupons unless (a) it has been so directed by an Extraordinary Resolution of the Noteholders or so requested in writing by the holders of at least one-fifth in nominal amount of the Notes then outstanding and (b) it has been indemnified and/or secured and/or pre-funded to its satisfaction.

No Noteholder or Couponholder shall be entitled to proceed directly against the Issuer or any Guarantor unless the Trustee, having become bound so to proceed, fails so to do within a reasonable period and the failure shall be continuing.

10.                               REPLACEMENT OF NOTES, COUPONS AND TALONS

Should any Note, Coupon or Talon be lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Agent upon payment by the claimant of such costs and expenses as may be incurred in connection therewith and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes, Coupons or Talons must be surrendered before replacements will be issued.

11.                               PAYING AGENTS

The names of the initial Paying Agents and their initial specified offices are set out below. If any additional Paying Agents are appointed in connection with any Series, the names of such Paying Agents will be specified in Part B of the applicable Final Terms.

The Issuer is entitled, with the prior written approval of the Trustee, to vary or terminate the appointment of any Paying Agent and/or appoint additional or other Paying Agents and/or approve any change in the specified office through which any Paying Agent acts, provided that:

(a)                                 there will at all times be an Agent;

(b)                                 so long as the Notes are listed on any stock exchange or admitted to listing by any other relevant authority, there will at all times be a Paying Agent with a specified office in such place as may be required by the rules and regulations of the relevant stock exchange or other relevant authority;

(c)                                  there will at all times be a Paying Agent in a Member State of the European Union that will not be obliged to withhold or deduct tax pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive; and

(d)                                 there will at all times be a Paying Agent in a jurisdiction within Europe, other than the jurisdiction in which the Issuer or any Guarantor is incorporated.

In addition, the Issuer shall forthwith appoint a Paying Agent having a specified office in New York City in the circumstances described in Condition 5.4. Notice of any variation, termination, appointment or change in Paying Agents will be given to the Noteholders promptly by the Issuer in accordance with Condition 13.

In acting under the Agency Agreement, the Paying Agents act solely as agents of the Issuer and the Guarantors and, in certain circumstances specified therein, of the Trustee and do not assume any obligation to, or relationship of agency or trust with, any Noteholders or Couponholders. The Agency Agreement contains provisions permitting any entity into which any Paying Agent is merged or converted or with which it is consolidated or to which it transfers all or substantially all of its assets to become the successor paying agent.

12.                               EXCHANGE OF TALONS

On and after the Interest Payment Date on which the final Coupon comprised in any Coupon sheet matures, the Talon (if any) forming part of such Coupon sheet may be surrendered at the specified office of the Agent or any other Paying Agent in exchange for a further Coupon sheet including (if such further Coupon sheet does not include Coupons to (and including) the final date for the payment of interest due in respect of the Note to which it appertains) a further Talon, subject to the provisions of Condition 8.

13.                               NOTICES

All notices regarding the Notes will be deemed to be validly given if published (a) in a leading English language daily newspaper of general circulation in London or such other English language daily newspaper with general circulation in Europe as the Trustee may approve, and (b) if and for so long as the Notes are admitted to trading on, and listed on the Official List of the Luxembourg Stock Exchange, a daily newspaper of general circulation in Luxembourg or the Luxembourg Stock Exchange’s website, www.bourse.lu. It is expected that any such publication in a newspaper will be made in the Financial Times in London and the Luxemburger Wort or the Tageblatt in Luxembourg. The Issuer shall also ensure that notices are duly published in a manner which complies with the rules of any stock exchange or other relevant authority on which the Notes are for the time being listed or by which they have been admitted to trading. Any such notice will be deemed to have been given on the date of the first publication or, where required to be published in more than one newspaper, on the date of the first publication in all required newspapers. If publication as provided above is not practicable, a notice will be given in such other manner, and will be deemed to have been given on such date, as the Trustee shall approve.

Until such time as any definitive Notes are issued, there may, so long as any Global Notes representing the Notes are held in their entirety on behalf of Euroclear and/or Clearstream, Luxembourg, be substituted for such publication in such newspaper(s) the delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg for communication by them to the holders of the Notes and, in addition, for so long as any Notes are listed on a stock exchange or are admitted to trading by another relevant authority and the rules of that stock exchange or relevant authority so require, such notice will be published in a daily newspaper of general circulation in the place or places required by those rules, if any. Any such notice shall be deemed to have been given to the holders of the Notes on the day on which said notice was given to Euroclear and/or Clearstream, Luxembourg.

Notices to be given by any Noteholder shall be in writing and given by lodging the same, together (in the case of any Note in definitive form) with the relative Note or Notes, with the Agent. Whilst any of the Notes are represented by a Global Note, such notice may be given by any holder of a Note to the Agent through Euroclear and/or Clearstream, Luxembourg, as the case may be, in such manner as the Agent and Euroclear and/or Clearstream, Luxembourg, as the case may be, may approve for this purpose.

14.                               MEETINGS OF NOTEHOLDERS, MODIFICATION, WAIVER AUTHORISATION AND DETERMINATION

14.1                        Meetings of Noteholders

The Trust Deed contains provisions for convening meetings of the Noteholders to consider any matter affecting their interests, including the modification or abrogation by Extraordinary Resolution of any of these Conditions or any of the provisions of the Trust Deed. Subject to compliance with mandatory laws, legislation, rules and regulations of Italy in force from time to time, any such meeting may be convened by the directors of the Issuer, the Trustee or the Noteholders’ Representative (as defined below) at their discretion and by the Issuer, subject to mandatory provisions of Italian law applicable from time to time, at the request of the Trustee or upon a requisition in writing signed by the holders of not less than one-twentieth in aggregate principal amount of the Notes for the time being outstanding. If the Issuer defaults in convening such a meeting following such request or requisition by the Noteholders representing not less than one-twentieth in aggregate principal amount of the Notes outstanding, the same may be convened by decision of the competent court upon request by such Noteholders. Every such meeting shall be held at such time and place as provided pursuant to Article 2363 of the Italian Civil Code, or as the Trustee may appoint or approve in writing. The constitution of meetings and the validity of resolutions thereof shall be governed by the provisions of Italian laws in force from time to time (including without limitation Legislative Decree No. 58 of 24 February 1998, as amended) and the Issuer’s by-laws in force from time to time. In particular: (a) if Italian law and the Issuer’s by-laws provides for a multiple call meeting, a meeting will be validly held if (i) in the case of first call there are one or more persons present holding Notes or voting certificates or being proxies and holding or representing in aggregate not less than one half of the nominal amount of the Notes for the time being outstanding; (ii) in case of second call there are one or more persons present holding Notes or voting certificates or being proxies and holding or representing in aggregate more than one third of the nominal amount of the Notes for the time being outstanding; (iii) in case of further call there are one or more persons present holding Notes or voting certificates or being proxies and holding or representing in aggregate at least one fifth of the nominal amount of the Notes for the time being outstanding; and (b) if Italian law and the Issuer’s by-laws provides for a single call meeting, the quorum under (iii) above shall apply, provided that a higher majority may be required by the Issuer’s by-laws. The resolutions at any meeting convened on first call or second call or further call or, as the case may be, on single call meeting, may only be adopted by the favourable vote of one or more persons holding Notes or voting certificates or being proxies representing not less than two thirds of the nominal amount of the Notes represented at the meeting, provided, however, that certain proposals, as set out in Article 2415 of the Italian Civil Code (including any proposal to modify the maturity of the Notes or the dates on which interest is payable on them; to reduce the principal amount of, or interest on, the Notes; or to change the currency of payment of the Notes) (each a Reserved Matter), may only be sanctioned by a resolution passed at meeting (including any adjourned meeting) of Noteholders by an Extraordinary Resolution passed by a majority representing not less than one half of the principal amount of the Notes for the time being outstanding. The Trust Deed provides that a resolution passed at a meeting duly convened and held in accordance with the Trust Deed by the majority specified above shall be effective as an Extraordinary Resolution of the Noteholders. Any resolution duly passed at any such meeting by the Noteholders will be binding on all Noteholders, whether or not they are present at any meeting, and on all Couponholders.

14.2                        Noteholders’ Representative

A representative of the Noteholders (rappresentante comune) (the Noteholders’ Representative), subject to applicable provisions of Italian law, may be appointed pursuant to Article 2417 of the Italian Civil Code in order to represent the Noteholders’ interests under these Conditions and to give effect to resolutions passed at a meeting of the Noteholders. If the Noteholders’ Representative is not appointed by an Extraordinary Resolution of such Noteholders, the Noteholders’ Representative shall be appointed by a decree of the court where the Issuer has its registered office at the request of one or more Noteholders or at the request of the directors of the Issuer. The Noteholders’ Representative shall remain appointed for a maximum period of three years but may be reappointed again thereafter.

14.3                        Modification, Waiver, Authorisation and Determination

The Trustee may agree, without the consent of the Noteholders or Couponholders, to any modification of, or to the waiver or authorisation of any breach or proposed breach of, any of these Conditions or any of the provisions of the Trust Deed, or determine, without any such consent as aforesaid, that any Event of Default or Potential Event of Default (as defined in the Trust Deed) shall not be treated as such (provided that, in any such case, it is not, in the opinion of the Trustee, materially prejudicial to the interests of the Noteholders) or may agree, without any such consent as aforesaid, to any modification which, in its opinion, is of a formal, minor or technical nature or to correct a manifest error or an error which, in the opinion of the Trustee, is proven or if it is made to comply with mandatory laws, legislation and regulations of Italy applicable to the convening of meetings, quorums and the majorities required to pass an Extraordinary Resolution and which enters into force at any time while the Notes remain outstanding.

14.4                        Trustee to have Regard to Interests of Noteholders as a Class

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation or determination), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer, any of the Guarantors, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 7 and/or any undertaking given in addition to, or in substitution for, Condition 7 pursuant to the Trust Deed.

14.5                        Notification to the Noteholders

Any modification, abrogation, waiver, authorisation or determination shall be binding on the Noteholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the Issuer to the Noteholders as soon as practicable thereafter in accordance with Condition 13.

15.                               INDEMNIFICATTON OF THE TRUSTEE AND TRUSTEE CONTRACTING WITH THE ISSUER AND/OR THE GUARANTORS

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions relieving it from taking action unless indemnified and/or secured and/or pre-funded to its satisfaction.

The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (a) to enter into business transactions with the Issuer, the Guarantors and/or any of their respective Subsidiaries and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer, the Guarantors and/or any of their respective Subsidiaries, (b) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders or Couponholders and (c) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

16.                               FURTHER ISSUES

The Issuer shall be at liberty from time to time without the consent of the Noteholders or the Couponholders to create and issue further notes having terms and conditions the same as the Notes or the same in all respects save for the amount and date of the first payment of interest thereon and the date from which interest starts to accrue and so that the same shall be consolidated and form a single Series with the outstanding Notes.

17.                               CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No person shall have any right to enforce any term or condition of this Note under the Contracts (Rights of Third Parties) Act 1999, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

18.                               GOVERNING LAW AND SUBMISSION TO JURISDICTION

(a)                                 Governing law: The Trust Deed, the Agency Agreement, the Notes, the Coupons and any non-contractual obligations arising out of or in connection with the Trust Deed, the Agency Agreement, the Notes, the Coupons are governed by, and shall be construed in accordance with, English law. Condition 14 and the provisions of the Trust Deed concerning meetings of Noteholders are subject to compliance with the laws of the Republic of Italy.

(b)                                 Submission to jurisdiction: Subject to Condition 18(d), the courts of England have jurisdiction to settle any disputes which may arise out of or in connection with the Notes and/or the Coupons, including a dispute relating to any non-contractual obligations arising out of or in connection with the Notes and/or the Coupons, (a Díspute) and, accordingly, each of the Issuer and the Trustee and any Noteholders or Couponholders in relation to any Dispute submits to the jurisdiction of such courts.

(c)                                  For the purposes of this Condition 18, the Issuer hereby irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any suit, action or proceedings (together referred to as Proceedings) in any such court on the grounds that that any such Proceedings have been brought in an inconvenient forum.

(d)                                 To the extent allowed by law, the Trustee, the Noteholders and the Couponholders may, in respect of any Dispute or Disputes, take (i) Proceedings against the Issuer in any other court of competent jurisdiction, and (ii) concurrent Proceedings in one or more jurisdictions.

(e)                                  Appointment of Process Agent: The Issuer appoints Luxottica UK Ltd. at its registered office for the time being as its agent for service of process in England, and undertakes that, in the event of Luxottica UK Ltd. ceasing so to act or ceasing to be registered in England, it will appoint another person as its agent for service of process in England in respect of any Proceedings. Nothing herein shall affect the right to serve proceedings in any other manner permitted by law.

(f)                                   WAIVER OF TRIAL BY JURY: WTTHOUT PREJUDICE TO CONDITIONS 18(b) TO 18(d) ABOVE, EACH OF THE ISSUER AND THE GUARANTORS WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN CONNECTION WITH THE TRUST DEED, THE NOTES, THE RECEIPTS AND THE COUPONS. THESE CONDITIONS MAY BE FILED AS A WRITTEN CONSENT TO A BENCH TRIAL.

AGENT

BNP Paribas Securities Services, Luxembourg Branch

33, rue de Gasperich

Howald — Hesperange

L-2085 Luxembourg

Requirements of Article 2414 of the Italian Civil Code

The following information relating to the Issuer is provided pursuant to Article 2414 of the Italian Civil Code.

(i)                                        The Issuer’s corporate objects, as set forth in its by-laws, can be summarised as follows: (a) to carry out, directly or indirectly, both in Italy and abroad the development, production, construction, sale (also to third parties), installation and supply of services relating to energy and telecommunication cables and conductors, optical fibres and related components and applications; (b) to acquire and manage participations and investments in companies operating in the aforementioned and complementary or connected sectors; and (c) to carry out ancillary activities necessary or useful to achieve its corporate object. The Issuer can assume indebtedness and loans in order to fund its corporate activities.

(ii)                                     As at •, the Issuer had an authorised share capital of Euro • and an issued share capital of Euro •, and reserves of Euro •.

(iii)                                  The issue of the Notes was duly authorised by a resolution of the board of directors of the Issuer dated •, which resolution has been filed with the competent registry on •.

(iv)                                 The Notes are guaranteed on a joint and several basis by the Guarantors, as described and subject to the terms and conditions set forth in the Conditions and the Trust Deed.

(v)                                    A prospectus dated 9 May 2014 has been prepared for the purpose of Directive 2003/71/EC.

SCHEDULE 2

FORMS OF GLOBAL AND DEFINITIVE NOTES, COUPONS AND TALONS

PART 1

FORM OF TEMPORARY GLOBAL NOTE

TRANSFER OF THE NOTES IS PROHIBITED, OTHER THAN IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION IN ACCORDANCE WITH THE ABOVE REQUIREMENT WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE, AS AMENDED.](1)

LUXOTTICA GROUP S.p.A.

(the Issuer)

(Incorporated with limited liability under the laws of the Republic of Italy,

with registered office at Via C. Cantù 2, 20123 Milan, Italy,

registered with the Companies Register of Enterprises of Milan under number 00891030272)

TEMPORARY GLOBAL NOTE

Unconditionally and irrevocably guaranteed on a joint and several basis as to payment of principal and interest by

LUXOTTICA U.S. HOLDINGS CORP.

 (incorporated under the laws of the State of Delaware with registered number 3046668)

and

LUXOTTICA S.r.l.

 (incorporated with limited liability under the laws of and registered with the Companies Register of Belluno under number 00064820251)

(each an Original Guarantor and together, the Original Guarantors)

This Note is a Temporary Global Note in respect of a duly authorised issue of Notes of the Issuer (the Notes) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the Final Terms).  References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as supplemented, replaced and modified by the relevant information appearing in the Final Terms attached hereto but, in the event of any conflict between the provisions of the said Conditions and such information in the Final Terms, such information will prevail.

Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note.

This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 10 May

(1)                                 Delete where the original maturity of the Notes is 1 year or less.

2013 and made between the Issuer, the Original Guarantors and BNP Paribas Trust Corporation UK Limited as trustee for the holders of the Notes.

For value received, the Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note to or to the order of the Agent or any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes.

If the Final Terms indicates that this Global Note is intended to be a New Global Note, the nominal amount of the Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. (Euroclear) and Clearstream Banking, société anonyme (Clearstream, Luxembourg and together with Euroclear, the relevant Clearing Systems).  The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of each such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

If the Final Terms indicates that this Global Note is not intended to be a New Global Note, the nominal amount from time to time of this Global Note and of the Notes represented by this Global Note shall be the amount stated in the Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II or III of Schedule One hereto or in Schedule Two hereto.

On any redemption of, or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:

(a)                                 if the Final Terms indicates that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems, and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the nominal amount of the Notes so redeemed or purchased and cancelled; or

(b)                                 if the Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer.  Upon any such redemption or purchase and cancellation, the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof.  Any failure to make entries referred to above shall not affect such discharge.

Payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will only be made to the bearer hereof to the extent that there is presented to the Agent Clearstream, Luxembourg or

Euroclear a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it.  The bearer of this Global Note will not be entitled to receive any payment hereon due on or after the Exchange Date unless upon due certification exchange of this Global Note is improperly withheld or refused.

On or after the date (the Exchange Date) which is 40 days after the distribution of the Tranche represented by this Global Note may be exchanged (free of charge) in whole or in part for, as specified in the Final Terms, either (a) Definitive Notes and (if applicable) Coupons and/or Talons (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Final Terms has been endorsed on or attached to such Definitive Notes) or (b) either (if the Final Terms indicates that this Global Note is intended to be a New Global Note) interests recorded in the records of the relevant Clearing Systems in a Permanent Global Note or (if the Final Terms indicates that this Global Note is not intended to be a New Global Note) a Permanent Global Note, which in either case, is in or substantially in the form set out in Part 2 of Schedule 2 to the Trust Deed (together with the relevant information appearing in the Final Terms attached thereto).

If Definitive Notes and (if applicable) Coupons and/or Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this Global Note may only thereafter be exchanged for Definitive Notes and (if applicable) Coupons and/or Talons pursuant to the terms hereof.  This Global Note may be exchanged by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in Luxembourg.

The Issuer shall procure that Definitive Notes or (as the case may be) the interests in the Permanent Global Note shall (in the case of Definitive Notes) be issued and delivered and (in the case of the Permanent Global Note where the Final Terms indicates that this Global Note is intended to be a New Global Note) be recorded in the records of the relevant Clearing Systems in exchange for only that portion of this Global Note in respect of which there shall have been presented to the Principal Paying Agent by Euroclear or Clearstream, Luxembourg a certificate to the effect that it has received from or in respect of a person entitled to a beneficial interest in a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate of non-US beneficial ownership in the form required by it.

On an exchange of the whole of this Global Note, this Global Note shall be surrendered to or to the order of the Agent.  The Issuer shall procure that:

(i)                                     if the Final Terms indicates that this Global Note is intended to be a New Global Note, on an exchange of the whole or part only of this Global Note, details of such exchange shall be entered pro rata in the records of the relevant Clearing Systems such that the nominal amount of Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged; or

(ii)                                  if the Final Terms indicates that this Global Note is not intended to be a New Global Note, on an exchange of part only of this Global Note details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged.  On any exchange of this Global Note for a Permanent Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two to the Permanent Global Note and the relevant space in Schedule Two thereto recording such exchange shall be signed by or on behalf of the Issuer.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall (subject as provided in the next paragraph) in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Coupons and/or Talons (if any) in the form(s) set out in Part 3, Part 4 and Part 5 (as applicable) of Schedule 2 to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantors, the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer and the Guarantors, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

This Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law and the Issuer has in the Trust Deed submitted to the jurisdiction of the English courts for all purposes in connection with this Global Note.

This Global Note shall not be valid unless authenticated by BNP Paribas Securities Services, Luxembourg Branch as Agent and, if the Final Terms indicates that this Global Note is intended to be a New Global Note (a) which is intended to be held in a manner which would allow Eurosystem-eligibility or (b) in respect of which effectuation is to be applicable, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

[Requirements of Article 2414 of the Italian Civil Code

The following information relating to the Issuer is provided pursuant to Article 2414 of the Italian Civil Code.

(i)                                        The Issuer’s corporate objects, as set forth in its by-laws, can be summarised as follows: (a) to carry out, directly or indirectly, both in Italy and abroad the development, production, construction, sale (also to third parties), installation and supply of services relating to energy and telecommunication cables and conductors, optical fibres and related components and applications; (b) to acquire and manage participations and investments in companies operating in the aforementioned and complementary or connected sectors; and (c) to carry out ancillary activities necessary or useful to achieve its corporate object. The Issuer can assume indebtedness and loans in order to fund its corporate activities.

(ii)                                     As at •, the Issuer had an authorised share capital of Euro • and an issued share capital of Euro •, and reserves of Euro •.

(iii)                                  The issue of the Notes was duly authorised by a resolution of the board of directors of the Issuer dated •, which resolution has been filed with the competent registry on •.

(iv)                                 The Notes are guaranteed on a joint and several basis by the Guarantors, as described and subject to the terms and conditions set forth in the Conditions and the Trust Deed.

(v)                                    A prospectus dated 9 May 2014 has been prepared for the purpose of Directive 2003/71/EC.]

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

Issued as of the Issue Date.

LUXOTTICA GROUP S.p.A.

By:
Duly Authorised

Authenticated without recourse, warranty or liability by
BNP Paribas Securities Services, Luxembourg Branch,
as Agent.

By:
Authorised Officer

(2)Effectuated without recourse, warranty or liability by

as common safekeeper

By:

[Form of Final Terms or relevant information appearing in the Final Terms to be attached hereto.]

(2)                                 This should only be completed where the Final Terms indicates that this Global Note is intended to be a New Global Note.

Schedule One(3)

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

(3)                                 Schedule One should only be completed where the Final Terms indicates that this Global Note is not intended to be a New Global Note.

PART II

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption(4)	Confirmation of redemption by or on behalf of the Issuer

(4)                                 See most recent entry in Part II or III or Schedule Two in order to determine this amount.

PART III

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation(5)	Confirmation of purchase and cancellation by or on behalf of the Issuer

(5)                                 See most recent entry in Part II or III or Schedule Two in order to determine this amount.

Schedule Two(6)

EXCHANGES

FOR DEFINITIVE NOTES OR PERMANENT GLOBAL NOTE

The following exchanges of a part of this Global Note for Definitive Notes or a part of a Permanent Global Note have been made:

Date made	Nominal amount of this Global Note exchanged for Definitive Notes or a part of a Permanent Global Note	Remaining nominal amount of this Global Note following such exchange(7)	Notation made by or on behalf of the Issuer

(6)                                 Schedule Two should only be completed where the Final Terms indicates that this Global Note is not intended to be a New Global Note.

(7)                                 See most recent entry in Part II or III of Schedule One or in this Schedule Two in order to determine this amount.

PART 2

FORM OF PERMANENT GLOBAL NOTE

TRANSFER OF THE NOTES IS PROHIBITED, OTHER THAN IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION IN ACCORDANCE WITH THE ABOVE REQUIREMENT WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE, AS AMENDED.](8)

LUXOTTICA GROUP S.p.A.

(the Issuer)

(Incorporated with limited liability under the laws of the Republic of Italy,

with registered office at Via C. Cantù 2, 20123 Milan, Italy,

registered with the Companies Register of Milan under number 00891030272)

PERMANENT GLOBAL NOTE

Unconditionally and irrevocably guaranteed on a joint and several basis as to payment of principal and interest by:

LUXOTTICA U.S. HOLDINGS CORP.

 (incorporated under the laws of the State of Delaware with registered number 3046668)

and

LUXOTTICA S.r.l.

 (incorporated with limited liability under the laws of Italy and registered with the Companies Register of Belluno under number 00064820251)

(each an Original Guarantor and together, the Original Guarantors)

This Note is a Permanent Global Note in respect of a duly authorised issue of Notes of the Issuer (the Notes) of the Nominal Amount, Specified Currency(ies) and Specified Denomination(s) as are specified in the Final Terms applicable to the Notes (the Final Terms).  References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in Schedule 1 to the Trust Deed (as defined below) as supplemented, replaced and modified by the relevant information appearing in the Final Terms attached hereto but, in the event of any conflict between the provisions of the said Conditions and such information in the Final Terms, such information will prevail.

Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note.

This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 10 May

(8)                                 Delete where the original maturity of the Notes is 1 year or less.

2013 and made between the Issuer, the Original Guarantors and BNP Paribas Trust Corporation UK Limited as trustee for the holders of the Notes.

For value received, the Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note to or to the order of the Agent or any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes.

If the Final Terms indicates that this Global Note is intended to be a New Global Note, the nominal amount from time to time of this Global Note and of the Notes represented by this Global Note shall be the aggregate amount from time to time entered in the records of both Euroclear Bank S.A./N.V. (Euroclear) and Clearstream Banking, société anonyme (Clearstream, Luxembourg and together with Euroclear, the relevant Clearing Systems).  The records of the relevant Clearing Systems (which expression in this Global Note means the records that each relevant Clearing System holds for its customers which reflect the amount of each such customer’s interest in the Notes) shall be conclusive evidence of the nominal amount of Notes represented by this Global Note and, for these purposes, a statement issued by a relevant Clearing System (which statement shall be made available to the bearer upon request) stating the nominal amount of Notes represented by this Global Note at any time shall be conclusive evidence of the records of the relevant Clearing System at that time.

If the Final Terms indicates that this Global Note is not intended to be a New Global Note, the nominal amount from time to time of this Global Note and of the Notes represented by this Global Note shall be the amount stated in the Final Terms or, if lower, the nominal amount most recently entered by or on behalf of the Issuer in the relevant column in Part II or Part III of Schedule One hereto or in Schedule Two hereto.

On any redemption or payment of interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note the Issuer shall procure that:

(a)                                 if the Final Terms indicates that this Global Note is intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered pro rata in the records of the relevant Clearing Systems and, upon any such entry being made, the nominal amount of the Notes recorded in the records of the relevant Clearing Systems and represented by this Global Note shall be reduced by the nominal amount of the Notes so redeemed or purchased and cancelled; or

(b)                                 if the Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such redemption, payment or purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment or purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer.  Upon any such redemption or purchase and cancellation, the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled.

Payments due in respect of Notes for the time being represented by this Global Note shall be made to the bearer of this Global Note and each payment so made will discharge the Issuer’s obligations in respect thereof and any failure to make entries referred to above shall not affect such discharge.

If the Notes represented by this Global Note were, on issue, represented by a Temporary Global Note then on any exchange of such Temporary Global Note for this Global Note or any part hereof, the Issuer shall procure that:

(i)                                        if the Final Terms indicates that this Global Note is intended to be a New Global Note, details of such exchange shall be entered in the records of the relevant Clearing Systems such that the nominal amount of Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged; or

(ii)                                     if the Final Terms indicates that this Global Note is not intended to be a New Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged.

This Global Note may be exchanged (free of charge) in whole, but not in part, for Definitive Notes and (if applicable) Coupons and/or Talons in or substantially in the forms set out in Part 3, Part 4 and Part 5 of Schedule 2 to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Final Terms has been endorsed on or attached to such Definitive Notes) either, as specified in the applicable Final Terms:

(a)                                 upon not less than 60 days’ written notice being given to the Agent by Euroclear or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note); or

(b)                                 only upon the occurrence of an Exchange Event.

An Exchange Event means:

(a)                                 an Event of Default has occurred and is continuing; or

(b)                                 the Issuer has been notified that both Euroclear and Clearstream, Luxembourg have been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or have announced an intention permanently to cease business or have in fact done so and no successor clearing system satisfactory to the Trustee is available.

If this Global Note is only exchangeable following the occurrence of an Exchange Event:

(i)                                     the Issuer will promptly give notice to Noteholders in accordance with Condition 13 upon the occurrence of such Exchange Event; and

(ii)                                  in the event of the occurrence of any Exchange Event, Euroclear and/or Clearstream, Luxembourg (acting on the instructions of any holder of an interest in this Global Note) or the Trustee may give notice to the Agent requesting exchange.

Any such exchange shall occur on a date specified in the notice not more than 45 days after the date of receipt of the first relevant notice by the Agent.

The first notice requesting exchange in accordance with the above provisions shall give rise to the issue of Definitive Notes for the total nominal amount of Notes represented by this Global Note.

Any such exchange as aforesaid will be made on any day (other than a Saturday or a Sunday) on which banks are open for business in Luxembourg by the bearer of this Global Note.

The aggregate nominal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note.  On exchange of this Global Note for Definitive Notes this Global Note should be surrendered to or to the order of the Agent.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall (subject as provided in the next paragraph) in all respects be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Coupons and/or Talons (if any) in the form(s) set out in Parts 3, 4 and 5 (as applicable) of Schedule 2 to the Trust Deed.

Each person (other than Euroclear or Clearstream, Luxembourg) who is for the time being shown in the records of Euroclear or Clearstream, Luxembourg as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Guarantors, the Trustee, the Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer and the Guarantors, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

This Global Note and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, English law and the Issuer has in the Trust Deed submitted to the jurisdiction of the English courts for all purposes in connection with this Global Note.

This Global Note shall not be valid unless authenticated by BNP Paribas Securities Services, Luxembourg Branch as Agent and, if the Final Terms indicates that this Global Note is intended to be a New Global Note (a) which is intended to be held in a manner which would allow Eurosystem eligibility or (b) in respect of which effectuation is to be applicable, effectuated by the entity appointed as common safekeeper by the relevant Clearing Systems.

[Requirements of Article 2414 of the Italian Civil Code

The following information relating to the Issuer is provided pursuant to Article 2414 of the Italian Civil Code.

(i)                                     The Issuer’s corporate objects, as set forth in its by-laws, can be summarised as follows: (a) to carry out, directly or indirectly, both in Italy and abroad the development, production, construction, sale (also to third parties), installation and supply of services relating to energy and telecommunication cables and conductors, optical fibres and related components and applications; (b) to acquire and manage participations and investments in companies operating in the aforementioned and complementary or connected sectors; and (c) to carry out ancillary activities necessary or useful to achieve its corporate object. The Issuer can assume indebtedness and loans in order to fund its corporate activities.

(ii)                                  As at •, the Issuer had an authorised share capital of Euro • and an issued share capital of Euro •, and reserves of Euro •.

(iii)                               The issue of the Notes was duly authorised by a resolution of the board of directors of the Issuer dated •, which resolution has been filed with the competent registry on •.

(iv)                             The Notes are guaranteed on a joint and several basis by the Guarantors, as described and subject to the terms and conditions set forth in the Conditions and the Trust Deed.

(v)                                 A prospectus dated 9 May 2014 has been prepared for the purpose of Directive 2003/71/EC.]

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

Issued as of the Issue Date.

LUXOTTICA GROUP S.p.A.

By:
Duly Authorised

Authenticated without recourse, warranty or liability by
BNP Paribas Securities Services, Luxembourg Branch,
as Agent.

By:
Authorised Officer

(9)Effectuated without recourse,
warranty or liability by

as common safekeeper

By:

[Form of Final Terms or relevant information appearing in the Final Terms to be attached hereto.]

(9)                                 This should only be completed where the Final Terms indicates that this Global Note is intended to be a New Global Note.

Schedule One(10)

PART I

INTEREST PAYMENTS

Date made	Interest Payment Date	Total amount of interest payable	Amount of interest paid	Confirmation of payment by or on behalf of the Issuer

(10)                          Schedule One should only be completed where the Final Terms indicates that this Global Note is not intended to be a New Global Note.

PART II

REDEMPTIONS

Date made	Total amount of principal payable	Amount of principal paid	Remaining nominal amount of this Global Note following such redemption(11)	Confirmation of redemption by or on behalf of the Issuer

(11)                          See most recent entry in Part II or III or Schedule Two in order to determine this amount.

PART III

PURCHASES AND CANCELLATIONS

Date made	Part of nominal amount of this Global Note purchased and cancelled	Remaining nominal amount of this Global Note following such purchase and cancellation(12)	Confirmation of purchase and cancellation by or on behalf of the Issuer

(12)                          See most recent entry in Part II or III or Schedule Two in order to determine this amount.

Schedule Two(13)

EXCHANGES OF INTERESTS IN THE TEMPORARY GLOBAL NOTE INITIALLY REPRESENTING THE NOTES FOR INTERESTS IN THIS GLOBAL NOTE

The following exchanges of interests in the Temporary Global Note initially representing the Notes for interests in this Global Note have been made:

Date made	Nominal amount of the Temporary Global Note initially representing the Notes exchanged for interests in this Global Note	Nominal amount of this Global Note following such exchange(14)	Notation made by or on behalf of the Issuer

(13)                          Schedule Two should only be completed where the Final Terms indicates that this Global Note is not intended to be a New Global Note.

(14)                          See most recent entry in Part II or III of Schedule One or in this Schedule Two in order to determine this amount.

PART 3

FORM OF DEFINITIVE NOTE

TRANSFER OF THE NOTES IS PROHIBITED, OTHER THAN IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION IN ACCORDANCE WITH THE ABOVE REQUIREMENT WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE, AS AMENDED.](15)

LUXOTTICA GROUP S.p.A.

(the Issuer)

(Incorporated with limited liability under the laws of the Republic of Italy,

with registered office at Via C. Cantù 2, 20123 Milan, Italy,

registered with the Companies Register of Milan under number 00891030272)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Unconditionally and irrevocably guaranteed on a joint and several basis as to payment of principal and interest by

LUXOTTICA U.S. HOLDINGS CORPORATION

 (incorporated with limited liability under the laws of the State of Delaware with registered number 3046668)

and

LUXOTTICA S.r.l.

 (incorporated with limited liability under the laws of Italy and registered with the Companies Register of Belluno under number 00064820251)

(each an Original Guarantor and together, the Original Guarantors)

This Note is one of a Series of Notes of [Specified Currency(ies) and Specified Denomination(s)] each of the Issuer (the Notes).  References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in Schedule 1 to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as supplemented, replaced and modified by the relevant information appearing in the Final Terms (the Final Terms) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Final Terms, such information will prevail.

Words and expressions defined in the Conditions shall bear the same meanings when used in this Note.

This Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the Trust Deed) dated 10 May 2013 and

(15)                          Delete where the original maturity of the Notes is 1 year or less.

made between the Issuer, the Original Guarantors and BNP Paribas Trust Corporation UK Limited as trustee for the holders of the Notes.

For value received, the Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on the Maturity Date or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Note and to pay interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

This Note shall not be valid unless authenticated by BNP Paribas Securities Services, Luxembourg Branch as Agent.

IN WITNESS whereof the Issuer has caused this Note to be signed manually or in facsimile by a person duly authorised on its behalf.

Issued as of [ ].

LUXOTTICA GROUP S.p.A.

By:
Duly Authorised

Authenticated without recourse, liability or warranty by
BNP Paribas Securities Services, Luxembourg Branch,
as Agent.

By:
Authorised Officer

[Form of Final Terms or relevant information appearing in the Final Terms to be attached hereto]

[Conditions]

[Conditions to be as set out in Schedule 1 to this Trust Deed or such other form as may be agreed between the Issuer and the Trustee, but shall not be endorsed if not required by the relevant stock exchange or other relevant authorities.]

PART 4

FORM OF COUPON

[Face of Coupon]

TRANSFER OF THIS COUPON IS PROHIBITED, OTHER THAN IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.

[ANY UNITED STATES PERSON  WHO HOLDS THIS OBLIGATION IN ACCORDANCE WITH THE ABOVE REQUIREMENT WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE, AS AMENDED.](16)

LUXOTTICA GROUP S.p.A.

(Incorporated with limited liability under the laws of the Republic of Italy,

with registered office at Via C. Cantù 2, 20123 Milan, Italy, registered with the Companies Register of Milan under number 00891030272)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [          ]

[Coupon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]].(17)

Part A

[For Fixed Rate Notes

This Coupon is payable to bearer, separately negotiable and subject to the Terms and Conditions of the said Notes.	Coupon for [ ] due on [ ], [ ]]

Part B

[For Floating Rate Notes

Coupon for the amount due in accordance with the Terms and Conditions endorsed on, attached to or incorporated by reference into the said Notes on [the Interest Payment Date falling in [ ] [ ]/[ ]].

This Coupon is payable to bearer, separately negotiable and subject to such Terms and

(16)                          Delete where the original maturity of the Notes is 1 year or less.

(17)                          Delete where the Notes are all of the same denomination.

Conditions, under which it may become void before its due date.]

PART 5

FORM OF TALON

[Face of Talon]

TRANSFER OF THIS TALON IS PROHIBITED, OTHER THAN IN COMPLIANCE WITH REGULATION S UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.

[ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION IN ACCORDANCE WITH THE ABOVE REQUIREMENT WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE, AS AMENDED.](18)

LUXOTTICA GROUP S.p.A.

(Incorporated with limited liability under the laws of the Republic of Italy,

with registered office at Via C. Cantù 2, 20123 Milan, Italy, registered with the Companies Register of Milan under number 00891030272)

[Specified Currency and Nominal Amount of Tranche]

NOTES DUE

[Year of Maturity]

Series No. [          ]

[Talon appertaining to a Note in the denomination of [Specified Currency and Specified Denomination]](19)

On and after [          ] further Coupons [and a further Talon](20) appertaining to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Note to which this Talon appertains.

(18)                         Delete where the original maturity of the Notes is 1 year or less.

(19)                          Delete where the Notes are all of the same denomination.

(20)                          Not required on last Coupon sheet.

[Reverse of Coupons and Talons]

AGENT

BNP Paribas Securities Services, Luxembourg Branch

33, rue de Gasperich

Howald – Hesperange

L-2085 Luxembourg

and/or such other or further Agent or other Paying Agents and/or specified offices as may from time to time be duly appointed by the Issuer and notice of which has been given to the Noteholders.

SCHEDULE 3

PROVISIONS FOR MEETINGS OF NOTEHOLDERS

DEFINITIONS

1.                                      The provisions of this Schedule are subject to mandatory provisions of Italian law applicable from time to time (including, without limitation, Legislative Decree no. 58 of 24 February 1998, as amended from time to time (the Financial Service Act)) and the Issuer’s by-laws. As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

Voting Instruction means, in relation to any meeting, a document in English language (together with, if required by applicable Italian law, a translation thereof into the Italian language) issued by a Paying Agent in which:

(a)                                 it is certified that on the date thereof Notes (whether in definitive form or represented by a Global Note) (in each case not being Notes in respect of which a Voting Certificate has been issued and is outstanding in respect of the relevant meeting and any adjournment of that meeting specified in such Voting Instruction) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) are held to its order or under its control and that no such Notes will cease to be so deposited or held until the first to occur of:

(i)            the conclusion of the meeting specified in such Voting Instruction; and

(ii)           the surrender to the Paying Agent, not less than 48 Hours before the time for which such meeting is convened, of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 3(e) of the necessary amendment to the Voting Instruction;

(b)                                 it is certified the identity of the relevant Noteholder on the basis of the evidence at the end of the accounting day of the seventh Luxembourg Stock Exchange Day (as defined below) prior to the date fixed for the First Call or for the Single Meeting Call (both as defined below), also in accordance with Article 83-sexies of the Financial Service Act;

(c)                                  it is certified that each Noteholder or authorised person on its behalf has instructed such Paying Agent in writing that the vote(s) attributable to the Notes so deposited or held should be cast in a particular way in relation to the resolution(s) to be put to such meeting and that all such instructions are, during the period commencing 48 Hours prior to the time for which such meeting is convened and ending at the conclusion or adjournment thereof, neither revocable nor capable of amendment;

(d)                                 the aggregate nominal amount and the Series number (if available) of the Notes so deposited or held is listed distinguishing with regard to each such resolution between those in respect of which instructions have been given that the votes attributable thereto should be cast in favour of the Resolution and those in respect of which instructions have been given that the votes attributable thereto should be cast against the Resolution; and

(e)                                  one or more persons named in such Voting Instruction (each hereinafter called a proxy) is or are authorised and instructed by such Paying Agent to vote at the relevant meeting in relation to such Notes in accordance with the instructions referred to in (b) and (c) above as set out in such Voting Instruction, provided that no single proxy may attend and/or vote on behalf of more than such number of Noteholders as at any meeting would exceed the limits specified in Article 2372 of the Italian Civil Code.

Clearing System means Euroclear and/or Clearstream, Luxembourg and includes in respect of any Note any clearing system on behalf of which such Note is held or which is the bearer or Noteholder, in either case whether alone or jointly with any other Clearing System(s).  For the avoidance of doubt, the provisions of subclause 1.2(d) of the Trust Deed shall apply to this definition.

Eligible Person means any one of the following persons who shall be entitled to attend and vote at a meeting:

(a)                                 a holder of a Note in definitive form;

(b)                                 a bearer of any Voting Certificate; and

(c)                                  a proxy specified in any Voting Instruction in accordance with the provisions of Article 2372 of the Italian Civil Code.

Luxembourg Stock Exchange Day means a day on which the Luxembourg Stock Exchange is open for business.

Noteholders’ Representative means a joint representative of the Noteholders (rappresentante comune) appointed pursuant to Article 2417 of the Italian Civil Code, (which may be the same legal entity as the Trustee, subject to mandatory provisions of Italian law).

Reserved Matter shall have the meaning given to it herein.

Resolution means, when used in this Schedule and in the Conditions, a resolution passed at a meeting duly convened and held in accordance with the provisions set out in paragraph 7 below and subject to mandatory provisions of Italian law (including, without limitation, the Financial Service Act) and the Issuer’s by-laws in force from time to time.

Voting Certificate means, subject to compliance with mandatory provisions of Italian law (including, without limitation, the Financial Service Act) and the Issuer’s by-laws in force from time to time, a certificate in both English and Italian language issued by a Paying Agent in which it is stated:

(a)                                 that on the date thereof Notes (whether in definitive form or represented by a Global Note) (in each case not being Notes in respect of which a Voting Instruction has been issued and is outstanding in respect of the meeting specified in such Voting Certificate) bearing specified serial numbers were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) are held to its order or under its control and that no such Notes will cease to be so deposited or held until the first to occur of:

(i)                                     the conclusion of the meeting specified in such Voting Certificate; and

(ii)                                  the surrender of the Voting Certificate to the Paying Agent who issued the same; and

(b)                                 that the bearer thereof is entitled to attend and vote at such meeting in respect of the Notes represented by such Voting Certificate.

The Voting Certificate shall be prepared by the Paying Agent on the basis of the evidence at the end of the accounting day of the seventh Luxembourg Stock Exchange Day prior to the date fixed for the First Call or for the Single Meeting Call (both as defined below), also in accordance with Article 83-sexies of the Financial Service Act.

24 Hours means a period of 24 hours including all or part of a day upon which banks are open for general business in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for general business in all of the places as aforesaid;

48 Hours means a period of 48 hours including all or part of two days upon which banks are open for general business in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for general business in all of the places as aforesaid.

For the purposes of calculating a period of Clear Days in relation to a meeting, no account shall be taken of the day on which the notice of such meeting is given (or, in the case of an adjourned meeting, the day on which the meeting to be adjourned is held) or the day on which such meeting is held.

All references in this Schedule to a “meeting” shall, where the context so permits, include any relevant adjourned meeting.

The provisions of this Schedule regarding, inter alia, meetings of Noteholders and the Noteholders’ Representative shall be interpreted also in accordance with the mandatory provisions of Italian law applicable from time to time to the Issuer, to the extent such provisions differ from the contents of this Schedule.

EVIDENCE OF ENTITLEMENT TO ATTEND AND VOTE

2.                                      Subject to compliance with mandatory provisions of Italian law (including, without limitation, the Financial Service Act) and the Issuer’s by-laws in force from time to time, a Noteholder (whether in definitive form or represented by a Global Note) may require the issue by a Paying Agent of Voting Certificates and Voting Instructions in accordance with the terms of paragraph 3.

For the purposes of paragraph 3, the Agent and each Paying Agent shall be entitled to rely, without further enquiry, on any information or instructions received from a Clearing System and shall have no liability to any Noteholder or other person for any loss, damage, cost, claim or other liability occasioned by its acting in reliance thereon, nor for any failure by a Clearing System to deliver information or instructions to the Agent or any Paying Agent.

The holder of any Voting Certificate or the proxies named in any Voting Instruction shall for all purposes in connection with the relevant meeting be deemed to be the holder of the Notes to which such Voting Certificate or Voting Instruction relates and the Paying Agent with which such Notes have been deposited or the person holding Notes to the order or under the control of such Paying Agent shall be deemed for such purposes not to be the holder of those Notes.

PROCEDURE FOR ISSUE OF VOTING CERTIFICATES, VOTING INSTRUCTIONS AND PROXIES

Subject to compliance with mandatory provisions of Italian law (including, without limitation, the Financial Service Act) and the Issuer’s by-laws in force from time to time:

3.                                      (a)                                 Definitive Notes not held in a Clearing System

If Notes have been issued in definitive form and are not held in an account with any Clearing System, the Trustee may from time to time prescribe further regulations (in accordance with paragraph 19 below) to enable the relevant Noteholders to attend and/or vote at a meeting in respect of such Notes.

(b)                                 Global Notes and definitive Notes held in a Clearing System — Voting Certificate

A holder of a Note (not being a Note in respect of which instructions have been given to the Agent in accordance with paragraph 3(c)) represented by a Global Note or which is in definitive form and is held in an account with any Clearing System may procure the delivery of a Voting Certificate in respect of such Note by giving notice to the Clearing System through which such Noteholder’s interest in the Note is held specifying by name a person (an Identified Person) (which need not be the Noteholder himself) to collect the Voting Certificate and attend and vote at the meeting.  The relevant Voting Certificate will be made available at or shortly prior to the commencement of the meeting by the Agent against presentation by such Identified Person of the form of identification previously notified by such Noteholder to the Clearing System.  The Clearing System may prescribe forms of identification (including, without limitation, a passport or driving licence) which it deems appropriate for these purposes.  Subject to receipt by the Agent from the Clearing System, no later than 24 Hours prior to the time for which such meeting is convened, of notification of the nominal amount of the Notes to be represented by any such Voting Certificate and the form of identification against presentation of which such Voting Certificate should be released, the Agent shall, without any obligation to make further enquiry, make available Voting Certificates against presentation of the form of identification corresponding to that notified.

(c)                                  Global Notes and definitive Notes held in a Clearing System —Voting Instruction

A holder of a Note (not being a Note in respect of which a Voting Certificate has been issued) represented by a Global Note or which is in definitive form and is held in an account with any Clearing System may require the Agent to issue a Voting Instruction in respect of such Note by first instructing the Clearing System through which such Noteholder’s interest in the Note is held to procure that the votes attributable to such Note should be cast at the meeting in a particular way in relation to the resolution or resolutions to be put to the meeting.  Any such instruction shall be given in accordance with the rules of the Clearing System then in effect.  Subject to receipt by the Agent of instructions from the Clearing System, no later than 24 Hours prior to the time for which such meeting is convened, of notification of the nominal amount of the Notes in respect of which instructions have been given and the manner in which the votes attributable to such Notes should be cast, the Agent shall, without any obligation to make further enquiry, appoint a proxy to attend the meeting and cast votes in accordance with such instructions.

(d)                                 Each Voting Instruction, together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent, shall be deposited by the relevant Paying Agent at such place as the Trustee shall approve not less than 24 Hours before the time appointed for holding the meeting at which the proxy or proxies named in the Voting Instruction proposes to vote, and in default the Voting Instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting proceeds to business.  A copy of each Voting Instruction shall be deposited with the Trustee before the commencement of the meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxy or proxies named in any such Voting Instruction.

(e)                                  Any vote given in accordance with the terms of a Voting Instruction shall be valid notwithstanding the previous revocation or amendment of the Voting Instruction or of any of the instructions of the relevant Noteholder or the relevant Clearing System (as the case may be) pursuant to which it was executed provided that no intimation in writing of such revocation or amendment has been received from the relevant Paying Agent by the Issuer at its registered office (or such other place as may have been required or approved by the Noteholders’ Representative or, as the case may be, the Trustee for the purpose) by the time being 24 Hours before the time appointed for holding the meeting at which the Voting Instruction is to be used.

CONVENING OF MEETINGS, QUORUM AND ADJOURNED MEETINGS

All meetings of Noteholders will be convened and held in accordance with applicable provisions of Italian law (including, without limitation, the Financial Service Act) and the Issuer’s by-laws in force from time to time.

4.                                      Subject to mandatory provisions of Italian applicable laws and regulations, (i) the Board of Directors or the Management Commitee of the Issuer or the Noteholders’ Representative may at any time, and they shall, upon a requisition in writing signed by the holders of not less than one-twentieth in aggregate nominal amount of the Notes for the time being outstanding, convene a meeting of the Noteholders and if they default in convening such a meeting following such request by the Noteholders, the same may be convened by a decision of the competent Court upon request by such Noteholders and (ii) the Trustee may at any time convene a meeting of the Noteholders.  Whenever the Board of Directors or the Management Commitee of the Issuer or the Noteholders’ Representative are about to convene any such meeting the Issuer shall forthwith give notice in writing to the Trustee and, as the case may be, the Noteholders’ Representative of the day, time and place thereof and of the nature of the business to be transacted thereat. Every such meeting shall be held at such time and place as provided pursuant to Article 2363 of the Italian Civil Code and, subject to mandatory provisions of Italian applicable laws and regulations, approved by the Trustee.

5.                                      At least 30 Clear Days’ notice or different term provided for by applicable mandatory Italian laws (including, without limitation, the Financial Service Act), specifying, amongst others, the item to be discussed and resolved, the place, day and hour of meeting on (i) the sole call of the meeting (a Single Call Meeting) or, depending on the applicable provisions of Italian law and the Issuer’s by-laws, (ii) each of the first, second and further call of the meeting (the First Call, the Second Call and the Further Call, respectively and collectively, a Multiple Call Meeting) shall be given to the Noteholders prior to any meeting in the manner provided by Condition 13 and in accordance with the provisions of Italian law (including, without limitation, the Financial Service Act) and the Issuer’s by-laws in force from time to time.  Notices of all meetings shall also be published on the Issuer’s website and shall be published in the Gazzetta Ufficiale of the Republic of Italy. Such notice, shall include a statement to the effect that Notes may be deposited with Paying Agents for the purpose of obtaining Voting Certificates or appointing proxies.  The notice shall be drawn up in accordance with any applicable laws and regulations and shall include, amongst others, a statement specifying that those proving to be Noteholders only after the seventh Luxembourg Stock Exchange Day prior to the date fixed in the First Call for the relevant meeting or for the Single Meeting Call shall not have the right to attend and vote at the relevant meeting. A copy of the notice shall be sent by fax, followed by registered mail, to the Issuer (unless the meeting is convened by the Issuer).  For the avoidance of doubt, each meeting will be held as a Single Call Meeting or as a Multiple Call Meeting depending on the applicable provisions of Italian law and the Issuer’s by-laws as applicable from time to time.

6.                                     Subject to mandatory provisions of Italian law, the Chairman of the board of Directors of the Issuer or a person (who may but need not be a Noteholder) nominated in writing by the Noteholders’ Representative or the Trustee shall be entitled to take the chair at the relevant meeting, but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting the Noteholders present shall choose by a majority vote one of their number to be Chairman pursuant to Article 2371 of the Italian Civil Code.  The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

7.                                      (i)                                     The constitution of meetings and the validity of resolutions thereof shall be governed by the provisions of Italian laws in force from time to time (including the Financial Service Act) and the Issuer’s by-laws in force from time to time. In particular: (a) if Italian law and the Issuer’s by-laws provides for Multiple Call Meeting, a meeting will be validly held if (i) in the case of First Call there are one or more persons present holding Notes or voting certificates or being proxies and holding or representing in aggregate not less than one half of the nominal amount of the Notes for the time being outstanding; (ii) in case of Second Call there are one or more persons present holding Notes or voting certificates or being proxies and holding or representing in aggregate more than one third of the nominal amount of the Notes for the time being outstanding; (iii) in case of Further Call there are one or more persons present holding Notes or voting certificates or being proxies and holding or representing in aggregate at least one fifth of the nominal amount of the Notes for the time being outstanding; and (b) if Italian law and the Issuer’s by-laws provides for a Single Call Meeting, the quorum under (iii) above shall apply, provided that a higher majority may be required by the Issuer’s by-laws.

(ii)                                  The resolutions at any meeting convened on First Call or Second Call or Further Call or, as the case may be, on Single Call Meeting may only be adopted by the favourable vote of one or more persons holding Notes or voting certificates or being proxies representing not less than two thirds of the nominal amount of the Notes represented at the meeting PROVIDED THAT any proposal at any meeting to modify the Conditions of the Notes, as provided under Article 2415 of the Italian Civil Code (including, inter alia, any proposal to modify the maturity of the Notes or the dates on which interest is payable on them; to reduce the principal amount of, or interest on, the Notes; or to change the currency of payment of the Notes (any such matter, a Reserved Matter)) may only be sanctioned by the passing of an Resolution where the majority required to pass such Resolution shall be the higher of (i) votes cast by one or more persons present holding Notes or Voting Certificates or being proxies and holding or representing in the aggregate not less than one-half of the nominal amount of the Notes for the time being outstanding, and (ii) one or more persons holding Notes or voting certificates or being proxies and holding or representing not less than two thirds of the Notes represented at the meeting, provided that a different majority may be required by the Italian applicable law and the Issuer’s by-laws in force from time to time.  Any Resolution duly passed at any such meeting shall be binding on all the Noteholders, whether present or not.

(iii)                               If within one hour after the time appointed for any call in the case of Multiple Call Meeting or the Single Call Meeting a quorum is not present, the relevant meeting shall, if convened upon the requisition of Noteholders, be dissolved.

(iv)                              The Chairman may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.

(v)                                Notice of any adjourned meeting at which a Resolution is to be submitted shall be given in the same manner as notice of an original meeting provided that (i) where the original notice specified the date for a subsequent Second Call or Further Call, no further notice need by given to Noteholders and (ii) where a further notice is required, such notice shall be given in compliance with Article 2369 of the Italian Civil Code, and shall state the required quorum.

CONDUCT OF BUSINESS AT MEETINGS

8.                                      Every question submitted to a meeting shall be decided by poll.

9.                                      A poll shall be taken in such manner and, subject as hereinafter provided, either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting in respect of which the poll was held as at the date of the taking of the poll.  A poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll will be held.

10.                               Any poll at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

11.                               Subject to mandatory provisions of Italian law, the Noteholders’ Representative, Eligible Persons, the Chairman, the Issuer, the Trustee, any director or statutory auditor (sindaco) of the Issuer and any other person approved by the meeting, including representatives of the Issuer and the Trustee and their respective lawyers and financial advisors, may attend and speak at any meeting.  Save as aforesaid, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting unless he is an Eligible Person.  No person shall be entitled to vote at any meeting in respect of Notes which are deemed to be not outstanding by virtue of the proviso to the definition of “outstanding” in Clause 1.

12.                               At any meeting on a poll, every Eligible Person present shall have one vote in respect of each €1 in aggregate nominal amount of the outstanding Notes held or represented by such Eligible Person.

13.                               Without prejudice to the obligations of the proxies named in any Voting Instruction or form of proxy, any Eligible Person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

14.                               The proxies named in any Voting Instruction or form of proxy need not be Noteholders.

15.                               A meeting shall, subject to the Conditions, and in any event, to the mandatory provisions of Italian law and without prejudice to any powers conferred on other persons by the Trust Deed, have power by Resolution:

(i)                                        To approve any Reserved Matter.

(ii)                                     To consider any proposal for an administration order (amministrazione controllata) and/or a composition with creditors (concordato) in respect of the Issuer.

(iii)                                  To sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the Noteholders, the Couponholders, the Issuer or the Guarantors against any other or others of them or against any of their property whether such rights arise under these presents or otherwise.

(iv)                                 To appoint or revoke the appointment of the Noteholders’ Representative or the Trustee.

(v)                                    To give any authority or sanction which under the provisions of these presents is required to be given by Resolution.

(vi)                                 Without prejudice to the rights of any Noteholders’ Representative to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Resolution.

(vii)                              To discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents.

(viii)                           To authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Resolution.

(ix)                                 To establish a fund for the expenses necessary for the protection of common interests of Noteholders and related statements of account.

(x)                                    To sanction, approve or assent to other matters of common interest to Noteholders.

(xi)                                 To sanction the exchange or substitution for the Notes of, or the conversion of the Notes into, other securities of the Issuer or any other entity.

16.                               Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents shall be binding upon all the Noteholders whether or not present or whether or not represented at the meeting and whether or not voting on the resolution and upon all Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof.  Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 13 by the Issuer within 14 days of such result being known, PROVIDED THAT the non-publication of such notice shall not invalidate such result.

17.                               Minutes of all resolutions and proceedings at every meeting, prepared by a public notary, shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such minutes as aforesaid, if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted, shall be conclusive evidence of the matters therein contained and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

18.                               (a)                                 If and whenever the Issuer has issued and has outstanding Notes of more than one Series, the foregoing provisions of this Schedule shall have effect subject to the following modifications:

(i)                                     a resolution which in the opinion of the Trustee affects the Notes of only one Series shall be deemed to have been duly passed if passed at a separate meeting (or by a separate resolution in writing or by a separate resolution passed by way of consents received through the relevant Clearing System(s)) of the Noteholders of that Series;

(ii)                                  a resolution which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise (in the opinion of the Trustee) to an actual or potential conflict of interest between the Noteholders of any of the Series so affected shall be deemed to have been duly passed if passed at a single meeting (or by a single resolution in writing or by a single resolution passed by way of consents received through the relevant Clearing System(s)) of the Noteholders of all the Series so affected;

(iii)                               a resolution which in the opinion of the Trustee affects the Notes of more than one Series and gives or may give rise (in the opinion of the Trustee) to a conflict of interest between the Noteholders of one Series or group of Series so affected and the Noteholders of another Series or group of Series so affected shall be deemed to have been duly passed only if passed at separate meetings (or by separate resolutions in writing or by separate resolutions passed by way of consents received through the relevant Clearing System(s)) of the Noteholders of each Series or group of Series so affected; and

(iv)                              to all such meetings all the preceding provisions of this Schedule shall apply mutatis mutandis as though references therein to Notes and Noteholders were references to the Notes of the Series or group of Series in question or to the relevant Noteholders, as the case may be.

(b)                                 Subject as provided below, if the Issuer has issued and has outstanding Notes which are not denominated in euro, or in the case of any meeting of the Noteholders of more than one currency, the nominal amount of such Notes shall:

(i)                                     for the purposes of paragraph 4, be the equivalent in € at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into € on the seventh dealing day prior to the day on which the requisition in writing is received by the Issuer; and

(ii)                                  for the purposes of paragraphs 7 and 12 (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom), be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting.

In such circumstances, on any poll each person present shall have one vote for each €1.00 (or such other € amount as the Trustee may in its absolute discretion stipulate) in the nominal amount of the Notes (converted as above) which he holds or represents.

(c)                                  In the case of any meeting of the Noteholders of one or more Series which are denominated in a single currency which is not €, the Trustee (in its sole discretion) may agree with the Issuer that the relevant currency for the purposes of the meeting (including, without limitation, the quorum and voting calculations) shall be the currency of the relevant Notes, in which case the provisions of this Schedule shall be construed accordingly.

19.                              Subject to all other provisions of these presents and mandatory provisions of applicable Italian law, the Trustee may (after consultation with the Issuer and the Guarantors where the Trustee considers such consultation to be practicable but without the consent of the Issuer, the Guarantors, the Noteholders or the Couponholders) prescribe such further or alternative regulations regarding the requisitioning and/or the holding of meetings and attendance and voting thereat as the Trustee may in its sole discretion reasonably think fit (including, without limitation, the substitution for periods of 24 Hours and 48 Hours referred to in this Schedule of shorter periods).  Such regulations may, without prejudice to the generality of the foregoing, reflect the practices and facilities of any relevant Clearing System.  Notice of any such further or alternative regulations may, at the sole discretion of the Trustee, be given to Noteholders in accordance with Condition 13 at the time of service of any notice convening a meeting or at such other time as the Trustee may decide.

SCHEDULE 4

FORM OF DIRECTORS’ CERTIFICATE

[ON THE HEADED PAPER OF THE ISSUER]

To:                             BNP Paribas Trust Corporation UK Limited

55 Moorgate

London EC2R 6PA

United Kingdom

Fax: + 44 (2)207 595 5078

For the attention of: The Manager

[Date]

Dear Sirs

€2,000,000,000 Euro Medium Term Note Programme

This certificate is delivered to you in accordance with Clause 14(f) of the Trust Deed dated 10 May 2013 as modified and/or supplemented and/or restated from time to time, (the Trust Deed) and made between Luxottica Group S.p.A. (the Issuer), Luxottica U.S. Holdings Corp. and Luxottica S.r.l. (the Original Guarantors) and BNP Paribas Trust Corporation UK Limited (the Trustee).  All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.

We hereby certify that, to the best of our knowledge, information and belief (having made all reasonable enquiries):

(a)                                 as at [    ](21), no Event of Default, Potential Event of Default, Change of Control or Change of Control Put Event existed [other than [    ]](22) and no Event of Default, Potential Event of Default, Change of Control or Change of Control Put Event had existed at any time since [    ](23) [the certification date (as defined in the Trust Deed) of the last certificate delivered under Clause 14(f)](24) [other than [      ]](25); and

(b)                                 from and including [      ](23) [the certification date of the last certificate delivered under Clause 14(f)](24) to and including [      ](21), each of the Issuer and the Guarantors has complied in all respects with its obligations under these presents (as defined in the Trust Deed) [other than [    ]](26).

(21)                          Specify a date not more than 7 days before the date of delivery of the certificate.

(22)                          If any Event of Default, Potential Event of Default, Change of Control or Change of Control Put Event did exist, give details; otherwise delete.

(23)                          Insert date of Trust Deed in respect of the first certificate delivered under Clause 14(f), otherwise delete.

(24)                          Include unless the certificate is the first certificate delivered under Clause 14(f), in which case delete.

(25)                          If any Event of Default, Potential Event of Default, Change of Control or Change of Control Put Event did exist, give details; otherwise delete.

(26)                          If the Issuer and/or any Guarantor has failed to comply with any obligation(s), give details; otherwise delete.

For and on behalf of

LUXOTTICA GROUP S.p.A.

Director	Director

SCHEDULE 5

FORM OF MATERIAL SUBSIDIARIES CERTIFICATE

To:                             BNP Paribas Trust Corporation UK Limited

55 Moorgate

London EC2R 6PA

Fax: +44 (0)207 595 5078

For the attention of: The Manager

[Date]

Dear Sirs

€2,000,000,000 Euro Medium Term Note Programme

This certificate is delivered to you in accordance with Clause 14(t) of the Trust Deed dated 10 May 2013 as modified and/or supplemented and/or restated from time to time, (the Trust Deed) and made between Luxottica Group S.p.A. (the Issuer), Luxottica U.S. Holdings Corp. and Luxottica S.r.l. (the Original Guarantors) and BNP Paribas Trust Corporation UK Limited (the Trustee).  All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.

We hereby confirm that the Material Subsidiaries (as defined in the Trust Deed) of the Issuer and each Guarantor are [name Subsidiaries], by reference to the annual accounts of each of the aforementioned Subsidiaries and the audited annual consolidated accounts of the Group, in each case, for the financial year ended 31 December [      ].

For and on behalf of

Luxottica Group S.p.A.

Director	Director

Luxottica U.S. Holdings Corp.

Director	Director

Luxottica S.r.l.

Director	Director

SCHEDULE 6

FORM OF COMPLIANCE CERTIFICATE

To:                             BNP Paribas Trust Corporation UK Limited

55 Moorgate

London EC2R 6PA

Fax: +44 (0)207 595 5078

For the attention of: The Manager

[Date]

Dear Sirs

€2,000,000,000 Euro Medium Term Note Programme

This certificate is delivered to you in accordance with Clause 14(y) of the Trust Deed dated 10 May 2013 as modified and/or supplemented and/or restated from time to time, (the Trust Deed) and made between Luxottica Group S.p.A. (the Issuer), Luxottica U.S. Holdings Corp. and Luxottica S.r.l. (the Original Guarantors) and BNP Paribas Trust Corporation UK Limited (the Trustee). All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein.

We hereby confirm that none of our Subsidiaries (not being a Guarantor) have incurred, created or permitted to subsist any Indebtedness in contravention of the restrictions set out in Condition 3.2.

For and on behalf of

Luxottica Group S.p.A.

Director	Director

Luxottica U.S. Holdings Corp.

Director	Director

Luxottica S.r.l.

Director	Director

SIGNATORIES

EXECUTED as a DEED by	)

LUXOTTICA GROUP S.p.A.	)

acting by

acting under the authority of that

Company in the presence of:

Witness’s Signature

Name

Address

Occupation

EXECUTED as a DEED by	)

LUXOTTICA U.S. HOLDINGS CORP.	)

acting by

acting under the authority of that

Company in the presence of:

Witness’s Signature

Name

Address

Occupation

EXECUTED as a DEED by	)

LUXOTTICA S.r.l.	)

acting by

acting under the authority of that

Company in the presence of:

Witness’s Signature

Name

Address

Occupation

SIGNED as a DEED by	)

BNP PARIBAS TRUST CORPORATION	)	BNP PARIBAS TRUST CORPORATION UK
UK LIMITED	)	LIMITED by its attorney

acting by its attorney	)

)
in the presence of:

Witness’s Signature:

Name:

Address:

TRUST DEED

10 MAY 2013

LUXOTTICA GROUP S.p.A.

and

LUXOTTICA U.S. HOLDINGS CORP.

and

LUXOTTICA S.r.l.

and

BNP PARIBAS TRUST CORPORATION UK LIMITED

relating to a

€2,000,000,000

EURO MEDIUM TERM NOTE PROGRAMME

SIGNATORIES TO THE FIRST SUPPLEMENTAL TRUST DEED

EXECUTED as a DEED by	)

LUXOTTICA GROUP S.p.A.	)

acting by		/s/ Marco Bigatti
Marco Bigatti

acting under the authority of that

Company in the presence of:

Witness’s Signature		/s/ Filippo Emanuele

Name		Filippo Emanuele

Address		Piazzetta Bossi 3, Milan 20121 Italy

Occupation		Solicitor

EXECUTED as a DEED by	)

LUXOTTICA U.S. HOLDINGS CORP.	)

acting by		/s/ Marco Bigatti
Marco Bigatti

acting under the authority of that

Company in the presence of:

Witness’s Signature		/s/ Filippo Emanuele

Name		Filippo Emanuele

Address		Piazzetta Bossi 3, Milan 20121 Italy

Occupation		Solicitor

EXECUTED as a DEED by	)

LUXOTTICA S.r.l.	)

acting by		/s/ Marco Bigatti
Marco Bigatti

acting under the authority of that

Company in the presence of:

Witness’s Signature		/s/ Filippo Emanuele

Name		Filippo Emanuele

Address		Piazzetta Bossi 3, Milan 20121 Italy

Occupation		Solicitor

SIGNED as a DEED by	)

BNP PARIBAS TRUST CORPORATION	)	BNP PARIBAS TRUST CORPORATION UK
UK LIMITED	)	LIMITED by its attorney

acting by its attorney	)	/s/ Andrew Brown
Andrew Brown

)
in the presence of:

Witness’s Signature:		/s/ Maria Dawson

Name:		Maria Dawson

Address:		55 Moorgate
London EC2